Prospectus Supplement (Sales Report) No. 6 dated February 15, 2011 to Prospectus dated January 7, 2011	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 7, 2011 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 7, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 528329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528329	$5,500	$5,500	10.74%	1.00%	February 10, 2011	February 17, 2016	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 528329. Member loan 528329 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Metro Credit Union	Debt-to-income ratio:	6.33%
Length of employment:	< 1 year	Location:	Boston, MA

Home town:
Current & past employers:	Metro Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/11 > Buying engagement ring for my girlfriend, just moved, stable job for the past 8 months and very good job security

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,413.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 622766

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
622766	$20,000	$20,000	12.68%	1.00%	February 9, 2011	February 10, 2016	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 622766. Member loan 622766 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Equity One	Debt-to-income ratio:	11.37%
Length of employment:	2 years	Location:	Fort Lauderdale, FL

Home town:
Current & past employers:	Equity One
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/11 > About 18 months ago, I began buying foreclosed homes, renovating them, and renting them out. So far, I have purchased 3 units, with about $100,000 of savings. The 3 units are now generating about $2,000 a month in net cash flow. I would like to continue to expand the business and would use the loan proceeds for further growth. I have been in the real estate field for about 10 years, mostly in commercial retail. I have an MBA in Real Estate Development, and a Bachelor's Degree in Economics. For a bit of personal history, I am married and we have a 15 month old son. They will be cheering me on this weekend as I compete in my first marathon. Any questions would be welcomed. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,209.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Equity One and where did you work prior to that?	I manage a portfolio of commercial properties. The properties are all retail and total about 2.5 million s/f. I have been with the company for about two years. Prior to Equity One, I worked for another commercial developer and managed a similar size portfolio.
quick description of what the loan is for? background on the business? how much is your mortgage and what is your home worth? thanks and good luck	My mortgage is $124,000 and the home is worth about the same. The business purchases homes in foreclosure, renovates them, and rents them out. So far the business has purchased 3 properties, and the properties are generating about $2,200 in net monthly income. The properties were purchased and renovated with cash from savings. This loan would be used toward the renovation and purchase of the next property.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My existing mortgage is $124,000. The home is worth about the same amount.
If you don't mind, I have some brief questions for you regarding your loan. What is your net monthly income? How much do you have in terms of liquid savings/investments? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Do you have any plans to quit your current job and pursue your business full time? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? If someone else will be helping you, is that person also in debt? Since you chose to get a 5 year loan, how long do you expect to take to pay off the loan? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you again for your help, and I look forward to funding your loan.	Thank you for the very detailed questions. My wife and I have monthly income of $10,500 after taxes. Our monthly expenses are about $7,000 including housing, car payments, insurance, food, etc. We are able to save the difference. We also have monthly net income of about $2,000 from the business, but we try to keep this seperate so that we can continue to reinvest in the business and help the company grow. I enjoy my full time job and do not plan to quit anytime soon. The business is part of a long term strategy and may become a full time job many years from now. Ideally, the loan would be paid back within 1-2 years with the cash flow from the business and from personal savings. Thank you again for your questions, Chris

Member Payment Dependent Notes Series 637553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637553	$12,000	$12,000	7.29%	1.00%	February 14, 2011	February 13, 2014	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637553. Member loan 637553 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	perfection bakeries	Debt-to-income ratio:	18.29%
Length of employment:	10+ years	Location:	memphis, MI

Home town:
Current & past employers:	perfection bakeries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/11 > I've been at my current job for 16 years. It pays well but it's SO BORING! If I have to do this the next 20 years it will be tragic. In an effort to increase my options I'm trying to purchase and rent cheap houses in the neighborhood I grew up in. Last year I purchased two houses and have tenants succesfully paying rent.(yae!) I would like to purchase a third house but have spent most of my savings. This loan will able me to purchase a third house and the rental income from the first two houses will easily make this loan payment. I have a strong history of stability. I've been in my house for twelve years and have been married for eighteen(1st wife). Please help me change my future. Thankyou.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	25
Revolving Credit Balance:	$51,079.00	Public Records On File:	0
Revolving Line Utilization:	7.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 640096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640096	$12,800	$12,800	5.79%	1.00%	February 15, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640096. Member loan 640096 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	GBMC	Debt-to-income ratio:	6.47%
Length of employment:	9 years	Location:	Ocean City, MD

Home town:
Current & past employers:	GBMC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > Debt consolidation I have a great credit history I am a nurse practitioner in a very stable job

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,763.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will be consolidated with this loan? Thank you.	I want to pay down property that has a higher interest rate.

Member Payment Dependent Notes Series 643213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643213	$25,000	$25,000	18.25%	1.00%	February 10, 2011	February 12, 2016	February 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643213. Member loan 643213 was requested on January 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	USPS	Debt-to-income ratio:	15.14%
Length of employment:	10+ years	Location:	Victorville, CA

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/11 > I've been trying to get my to pay off my credit cards so that I can get a better rate to purchase a house. With Lending Club, I'll be able to become debt free faster and hopefully get a better rate to make my purchase!! Thank you very much for your help!!

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	61
Revolving Credit Balance:	$35,925.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping to fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi potential lender! Lets gets started answering your questions:) (1) USPS-city carrier (2) $60,000+ yr. (3) 3-4 yrs. but not the whole 5yrs. The program only offers 3 yrs. or 5 yrs. (4) If loan is funded 60%, yes I would accept the partial loan because I would still be able to consolidate the higher APR credit cards with a considerable amount of savings. I hope I answered all your questions and you've got a better understanding of how LendingClub will help get me on the track to becoming debt free:) Thank you for your time!
Tell us about the debts you want to consolidate. What are the amounts and interest rates? Will this increase or decrease your monthly payment obligations? How much?	The debts that I would like to consolidate are all credit card debts amounting to $20,000+ with the interest rates ranging from 15%-24%. With this program, I will be able to become debt free and see that making payments ($200 savings monthly) will actually make a difference in the remaining balance. Where as with the credit cards, paying extra monthly doesn't make a dent in the balances:( Thank you for your time!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My current balance on my mortgage is $150000 and I dont have any home equity loans. The current value is $100, 000.
Two questions, pls. answer both. 1- You say you want to consolidate $20K, the loan you requests is $25K. Please explain $5K difference 2- RE: "The debts that I would like to consolidate are all credit card debts amounting to $20,000 with the interest rates ranging from 15%-24%." For EACH debt you plan to pay off with this lending club loan, please provide the Lender for that particular loan (eg, Chase), the Amount for that particular loan [eg, $5,500], the min mo payment for that particular loan [eg, $110] and IMPORTANT the Rate for that particular loan [e.g., 15%]. Thanks.	CC#1 - US BANK ($8500-16.25%) CC#2 - BofA ($3900-16.99%) CC#3 - GE MONEY-PAYPAL ($2600-23.99%) CC#4 - GE MONEY-SEARS HOME IMPROVEMENT ($19000-23.99%) When I first submitted my loan the maximum limit was $25000 and I intend to pay off the highest APR CC's and the rest to lower the amounts on the other CC's. I just noticed that the maximum limit for a loan has increased to $35000. With this loan, it would greatly decrease my payments and help rid my debt sooner. My hope is to get funded 100%. Thank you and I hope you have a better understanding of how this funded loan will be used.
Loan currently 71 pct funded; 4 listing days remain. Loan will 100 pct fund. You have $35K in CC debts but will secure $25K loan (minus loan origination fee collected by L C Management but NONE of it winds up in we lenders accounts). Information only; reply optional. Initially pay as much $ as possible toward credit card having the HIGHEST APR pct interest rate; pay the minimum payments due other cards. When highest APR pct interest rate card is paid off, pay everything toward card the next highest rate. Debt snowballing saves the most $ interest; pays off your debts fastest. Example: Paying $1,000 per month on three credit cards. Credit Card No 1 $4,250 balance at 15.99 APR pct. Minimum payment 2% X $4,250 balance. Pay $85 per month. Credit Card No 2 $4,750 balance at 17.99 APR pct. Minimum payment is 2% X $4,750 balance. Pay $95 per month. Credit Card No 3 $10,000 balance at 19.99 APR pct. Pay $820 per month this debt ($1,000 minus $95, minus $85). When highest APR pct interest rate card paid off, apply $820 (slightly more when card balance paid off) PLUS $95 per month minimum you paid to card next highest APR pct interest rate. Apply $915 per month to card until card paidoff. When paid off, apply $915 per month PLUS $85 minimum were paying to card lowest APR pct balance. Apply $1,000 per month to that card until paidoff. When last card paidoff, you are FREE of CC debts. Important; Do not payoff credit cards with interest rates LOWER than this loan's interest rate. Lender 505570 USMC-RETIRED Virginia Beach, Va 02.08.2011	Thank you for the great information!!

Member Payment Dependent Notes Series 645507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645507	$14,875	$14,875	15.65%	1.00%	February 11, 2011	February 17, 2016	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645507. Member loan 645507 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	21.62%
Length of employment:	8 years	Location:	Charlotte, NC

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/11 > I am getting married in July of this year and have been working hard to pay off my credit cards. We are paying only cash for wedding expenses and refuse to incure additional debt. Although I've never made a late payment on any account, with ridiculously high interest rates, it just seems like a neverending cycle. I am looking forward to paying off this debt with a fixed interest rate. As a banking professional, I know the improtance of carrying little to no credit card debt and am looking forward to cutting up those cards when this account is funded!

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,082.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 335. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 75, 85, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1) I am a High Value Deposits Product Manager (for products such as the high yield savings account, money market, etc), mainly focusing on strategic intiatives and new product development for a major bank. 2) No, this is my income only 3) I do plan to keep the loan for 5 years to invest other income but may make some accelerated payments 4) I will accept a partial loan, but would love to see it fully funded. Thank you so much for your consideration!
What are your monthly expenses?	Hi Trakissta! I have a car payment of $368, a student loan payment of $94 and the usual housing bills such as utlilites. I just moved in with my fiance so I am contributing about $750/month (including $480 in rent). Other than that, I am working on building a cash emergency fund for unexpected expenses. Thanks for your consideration!
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you. Since this loan will cover less than half of your revolving debt, please itemize also the debts which will not be eliminated by this loan.	I receive a failry large annual bonus through work every year and this years bonus, paid on March 4th, will take care of the part not covered through this loan. I am trying to refinance as little as possible and pay off the rest with cash. I will be making a payment of $12,100 to Chase which will eliminate my normal monthly payment of $332, $1350 to Bananna Repbulic which will eliminate my $65 monthly payment, $902 to Capital One which will eliminate my $22 payment and the remaining to my Wachovia Credit Card. If you have any other questions, please let me know. Thanks for your consideration!
Can you list the debts (amounts) you are carrying and not just the ones you would like to consolidate?	As of today (after I just made this months payments), amounts are rounded up. Chase: 12,100, Wachovia: 7,000, FIA Cards: $1500, Banana Republic, $1350 Discover $3339, Citi $3300. Most of this is from college 7 years ago if you are wondering why the balances are high. Thanks!
Can you list your fiances income?	60k per year. Thanks!
What are the current rates on the debt you are refinancing? Thanks.	Chase is currently at 24%, Banana Republic is at 22% and Captial One is at 17%. Thanks for your consideration!
How is your job security with your current job? Spouses?	Thankfully very secure. We are both in great jobs despite the tough economy.

Member Payment Dependent Notes Series 647417

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647417	$15,000	$15,000	10.74%	1.00%	February 14, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647417. Member loan 647417 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,042 / month
Current employer:	Intellicheck Mobilisa, Inc.	Debt-to-income ratio:	11.82%
Length of employment:	4 years	Location:	Westbury, NY

Home town:
Current & past employers:	Intellicheck Mobilisa, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > This loan is to pay off a number of credit accounts and allow me to consolidate my payments. Paying off: Chase CC, amount owed: about $4900.00 Capital One Visa, amount owed: about $2400.00 Amex Green card, amount owed: about $500.00 Amex Blue card, amount owed: about $3600.00 PayPal credit, amount owed: about $500.00 I am also getting married in June, and I was hoping to have a little left over for wedding expenses (getting married in my church, having hero sandwiches and salads for the "reception," so it won't be a lot!) Thanks for your interest.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1979	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	31
Revolving Credit Balance:	$12,804.00	Public Records On File:	0
Revolving Line Utilization:	92.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 647778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647778	$22,000	$22,000	16.77%	1.00%	February 9, 2011	February 13, 2016	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647778. Member loan 647778 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	University of South Florida	Debt-to-income ratio:	19.44%
Length of employment:	3 years	Location:	Tampa, FL

Home town:
Current & past employers:	University of South Florida
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/11 > I plan to use this loan to help pay for my wedding this summer. I will be completing my residency in a few months and starting my new job as a physician. My contract has been signed and I will be making 4x the salary I have now, but I need to pay for my wedding prior to starting this job. I always pay my bills on time and have figured out my budget through the summer. Thank you for helping!

A credit bureau reported the following information about this borrower member on January 30, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,961.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping to fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is fiancee's income included in your reported Gross Income Per Month? If not included, what is your future household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 398. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quickens loan nears expiration. Advantageous to accept 70, 80, 90 percent partially funded loan because after 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1. currently in my last year as a resident physician 2. not included, as of now, including his income, yearly gross is 60,000. after August 1, I will start new job as attending physician and yearly income will be 260,000 3. I plan to pay off loan in 2-3 years. Need longer term at this time to pay monthly payments with current income 4. I will accept partial loan Thank you!
Greetings from a fellow physician! I will help fund your loan, with a word of wisdom: When you suddenly have a 4x or more increase in salary and become elevated to "attending" after slaving away as a Resident, the natural tendency will be to want to celebrate with many trips to Nordstroms (or even Nieman Markup). Please do not succomb to the temptation to feel like you need to match "the Dr. Joneses" in your opulence. Thanks. s/ "mamadoc"	Thanks for the advice, and for the help. I plan on paying off my credit cards and loans first, then hopefully buy a house. I prefer to shop at Target anyway, hope it stays that way!

Member Payment Dependent Notes Series 650298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650298	$25,000	$25,000	15.28%	1.00%	February 14, 2011	February 15, 2016	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650298. Member loan 650298 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	WINK ENGINEERING	Debt-to-income ratio:	3.34%
Length of employment:	3 years	Location:	prairieville, LA

Home town:
Current & past employers:	WINK ENGINEERING
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,399.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at WINK ENGINEERING and where did you work prior to that?	I'm a civil/structural engineering designer. we design road, bridges, levees, building and other structures. Prior to WINK I worked at URS corporation. It another engineering firm. I was there for 20 years and did the same type of engineering work.
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for all debts to be consolidated.	i'll have to get detailed info from my wife, but we have about 37K credit card debt on 6 cards with a total payment of about 1000 per month
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 376. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loan APR are identical. Required employment, optional income, verified early helps loan to quickly fund. Pace quickens when loan nearer it's expiration. Best option is to be flexible. If a debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you are automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1. civil/structural engineering designer with Wink engineering. I design roads, building, etc. 2. spouse is a homemaker and she looks after our rent property which gross about 90K per year. 3. planning on paying loan off in 1 year or less 4. thanks for the advice and I trully thank you for your service to me and this country
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	total debt to date is about 37K all credit cards. we used credit cards to fund renovations on our real estate business. normally its just a home depot card and a credit card. last time we used six on 2 separate properties and want to consolidate into one.
Is 16.6 k a month corrrect? Thanks.	well it very close. in earn 8233 per month from my job plus some overtime. we also earn between 7500 to 9000 per month from our rental business depending on the vacancies. both of those numbers are gross
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. mortgage balance is about 256000. PITI 2000 per month 2. home value was 325000 at last appraisal 6 months or so ago.
Please tell us about the debts you will consolidate. What are the balances and interest rates? Will your monthly minimum payment obligations increase or decrease? How much?	Rate Mo. Bal. Chase 15.24 $50 $2,000 Chase 15.50 $350 $14,000 HomeDepot 25.99 $150 $8000 HomeDepot 22.99 $25 $1000 Best Buy 22.99 $30 $1500 $605 $26500 Payment will decrease by $7 if only minimum per month is paid. we normally pay more than minimum due
Hi. Thanks for posting your loan. Given the large amount you will potentially borrow from the LC community, we would please ask you to please make every effort to very your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will in fact be improved as a result of this loan. Thanks in advance for your answers.	That information was requested by lendingClub and I submitted a pdf file to them to "credit@lendingclub.com" on Feb. 3, 2011. Please let me know if info was not received. THANKS
What progress have you made in getting Lending Club to (1) verify your income and (2) approve your Credit Review Status? Some investors will not commit funds to a loan until this is done.	all reqested info provided to lendingclub on feb 3, 2011
What is it you plan on using the requested funds for?	credit card consolidation
See that you got your Credit Review Status approved. I look forward to committing funds to your loan when your income has been verified.	Thanks. All info has been sent.
I also look forward to when your income is verified.	All info verifying my income was sent to credit department a week or more ago
May I ask why you are applying for a 60 month loan instead of 36 month (with lower rate), if you are willing to pay off the balance in less than a year as you suggested in your previous post?	My wife and I discussed that very question. We both agreed that STUFF HAPPENS. This stategy has worked for us for many years. We both agree its no time to stop now!!! We have never missed a payment, so apparently this strategy works for us.

Member Payment Dependent Notes Series 650638

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650638	$20,000	$20,000	13.06%	1.00%	February 14, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650638. Member loan 650638 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Laurel Nursing and Rehabilitation	Debt-to-income ratio:	10.67%
Length of employment:	< 1 year	Location:	White Sulphur Springs, WV

Home town:
Current & past employers:	Laurel Nursing and Rehabilitation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	35
Revolving Credit Balance:	$21,897.00	Public Records On File:	0
Revolving Line Utilization:	35.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of the mortgage loan on my home is $228,000. The current market value based on the last apparaisal conducted in September of 2010 valued my home at $305,000.

Member Payment Dependent Notes Series 651379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651379	$14,000	$14,000	14.91%	1.00%	February 14, 2011	February 19, 2016	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651379. Member loan 651379 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,906 / month
Current employer:	The Harker School	Debt-to-income ratio:	12.29%
Length of employment:	6 years	Location:	FREMONT, CA

Home town:
Current & past employers:	The Harker School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > My Job is very stable, the school has been in operation since 1893.

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,449.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is current employer Harker School? a-n-d What is your position? (BRIEFjob description.) (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term?5-yrs Or Short term: (Approximate NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 80, 85, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi U.S. Marine Corps Retired, Thank you for the interest, and your service to this great nation. The Harker School is a Private School in San Jose, CA. I am the Accounts Receivable Specialist there, and head a team of 3. I do full-cycle Accounts Receivable Accounting for them, and direct customer service as it relates to billing. My spouse is not included in my application. She earns a variable income from between 5-15K per year. I intend to re-pay the loan according to terms, but will re-pay sooner if promised 20-30K payment from brother (late parent's estate) materializes. I am flexible to 70+ percent funded loans, Thanks again and Semper Fi!
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the account you plan to consolidate? Also, given the large amount you will potentially borrow from the LC community, we would please ask you to please make every effort to very your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will in fact be improved as a result of this loan. Thanks in advance for your answers.	Hi! My debt is as follows: Discover 9500.00, 9%, 180.00/mo, Amex 5600.00, 19.5%, 1500.00/mo (my main target) Chase Visa 4000.00 18.9% 120.00/mo. Nelnet School Loan 8500.00, 6% 86.00/mo. Is there a way to verify income if the system doesn't ask? I looked and they said they would ask if needed. The funds would help me to repair my budget, the American Express payment is five times higher than the loan re-payment. This will help facilitate liquidating my debt within my 5 year plan.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Hello, Thank you for your interest. My debt is as follows: Discover 9500.00, 9%, 180.00/mo, Amex 5600.00, 19.5%, 1500.00/mo (my main target) Chase Visa 4000.00 18.9% 120.00/mo. Nelnet School Loan 8500.00, 6% 86.00/mo. I plan to liquidate the Amex Debt and Chase debt first, and the remainder to the Discover. My Job is a A/R Specialist for a Private School. I am a degreed Accountant doing full cylce Receivables and manage a team of three.
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	Hello, and Thank You! My debt is as follows: Discover 9500.00, 9%, 180.00/mo, Amex 5600.00, 19.5%, 1500.00/mo (my main target) Chase Visa 4000.00 18.9% 120.00/mo. Nelnet School Loan 8500.00, 6% 86.00/mo. I can easily verify the income, and will post that w2 shortly. My situation would be vastly improved by the consolidation, the Amex relief alone would free up significant cash flow to facilitate exponentially faster service of my debt.
Why are you paying off part of the Discover debt at 9% with this 15% loan? You'll end up paying more interest if you pay the $3-4k to Discover than if you just pay it back to this loan. Also, what is this debt from, and what will you do to avoid accruing more debt in the future? Thanks.	Hello! The Discover portion is the final piece, with Amex and Chase receiving the lion's share of the disbursement. This is just an effort to pay down the balance on the revolving debt. The revolving debt does not go away, this structured loan is fully liquidated in 5 years. The payment will produce additional monthly cash flow that is a factor in my debt plan. My family has re-worked the monthly budget, and we will all sacrifice to ensure that the expenditures do not exceed income (services,vacations and daily living changes) going forward. I do expect to pay off the Discover card in the next 5 years as well... The cash flow issue was the impetus for any loan. Thanks, and have a nice afternoon!
Besides the credit card debts, what are your monthly expenses (rent, food, utilities, insurance, car)?	Hello and thank you! The other expenses are pretty low as follows: Rent: 1100.00/mo. Food 200.00/Mo Car 0.00 (we drive used) Gas 100.00/mo. (we drive small 2 seaters) Insurance 200.00/Mo.(Car + Health)
Could you please verify your income with LendingClub? Thank you in advance!	Hello! I tried to do this, there is not a place to post a w-2 or other document unless LC asks. My income is very stable, is currently 58.8K. In addition to this, my annual increases exceed that of most employees here usually over 5% increase per annum.
With such low monthly expenses, how did you rack up this much debt?	Hello, and thanks for your interest! The debt was accumulated over time... about 15 years. I have an older vehicle, which has had 3 major breakdowns in the last 5 years costing me about 8K. My in-laws are gifting me a newer model, and I will be able to get rid of the lemon! In addition to this, our beloved pet needed surgery which cost us dearly. The pet has since passed, but the vet bills remain.

Member Payment Dependent Notes Series 651414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651414	$14,000	$14,000	6.92%	1.00%	February 14, 2011	February 13, 2014	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651414. Member loan 651414 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	trinitas medical center	Debt-to-income ratio:	24.19%
Length of employment:	10+ years	Location:	Elizabeth, NJ

Home town:
Current & past employers:	trinitas medical center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,635.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of business are you trying to start?	Type your answer here.We are beginning aan internet marketing business. We have partnered with an organization that has been in this business for 16 years and is responsible for coachiing many others into success.

Member Payment Dependent Notes Series 651815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651815	$7,500	$7,500	16.02%	1.00%	February 9, 2011	February 18, 2016	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651815. Member loan 651815 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Officemax	Debt-to-income ratio:	11.00%
Length of employment:	1 year	Location:	Oakland, CA

Home town:
Current & past employers:	Officemax
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/11 > I have never been late on a payment and don't plan to start now. Ideally, the loan will be paid before the term is up.

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,680.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Officemax and where did you work before that?	I am a manager there, of the technology department. I am also a computer consultant, which I do on the side I did not report that portion of my income but I have been doing that for over five years now. I have also worked on Cartridge World before Officemax.
The information we see indicates you only have $1,680 in revolving credit balances yet you are asking for $19,750. How exactly will this money be used?	I have student loans, both private and government.
Thank you for your answer. Can you please itemize each of these debts (including interest rates for each)? Also, please try to get your account verified. Investors will feel much more comfortable contributing to verified requests.	I'm waiting on the debits to hit my account so that I can verify, which I will do as soon as possible. Loans: $3,586.29 @ 2.47% $3,477.55 @ 5.35% $6,365.75 @ 6.55% $4,400.00 @ 10.00% $1,500.00 Outstanding Debt directly to school For what it's worth, I am also an investor on this site. I don't plan to saddle anyone with a loss, as I would not want to be left holding a worthless note, either.
Just to clarify.. are you paying off student loan debt, or is part of what you are paying tuition? Thank you in advance for your answer.	Both.

Member Payment Dependent Notes Series 652636

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652636	$3,000	$3,000	12.68%	1.00%	February 14, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652636. Member loan 652636 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,250 / month
Current employer:	state farm	Debt-to-income ratio:	4.56%
Length of employment:	1 year	Location:	EAST GREENVILLE, PA

Home town:
Current & past employers:	state farm
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	60
Revolving Credit Balance:	$930.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I'm currently not on a mortgage.

Member Payment Dependent Notes Series 653378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653378	$10,750	$10,750	11.11%	1.00%	February 14, 2011	February 17, 2014	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653378. Member loan 653378 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,100 / month
Current employer:	VALLEY PLUMBING COMPANY	Debt-to-income ratio:	15.02%
Length of employment:	10+ years	Location:	JORDAN, MN

Home town:
Current & past employers:	VALLEY PLUMBING COMPANY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/11 > I'am needing this loan for start up money for my new business

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	30
Revolving Credit Balance:	$25,353.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for VALLEY PLUMBING COMPANY?	I'am an office manger and do payroll and accounts payable.
What kind of business are you starting?	Type your answer here.I'am starting a plumbing company. I work for my dad now he has owned his business for 25 years and my mom passed away this summer so my dad has decided to close down his business.
What is your new business and have you ever run a business before?	Type your answer here. This is a plubming business. No I haven't ran one before but I have work with my dad for 16 years and he has owned his for 25 years.
What's the start-up new busioness? (Products? Services? Prospective clientle?)	Type your answer here. It is a plumbing company
What's the new business? Related to plumbing or an interest or skill you already have?	I'am working for my dad's plumbing business now and he has had it for 30 years and he is a union shop. I'am going to be opening a nounion shop. I have work at my dad's business for 15 years.

Member Payment Dependent Notes Series 654074

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654074	$17,500	$17,500	14.17%	1.00%	February 10, 2011	February 13, 2016	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654074. Member loan 654074 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,230 / month
Current employer:	Nimlok Louisiana	Debt-to-income ratio:	26.20%
Length of employment:	10+ years	Location:	Lafayette, LA

Home town:
Current & past employers:	Nimlok Louisiana
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,641.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is about $98,000. That's the only loan/mortgage I have.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Market value is $113,000
I would love to fund your loan. Please provide precise, specific answers as follows: For EACH debt you plan to pay off with proceeds of this LC loan, please provide the Lender[eg, Citi], the Amount [e.g, $2250], the min monthly paymt [e.g. $47] and IMPORTANTLY the Rate[e.g., 8.99%].	I'm wanting to pay off a Discover card @ 18%
What is it you plan on using the requested funds for?	to pay off a credit card

Member Payment Dependent Notes Series 656074

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656074	$14,400	$14,400	7.66%	1.00%	February 15, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656074. Member loan 656074 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,500 / month
Current employer:	Minisink Valley Central School	Debt-to-income ratio:	23.29%
Length of employment:	10+ years	Location:	Port Jervis, NY

Home town:
Current & past employers:	Minisink Valley Central School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > This loan will be for credit card consolidation. I have two cards with high interest rates...almost twice your lending rate. This loan will save me a lot of money over the course of the loan. Thank you!

A credit bureau reported the following information about this borrower member on January 20, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,132.00	Public Records On File:	0
Revolving Line Utilization:	75.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	Hi, I'm looking to consolidate two high interest credit card debts. The interest rate from the Lending Club is almost half of what I am currently paying on these two cards. This will be a great savings over the course of the loan. Regards, Jonathan
Hello, can you please elaborate on your outstanding debts? Your revolving credit balance is $55,132.00 and eight credit lines show open. Can you please share your balances on each line, interest rate, and type of account? Also, can you please provide a run down of your typical monthly expenses (mortgage, utilities, gas, gym, dining out, etc.)? Thank you!	Hi, About half of my credit cards are joint with my wife. And, yes, while I am financially responsible for them too, she pays those bills. She received insurance money after the passing of her first husband. The money is invested and she is slowly pulling the money out to pay down those credit cards. I'm trying to pay off credit cards that are not joint. The loan would go towards paying off the two highest interest rate cards of 15.99% and 14.24%. I have another card, which is not joint, Sears, that my wife is paying. This was a credit account established for some home improvements (windows & doors). She will have this paid off in March. I have no mortgage. Utilities run about $150/month. Gas is about $240/month. I give my wife $1600/month for household expenses and she contributes the rest through interest she earns. Regards, Jonathan
Please list the debts you are going to consolidate with this loan; the balance, and, interest rate on each debt. Also, what is the value of your home according to zillow.com? Please list the amount of any mortgages, and, any other encumbrances on your home. Thank you. IBEW 595 retired.	Hi, About half of my credit cards are joint with my wife. And, yes, while I am financially responsible for them too, she pays those bills. She received insurance money after the passing of her first husband. The money is invested and she is slowly pulling the money out to pay down those credit cards. I'm trying to pay off credit cards that are not joint. The loan would go towards paying off the two highest interest rate cards of 15.99% and 15.24%. Those balances are approximately ($8000 & $6400). I have another card, which is not joint, Sears, that my wife is paying. This was a credit account established for some home improvements (windows & doors). She will have this paid off in March. I have no mortgage or any other encumbrances on my house. And, according to Zillow.com, my house is estimated at $216,500. Regards, Jonathan
Hi, what is your position in Minisink Valley Central School? and what is its prospective? Thanks	I am an 8th grade math teacher.

Member Payment Dependent Notes Series 656081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
656081	$17,425	$17,425	11.11%	1.00%	February 14, 2011	February 14, 2016	February 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 656081. Member loan 656081 was requested on January 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Village of Addison	Debt-to-income ratio:	28.24%
Length of employment:	9 years	Location:	Romeoville, IL

Home town:
Current & past employers:	Village of Addison
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 17, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,806.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping to fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 398. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial, or 100 percent, loan APR is identical) Required employment, optional income, verified early helps loan to quickly fund. Pace quicker loan nearer expiration. Best option is to be flexible. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am a Police Officer. My husband's income is not included in my gross income per month. Our total gross income per year is $138,000. Ideally the loan would be paid off in around 4 years. I will accept a partial loan. Thank you for the information!

Member Payment Dependent Notes Series 657053

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657053	$7,000	$7,000	7.66%	1.00%	February 9, 2011	February 1, 2014	February 1, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657053. Member loan 657053 was requested on January 18, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	n/a	Debt-to-income ratio:	3.78%
Length of employment:	2 years	Location:	werston, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/11 > Loan is to consolidate higher interest Credit card balances.....I have never missed a payment and always pay on time.

A credit bureau reported the following information about this borrower member on January 18, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,386.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where is Werston, FL? Type of work?	Weston Florida is in Broward County north of Miami in South Florida. I am Senior IT Project Manager
Where do u derive ur income?	I am a Senior IT Project Manager

Member Payment Dependent Notes Series 657671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
657671	$17,000	$17,000	12.68%	1.00%	February 9, 2011	February 2, 2016	February 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 657671. Member loan 657671 was requested on January 19, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Blow Styling salon	Debt-to-income ratio:	9.09%
Length of employment:	4 years	Location:	brooklyn, NY

Home town:
Current & past employers:	Blow Styling salon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/19/11 > Trying to consolidate debt to start my own business/ company For hair and make up.

A credit bureau reported the following information about this borrower member on January 19, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,335.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Blow Styling salon?	I Style, cut and Color Hair.

Member Payment Dependent Notes Series 658148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
658148	$17,000	$17,000	12.68%	1.00%	February 10, 2011	February 16, 2016	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 658148. Member loan 658148 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Target Corporation	Debt-to-income ratio:	20.82%
Length of employment:	7 years	Location:	Yorba Linda, CA

Home town:
Current & past employers:	Target Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,276.00	Public Records On File:	0
Revolving Line Utilization:	83.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list your current cards, the amounts on each, and the rates you're paying for them? Also, what is your job (including description) at Target Corporation? What is your monthly breakdown in terms of expenses (besides credit card payments)? Thanks!	Hello! I have one credit card I am trying to pay off (Bank of America) with a debt of $17,000 accumulated primarily during college and grad school. The APR is variable, and is currently at 13.24%. The APR continues to rise. I would like a loan to lock in an APR and have a set deadline for which my debt will be paid off. I work as an Executive Team Leader for the Target Corporation. I oversee all processes of store operations as manager on duty, and own the sales floor process in my store. My job duties include supervising my team leaders (department managers), staffing my store, merchandising, handling guest relations, and overseeing the total store operation as manager on duty. My monthly breakdown includes rent ($1,630/mo) of which I pay half and my roommate pays the other half, utilities ($131 total for cable, internet, electricity), a car payment ($186/mo) which will be paid off this year, car insurance ($110/mo), and a student loan ($364/mo). Hope this helps!
For EACH debt you plan to pay off with this LC loan please provide the Lender for that particular debt [eg, Citi], the Amount of that particular debt [eg, $10,0000], the Min Paymt for that particular debt [eg $150] and IMPORTANTLY the Rate for that particular debt [e.g., 12%]. Thanks	Hello! I am paying off a single credit card from Bank of America. It currently has $17,000 accumulated primarily during college and grad school. The APR is variable, and is currently at 13.24%. The APR continues to rise. My current minimum monthly payments are $367. I try to pay slightly above the minimum payment and do not make any charges on the card, however my debt has stayed the same going over a year now. I would like a loan to lock in an APR and have a set deadline for which my debt will be paid off. Hope this helps!
Hello! I am interested in funding your loan. A few questions first: 1) What is your position at Target? 2) Please list the debts you are looking to consolidate with this loan, including oustanding balance, APR, and current minimum monthly payment. Thank you!	Hello! I have one credit card I am trying to pay off (Bank of America) with a debt of $17,000 accumulated primarily during college and grad school. The APR is variable, and is currently at 13.24%. The APR continues to rise. I would like a loan to lock in an APR and have a set deadline for which my debt will be paid off. The current monthly minimum payments are $367. I work as an Executive Team Leader for the Target Corporation. I oversee all processes of store operations as manager on duty, and own the sales floor process in my store. My job duties include supervising my team leaders (department managers), hiring and staffing my store, merchandising, handling guest relations, and overseeing the total store operation as manager on duty. Hope this helps!

Member Payment Dependent Notes Series 660157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660157	$10,050	$10,050	13.06%	1.00%	February 9, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660157. Member loan 660157 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	Lance Inc.	Debt-to-income ratio:	8.49%
Length of employment:	< 1 year	Location:	BETHLEHEM, GA

Home town:
Current & past employers:	Lance Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	74
Revolving Credit Balance:	$10,580.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Lance Inc. and where did you work prior to that?	I am a route sales associate and I worked in the same field as this with Matador distributing llc, distributor of Red Bull for 2 1/2 years before I moved to Lance inc.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	198,000.00 No heloc

Member Payment Dependent Notes Series 660405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
660405	$13,300	$13,300	7.66%	1.00%	February 14, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 660405. Member loan 660405 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Betancourt Nutrition	Debt-to-income ratio:	19.27%
Length of employment:	2 years	Location:	miami, FL

Home town:
Current & past employers:	Betancourt Nutrition
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,686.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Betancourt Nutrition and what do you do there?	Betancourt Nutrition is a sports nutrition company owned by a nutracuetical manufacturer (manufacturs vitamins and supplements) called Nutri Force.
What are the current rates and balances on the debt you are refinancing? Thanks.	the balance is 13,000...the APR rate was extremely high, like 17%, if i were to pay it off in 3 years at it's current rate, it would cost me $80 more per month

Member Payment Dependent Notes Series 661180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661180	$25,000	$25,000	13.80%	1.00%	February 10, 2011	February 7, 2014	February 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661180. Member loan 661180 was requested on January 24, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$35,833 / month
Current employer:	Virtual Radiologic	Debt-to-income ratio:	2.87%
Length of employment:	2 years	Location:	Seattle, WA

Home town:
Current & past employers:	Virtual Radiologic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Member, Please provide additional information: What is your capacity at Virtual Radiologic? Is your monthly income of $35,833 correct? What is your plan for a small business? What is your experience in that business? May your venture succeed. Starman	Hello. I am a Radiologist/Medical Doctor and a Graduate from Johns Hopkins Medical School. I am expanding my medical practice and require some additional upfront working capital. My monthly income is $35,000 per month plus an annual bonus. Thank you for your inquiry.
Please provide a detailed loan description.	I am in the process of expanding my medical practice and require additional capital to complete the process.
Would you please detail your monthly expenses? Please list each expense that you have throughout the month. Please also list the amount of disposable income available after expenses. Would you please describe your line of work? Would you please also indicate the level of stability your source of income should have over the next three years? Your listing states that you make nearly $35,833 a month. Is this correct? It's not a typo is it? Currently your listing does not show that your income is verified. Please contact Lending Club member services (support@lendingclub.com), and take the extra steps involved in verifying your income. Please also note that having your loan approved does not necessarily mean your income is verified, as Lending Club does not necessarily verify income as part of the approval process. So please contact member services and request that they verify your income. If your income has been verified, I would be happy to invest in your loan. Thanks	All documents to verify income have been sent to lending club. My income is stable. I am a medical dr under contract for 4 more years.
Hello sir/madame, would you kindly tell us what your loan is for? You stated that it is for a Small Business but is it a capital expenditure (Equipment, office space, etc...) or is it a bridge loan for payroll?? What exactly is it for? Thanks in advance	Hello I am expanding my medical practice (Radiology) and the loan is a part of a $200,000 build out of new/larger space and equipment. Thank you
Please give more detail on what this loan is for.	The loan is the final piece of a $200,000 expansion of my medical practice (radiology). It will be used for general operating capital. Thank you.
Where is your radiology practice located? What medical school did you attend? Thanks!	The parent company is in MN and my practice is in the Seattle, WA area. I attended Johns Hopkins. Thank you.

Member Payment Dependent Notes Series 661207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661207	$6,000	$6,000	9.63%	1.00%	February 10, 2011	February 21, 2016	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661207. Member loan 661207 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,122 / month
Current employer:	Fairleigh Dickinson University	Debt-to-income ratio:	6.40%
Length of employment:	10+ years	Location:	Union, NJ

Home town:
Current & past employers:	Fairleigh Dickinson University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > I am purchasing a car for my son who is in college

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,770.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Fairleigh Dickinson University?	Network Administrator

Member Payment Dependent Notes Series 661218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661218	$9,975	$9,975	13.80%	1.00%	February 9, 2011	February 8, 2016	February 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661218. Member loan 661218 was requested on January 25, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Wills Eye Institute	Debt-to-income ratio:	0.39%
Length of employment:	1 year	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Wills Eye Institute
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 25, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$240.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan? Thank you in advance.	Thanks for asking. I'm a recent medical school graduate who needs a loan for board exams, applications to residency programs at different hospitals, as well as travel expenses for interviewing at different institutions.

Member Payment Dependent Notes Series 661584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
661584	$2,200	$2,200	13.43%	1.00%	February 11, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 661584. Member loan 661584 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	MENGESROLLER.COM	Debt-to-income ratio:	18.03%
Length of employment:	10+ years	Location:	ADDISON, IL

Home town:
Current & past employers:	MENGESROLLER.COM
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	3
Revolving Credit Balance:	$399.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$ 215,000.00 $ 285,000.00

Member Payment Dependent Notes Series 662106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662106	$12,000	$12,000	7.66%	1.00%	February 10, 2011	February 13, 2014	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662106. Member loan 662106 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Aflac	Debt-to-income ratio:	24.00%
Length of employment:	10+ years	Location:	Salem, AL

Home town:
Current & past employers:	Aflac
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/11 > I am planning on using the funds to consoliate credit cards and cut them up, I have been at my job for over 18 years now and want a fixed payment and a time frame to pay it off. Thank you

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,232.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your current role and responsibilities at Aflac. The reported credit balances is $28K, how do you plan to pay the difference between this loan and the $28K?	I deal in customer service and resolving problems for customers internal and external. I am not sure why my credit report is reflecting this amount because within the last 6 months to a year, I have paid things off. I keep an eye on my credit report weekly and have noticed they don't come off immediately when you pay it off, not sure why that has not happened yet, but I only owe around the amount that I am obtaining through this site. Thank you and let me know if you need anything further.
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	Discover card $4379.65 interest rate is 13.99% am paying it off, Bank of America $6413.21 12.99 % paying it off. That will leave me with around 847.14 paying a medical bill off. Thank you
Can you clarify what your total outstanding credit card debt is please? Is it $10,792.86 (your balances posted) or is it $12k (loan amount requested)? Thank you!	It is a little more than 12K but I only want to do this amount as I am taking care of the other myself. I only need this amount for the loan as I don't want anything longer than 3 years, I actually might try to pay off before 3 years. Thank you

Member Payment Dependent Notes Series 662146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662146	$10,000	$10,000	11.11%	1.00%	February 10, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662146. Member loan 662146 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Arizona Ambulance	Debt-to-income ratio:	15.84%
Length of employment:	2 years	Location:	Elfrida, AZ

Home town:
Current & past employers:	Arizona Ambulance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,866.00	Public Records On File:	1
Revolving Line Utilization:	42.20%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Arizona Ambulance and where did you work prior to that?	I am an advanced paramedic critical care transports. I worked for Elfrida Fire Dept. and Bisbee Fire Dept. as paramedic fire fighter.
pls explain public record on credit report of 117 months ago.. TY	is it in year 2001? if so I filed bankruptsy
Please list the specific debts you intend on paying off with this loan. Do you have a savings account? What steps are you taking to avoid accruing more debt? Thank you!	All credit cards
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	capital one: credit limit 2,000.00 minimum payment 55.00 APR 22.90. Citibank: credit limit 4,000.00 min payment 57.00 0%interest for one year, paypal: credit limit 3,400.00 min payment 151.00 APR interest 26.99 Mortgage Bank of America: Principal Balance 72,613.53 Fixed 30 year 5.5% interest 510.00 monthly payment American southwest Credit Union: Auto Loan 7,710.91 principal 5% interest 5yr loan 250.00 monthly payment
Please provide details of your bankruptcy.	Not really sure what info you want. In 2001 I filed everything cleared. been building my credit since.
I'm interested in funding your loan. Please take your time and tell me what steps you are taking to get out of debt and prevent another bankruptcy. All the best!	I am trying to pay off my high interest credit cards I have paid off one last week hoping to get the others paid off. Joined mint to help keep track of my spending. I have set up a budget. If my calculations are correct I am hoping to pay off half or more of my Capital One Credit Card this month. I will not file another bankruptcy.

Member Payment Dependent Notes Series 662356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662356	$11,800	$11,800	6.92%	1.00%	February 14, 2011	February 9, 2014	February 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662356. Member loan 662356 was requested on January 26, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	sephora	Debt-to-income ratio:	28.50%
Length of employment:	3 years	Location:	vallejo, CA

Home town:
Current & past employers:	sephora
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,686.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 662379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662379	$18,000	$18,000	19.36%	1.00%	February 14, 2011	February 21, 2016	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662379. Member loan 662379 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	AT&T	Debt-to-income ratio:	17.45%
Length of employment:	10+ years	Location:	Chicago, IL

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > Dear Investors. This is a great investment for you to fund this loan. I have been aith AT&T for 23 years and I have steady income along with my wife we have good income. Also as you can research I just completed a loan for 15,000$ with Lending Club and never missed or was late on a payment. Thanks a lot, I am using the funds for one final debt consolidation. Borrower added on 02/07/11 > My previous loan number with Lending Tree is 235589 if investors would like to review my payment history. Thanks. Borrower added on 02/07/11 > On 02/07/11 I said my previous loan with "Lending Tree". Sorry, I mean "Lending Club" and my paid off account agian is 235589. Thanks. Borrower added on 02/09/11 > We just completed are 2010 tax and filed jointly my wife and myself and our combined income for 2010 $165,000 not including year end profit sharing we will receive. We both get an average 3% raise a year as well. I personally made 90,000 and she made 70,000. We are both in thriving industries, me technology & her nursing so we are unaffected by the downturn economy. Thanks for investing and once again will be a nice return for this investment.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	10
Revolving Credit Balance:	$17,154.00	Public Records On File:	1
Revolving Line Utilization:	68.90%	Months Since Last Record:	82
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at AT&T?	Sure. Thanks for asking. The previous loan number with Lending Club is 235589. The Public Records was from a property I rented and the landlord claimed they did not receive the rent for that month and put me in court without a letter or a phone call saying he did not receive the check. I settled it on the spot however I got dinged for it on my credit. Which should be coming off my credit shortly, it's been almost 7 years. Delinqency was from a refi on my house, totally my fault, miscommunication with lender. I don't know how much money you have to invest, and I know you do not know me personally, but this is a great return for you. I have always paid every loan, mortgage, credit card, back in full and 90% on time. Thanks again.
What was the loan ID of your previous Lending Club loan? What was the public record from 82 months ago, and what was the delinquency from 10 months ago? Thanks.	Old account #235289, Public Record was from landlord I was renting property from. Missed a payment and he put me in court and dinged my credit. It was settled within 1 day. 10 months ago delinquency was a morgage refi, one payment late.
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it basically involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	I called Landing Club support to answer your questions and they said within a day or two Lending CLub would contact me if need be and investors can get my info from them, Thanks for asking. This will be a great investment for you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Sure. 412,000 balance. Value 499,000. According to zillow.com. To be honest with you, I am in real estate as a hobby and my personel. professional opinion the value is closer to 425,000-430,000 max. With that said, we do not plan on moving within the next decade due to we both have good jobs that are within 2 miles of where we live in the city. Plus the real estate market is ........ Thanks for asking, this is a great investment for you.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	lending club support said they can provide this to you by contacting them. It's all in my credit report.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	I received a call from Lending Club rep today and he approved your request. Thanks.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month, or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 85, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Wow. Tell ya what. My credit with Lending Club is perfect. I just got done paying off a 15,000$ in three years never late, never missed a payment. They have my credit report which is around 700 credit score. I borrow, I pay. Period. lending club is making 19% off me on this one, it would be foolish NOT to invest if you have some money to part with.
Is the income amount in your listing yours alone, or does it include income from anyone else?	Mine alone. My wife makes around 80,000$ as a RN. Thanks for asking
Received so called "reply" which did NOT answer absolutelly ANY questions I asked. You gave similar non answers to other lenders questions too. You obviously think lenders are clairevoyant detectives who use Lending Club issued crystal balls to obtain information concerning prospective borrowers. This is EXACTLY the complete information Lending Club provides with your application asking for $18,000 of OUR money: Member_847057 Amount Requested $18,000 Loan Purpose Debt consolidation Loan Grade F4 Interest Rate 19.36% Loan Length 5 years (60 payments) Monthly Payment $470.50 month Credit Review Status: Under Review Funding Received $2,325 (12.92% funded) Investors 41 people funded this loan Listing Expires in 12d 22h (2/21/11 8:16 AM) Loan Status: In Funding Loan Submitted on 2/7/11 8:16 AM Member_847057's Profile (all information not verified unless noted with an "*") Home Ownership MORTGAGE Current Employer AT&T Length of Employment 10+ years Gross Income $7,500 month Debt-to-Income (DTI) 17.45% Location Chicago, IL Member_847057's Credit History (as reported by credit bureau on 2/7/11) Credit Score Range: 660-678 Earliest Credit Line 08/1990 Open Credit Lines 9 Total Credit Lines 36 Revolving Credit Balance $17,154.00 Revolving Line Utilization 68.90% Inquiries in the Last 6 Months 0 Accounts Now Delinquent 0 Delinquent Amount $0.00 Delinquencies (Last 2 yrs) 1 Months Since Last Delinquency 10 Public Records On File 1 Months Since Last Record 82 NOWHERE does it show What is your current position (job) with ATT? NOWHERE does it show IF $7,500 reported Gross Income Per Month is soley your income? or IF it includes another family members income? NOWHERE does it indicate IF your intend to carry loan to full term 5-yrs? or IF you intend to pay loan off early? NOWHERE does it show IF at end of 14-days listing IF loan is partially funded (MORE than 60 pct) will you accept the loan? Summary: You provided absolutely NO justifiable reasons for ANY lender to risk THEIR hard earned $ and invest in your loan other than salesman's typical self serving baloney .."it's a great investnment".... Lender 505570 U S Marine Corps Retired	Perhaps increasing your medication may help. I'm sorry I'm not the investment your looking for. Have a nice day.
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month"). Thanks.	Sure: Chase $7800 Macys $2400 Discover $3800 Home Depot $2200 401K Loan $1200 I know this loan with Lending Club is high interest, but with one consolidatin loan like this will make it more manageable for me. And actually reduce my interest rate overall. Thanks for asking. I recently just paid off a lending Club loan for 15,000 never late or missed a payment in three years if this is any help.
Can you give the specific interest rates and monthly payments on the debts you listed? Also, how much do you have saved up in your 401k?	single 401K approx. $240,000 my wife $90,000. Macys 24% Home Depot 14% Discover 12.4% Chase Line of Credit 7.4% Hope this helps. Feel free to ask additional question if needed. Thanks for you interest. Hope you can invest.
Thanks for the answer, and sorry to keep asking, but can you also list your current monthly payments for each of those debts?	I'll try. I have been paying the min. balance which is another reason I want to do this consolidation loan. Macys $ 180 Home Depot $90 Chase Line of credit $280 Discover $100 Also 401K loan (which really pays me back to my account) is $250. Hopes this answers your question. Thanks for looking.
Please verify your income with Lending Club (support@lendingclub.com), and I will be happy to help fund your loan!	According to support@lendingclub.com members are not permitted to ask for income verification. See help buttom web site. I also reported the question so perhaps a rep from Lending Club can help you with your concern. Thank you for your interest.
Why are you paying off the lower interest debts (Home Depot @ 14%, Discover @ 12.4%, Chase @ 7.4%) with this 19% loan? You'll end up paying much more interest this way. I assume reason is to have lower monthly payments and take longer to pay back these debts, but is having lower monthly payments really worth paying all that extra interest? With your income it doesn't seem like you should be straining to make your current payments. It's up to you, but I would suggest considering paying off only the highest interest rate debts, keeping the lower interest ones, and using the rest of the funds to immediately pay back this loan. That way you'd still have a somewhat lower monthly payment overall, but you wouldn't be paying so much extra interest in the long run.	Thanks for that. And I have done the math. And you are correct. Except you missed the most important reason of all, my sanity. The incompetency in the finacial world today is so painful. The only help Chase Bank offers to day is overdraft protection. If I had a dollar for evertime they offered that to me I would be rich by now but this is ALL they have left to offer people. I am on the phone on a daily basis because funds are being incorrectly funded to various accounts hence overpriced additional fees are attached and then the interest goes up because of missed or late payments, etc. Well you get the idea. I mentally cannot deal with financial banks, credit cards companies, etc, anymore. As much as this loan will cost to me it really does not matter anymore, I'm done. Going back to being a cash buyer only and have one payment a month, my mortgage and my new 12.99$ a month rotary phone service. All my utilties and insurance is covered in my monthly assessments and cable TV is free in my building, woohoo. Oh yea, I am eligable for retirement in 27 months with a real nice lump sum payout.

Member Payment Dependent Notes Series 662416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662416	$8,875	$8,875	10.74%	1.00%	February 14, 2011	February 12, 2014	February 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662416. Member loan 662416 was requested on January 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	The Laureate School	Debt-to-income ratio:	17.32%
Length of employment:	1 year	Location:	San Diego, CA

Home town:
Current & past employers:	The Laureate School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/11 > Debt Consolidation

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	2
Revolving Credit Balance:	$451.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What will you be using the proceeds of this loan for?	Debt consolidation.

Member Payment Dependent Notes Series 662601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662601	$13,000	$13,000	10.74%	1.00%	February 9, 2011	February 10, 2016	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662601. Member loan 662601 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,003 / month
Current employer:	Fulcrum Corporation	Debt-to-income ratio:	22.73%
Length of employment:	2 years	Location:	Arlington, VA

Home town:
Current & past employers:	Fulcrum Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > We are looking to purchase a small piece of land that abuts property we already own; this should increase the value of both the currently owned property as well as the new property. Borrower added on 01/28/11 > We also want to add that this land is currently for auction, which is why the price is significantly lower than most anticipated land costs. Borrower added on 02/03/11 > We should probably explain that this property purchase is not just about increasing property value for us as we will not see any profit for several years. We are hoping to purchase this land for our parents to ensure that their quality of life isn't altered and the sense of safety and security they have now remains. The land that is for sale previously served as a buffer between my parents and their neighbors, but we are unsure what the person who has made the bid on the land will do with it, but worry that he will put another household directly next to my parents. We'd really like to help my parents maintain their safe and simple lifestyle as much as possible and this lot of land would help do so.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	26
Revolving Credit Balance:	$7,659.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Fulcrum Corporation and where did you work prior to that?	I am a Naval Architect/Marine Engineer, and previous to my employment at Fulcrum I was a graduate student at Virginia Tech.
Hi borrower. I'm interested helping to fund your loan. My questions are: (1) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF the loan 60 pct PLUS funded, will you accept loan? (Partial, or 100 percent, loan APR are identical. Required employment, optional income, verified early helps loan to fund. Pace quicker loan nears expiration. More advantageous to accept 70, 80, 90 percent partially funded loan. After 6-months of on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1) No, my fiance's income is not reported in the Gross income per month. If you include my fiance's income, Gross Per Year is approximately $109,000/year. 2) Realistic time to service loan will be 3-4 years, trending towards 4 years. We will try to be aggressive with payments, but 3 years may be a stretch. 3) If the loan is 60%+ funded, I will accept the loan.
How many acres is this property? What is the estimated $/acre you're expecting to pay for it? What county/state is the property located in?	The property is 2.01 acres. It is considered to be an "improved lot," meaning it has a well, septic tank for a home up to 3 bedrooms, and is ready for electricity. Currently there is no home on the property and this would continue to be the case after our potential purchase; the other bidder may not have the same plans. We currently own the 2 acres adjacent to it, where our parents live. The estimated price per acre is $6500. The property is in north central North Carolina - Lending Club will not allow the county to be listed as it is individually identifiable information.

Member Payment Dependent Notes Series 662657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662657	$12,000	$12,000	7.66%	1.00%	February 9, 2011	February 10, 2014	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662657. Member loan 662657 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	RS Roofing & Sheet Metal Co, Inc,	Debt-to-income ratio:	15.50%
Length of employment:	6 years	Location:	Nyack, NY

Home town:
Current & past employers:	RS Roofing & Sheet Metal Co, Inc,
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/11 > This loan will be used to pay off multiple credit cards. Those cards will then be canceled so no further debt will accrue. I have never been late on a payment or had insufficient funds to cover any payment. I'm just trying to simplify my finances.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,912.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for RS Roofing & Sheet Metal Co, Inc,?	I am the Assistant Bookeeper and have been employed with RS Roofing 6 1/2 years.
what do u do at the roofing company? specifically what r u planning on using the funds for?	I am the Assistant Bookkeeper at RS Roofing. I will be using the funds to consolidate credit cards to one payment monthly.

Member Payment Dependent Notes Series 662664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662664	$25,000	$25,000	10.74%	1.00%	February 10, 2011	February 11, 2014	February 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662664. Member loan 662664 was requested on January 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	n/a	Debt-to-income ratio:	17.76%
Length of employment:	10+ years	Location:	Sachse, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 28, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1980	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,886.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I am currently working with the LendingClub credit review team. I will be supplying them with the information they requested as far as my last 2 years of stated income.
I would like to help fund your loan. Chances are that your loan would be fully funded more quickly if you do the following: 1) Verify your present income with Lending Club; 2) Explain the nature of your business; 3) Tell what the loan will be used for in the business - expansion, inventory, operating expenses, etc. 4) Give some compelling facts as to why your loan should be funded, especially regarding cash flow and profitability. The L.C. community wants to fund loans, but we need basic information to do it. We work hard for our money - we put our trust in you to repay it. Thanks in advance!	I am currently working with the credit review team and am sending documentation that they have requested.
Hi, you didn't answer my questions about homeownership, which are different than the lending club credit review team requests. Can you please answer these as well? I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home	1) No it is paid off 2)Yes, with my wife 3)No 4)160,000 5) 24 years
What is your job?	I am a print Broker and Consultant in the Dallas-Ft. Worth area
What is the type of business you are going to be using this capital for?	My print broker and consulting business

Member Payment Dependent Notes Series 662891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662891	$10,000	$10,000	7.29%	1.00%	February 15, 2011	February 10, 2014	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662891. Member loan 662891 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Turn the Page Productions	Debt-to-income ratio:	17.59%
Length of employment:	5 years	Location:	Scottsdale, AZ

Home town:
Current & past employers:	Turn the Page Productions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,258.00	Public Records On File:	0
Revolving Line Utilization:	45.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Also, what is your role at Turn the Page productions? Thank you.	Just two credit cards with interest rates at 19.64% and 13.5% I'm the General Manager for Turn the Page Productions.

Member Payment Dependent Notes Series 662970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
662970	$11,700	$11,700	7.66%	1.00%	February 11, 2011	February 13, 2014	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 662970. Member loan 662970 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Rockwood School District	Debt-to-income ratio:	12.13%
Length of employment:	10+ years	Location:	Pacific, MO

Home town:
Current & past employers:	Rockwood School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/11 > pay off Bank of America and Capital One credit cards

A credit bureau reported the following information about this borrower member on January 30, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,769.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? This information is critical before I can lend to you. Thank you.	Discover and Capital One credit cards
Can you submit income verification to Lending Club? This would greatly increase the lenders' interest and have your loan fully funded.	Yes

Member Payment Dependent Notes Series 663049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663049	$25,000	$25,000	15.28%	1.00%	February 9, 2011	February 10, 2014	February 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663049. Member loan 663049 was requested on January 27, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Huber Engineered Woods	Debt-to-income ratio:	18.27%
Length of employment:	< 1 year	Location:	Charlotte, NC

Home town:
Current & past employers:	Huber Engineered Woods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/11 > Thank you for your consideration in funding my loan request. I am at a point in my life where I am ready to consolidate my debt and get it paid off for good. I have always been steadily employed and accepted my current position last March after working at my previous company for 3 years. Additionally, my gross income will go up to $58,000 in another week. I am single and have no other financial obligations other than my rent and montly bills that total around $1300 on average monthly. My credit card balances are below: VISA - $9875.45 (Would pay off with loan) VISA - $3411.23 VISA - $11,098 (Would pay off with loan) VISA - $9129.81 American Express - $2167 (Would pay off with loan) Borrower added on 01/27/11 > Also want to add that I have been paying $1,000 per month for the past 6 months on all credit cards.

A credit bureau reported the following information about this borrower member on January 27, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,835.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your specific responsive answer to this Q will enable me to contribute to your loan. For EACH particular debt you plan to pay off with this 15.3% LC loan, please provide the Creditor for that particular debt [e.g. Chase], the Amount of that particular debt [eg, $8800], the minimum mo. payment of that particular debt [e.g., $103] and IMPORTANT IMPORTANT the Rate of that particular debt [e.g., 8.99%]. Thanks!	Thank you for your consideration. I am currently travelling for work so the first two cards below are estimates without being able to look at my statements. The rest I was able to look up online. Thanks again. Bank of America VISA - $9875.45 20.99% $260 Bank of America VISA - $3411.23 - 15.80% $86 Mastercard VISA - $11,098 - 15.24% 260.54 Chase VISA - $9129.81 13.24% $182.00 Citi American Express - $2167 17.740% $68 min payment

Member Payment Dependent Notes Series 663246

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663246	$17,000	$17,000	15.65%	1.00%	February 15, 2011	February 11, 2014	February 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663246. Member loan 663246 was requested on January 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Macys	Debt-to-income ratio:	6.58%
Length of employment:	9 years	Location:	Houston, TX

Home town:
Current & past employers:	Macys
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,922.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us about your business. What will you spend this money on?	We are in the non-emergency medical transport business (recession proof). We currently have 6 wheelchair vans and enough business to support them. The money requested is to buy 50% of an ambulance company which has existing business of 5 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage loan balance is $302,000.00 Market value is $425,000.00 to 450,000.00

Member Payment Dependent Notes Series 663263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663263	$20,000	$20,000	18.99%	1.00%	February 11, 2011	February 11, 2014	February 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663263. Member loan 663263 was requested on January 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	n/a	Debt-to-income ratio:	19.98%
Length of employment:	8 years	Location:	huntington ny, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/11 > business loan

A credit bureau reported the following information about this borrower member on January 28, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	32
Revolving Credit Balance:	$72,665.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe about 60 I have about 30 to 40 % equity in my home
What type of business do you have?	it is a business services business

Member Payment Dependent Notes Series 663331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663331	$18,050	$18,050	10.00%	1.00%	February 14, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663331. Member loan 663331 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,274 / month
Current employer:	Deere & Company	Debt-to-income ratio:	7.73%
Length of employment:	10+ years	Location:	Rock Island, IL

Home town:
Current & past employers:	Deere & Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > Originally got in debt when I first got a full time job and was also new to credit cards. Since then I've paid off my vehicles, any store cards and student loans. All that is left is Home Mortgage and Credit Card. The finance charges and other random charges from the bank make it very difficult to make forward progress. This loan would be half my credit card interest rate and get rid of all the finance charges that make it hard to get ahead of the payments.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	47
Revolving Credit Balance:	$18,352.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you detail the debt and interest rates that you are looking to consolidate with this loan?	A single credit card... at 19.6% interest. This LendingClub loan would cut the interest almost in half and would also pay the debt off faster.

Member Payment Dependent Notes Series 663412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663412	$25,000	$25,000	19.74%	1.00%	February 15, 2011	February 15, 2014	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663412. Member loan 663412 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Sheraton Atlanta Hotel	Debt-to-income ratio:	19.73%
Length of employment:	3 years	Location:	Grayson, GA

Home town:
Current & past employers:	Sheraton Atlanta Hotel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/11 > I have a well paid career and am on the way up. Debt was caused by major family illness and over the years it just kept accumulating. Now that we are in the clear I want to get on the right track and establish a repayment program that would get me out of debt as quickly as possible and get me back on the right track. Borrower added on 02/08/11 > On February 2nd I received an automated call from credit department asking for income verification referencing an email I was supposed to receive. I left a couple of messages for the credit department in the days following requesting the email confirmation of the call which also lists the documentation necessary. I received the email with the necessary information on February 7th. All the requested documentation was emailed back directly on February 8th. I understand the volume they process is high, but I wanted to make sure that this is posted so everyone is aware of the progress and where we stand with income verification.

A credit bureau reported the following information about this borrower member on January 28, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	21
Revolving Credit Balance:	$18,443.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Sheraton Atlanta Hotel, and where did you work prior to that?	Thank you for your interest. I am currently the Director of Front Office Operations. I oversee a staff of over 50 employees and Managers and am responsible for all aspects of customer satisfaction as well as budgeting and P&L control Within the next 6 months I expect to be promoted as well. Prior to Sheraton I was employed with Hyatt Hotels Corporation with their flagship hotel Hyatt Regency Atlanta. I was there for almost 11 years starting out as Front Desk Agent and moving up through the ranks. I held a variety of positions with that organization including Director of Housekeeping, Director of Front Office, Reservations Manager as well as a Assistant Revenue Director. My next move with Hyatt would have forced me to leave the city of Atlanta and due to my family situation and illnesses involved, I was not extremely happy about that, as you can imagine. An opportunity then opened up here at Sheraton Atlanta Hotel, which allowed me to stay close and able to better assist my family. The compensation was also fitting and they provided similiar career opportunities within the Starwood umbrella. I hope that answers your question. Thank you again for your interest. Please let me know if you have any other questions or need further information.
What interest rate(s) are you currently paying on the debts you wish to consolidate?	All of the current interest is variable at 22% and above
What was your delinquency 21 months ago?	It was on a department store credit card. The payment was 30 days late due to an oversight on my part. I pay the account online and while I placed the payment in the system, I didn't finish the process, so the payment never got through. They contacted me and told me that a payment was missed. I researched my bank records and found that the payment was not processed so it was immediately paid. Unfortunately the account was already 30 days past due.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	I received a call from support today that verified my information and promised they will send me a note listing what they need for income verification. This will be updated soon. Thank you!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Zillow lists the house at a 122K. Balance owed is approximately 60k.
Are the medical bills still ongoing? If you feel the question is too personal, disregard. Thank you!	At this time all medical bills are settled. They were using up majority of the liquidity which was the reason the revolving accounts got used so much.
Can you verify your income with LC?	All the documentation has been sent to credit department. Thank you.
Is the family illness ongoing illness? Thank you!	No. All has been resolved.

Member Payment Dependent Notes Series 663454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663454	$25,000	$25,000	17.88%	1.00%	February 11, 2011	February 13, 2016	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663454. Member loan 663454 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	USMC	Debt-to-income ratio:	12.53%
Length of employment:	10+ years	Location:	San Diego, CA

Home town:
Current & past employers:	USMC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/11 > Loan is for business payroll and materials. Currently have 60k in receivables, while beginning several new contracts valued over 75K. Loan funds will be utilized for payroll and operational materials. Borrower added on 01/31/11 > I am currently a Major is the US Marine Corps. I have served for over 16 years. Retirement is a few short years away. This thriving Janitorial company that I have will be my source of income once I depart from active duty. We did over 300K in gross contracts in 2010 and 2011 looks even better. The multiple contracts executed in November, December and January has depleted our operational funds as we await payment for jobs completed. As we begin several new contracts, I want to ensure we have enough operational funds for payroll and supplies. I have repaid several loans over my USMC and Business career and have never been late or defaulted on any loans in my lifetime. I am a very good borrower that pays his bills on time and in full. My employment is stable and my pay never goes down, only up. Thanks for your support.

A credit bureau reported the following information about this borrower member on January 30, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	63
Revolving Credit Balance:	$41,393.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping to fund your loan. My questions are: (1) Employer USMC: If active duty military: Rank? Pay Grade? IF DoD civilian employee: GS Pay Grade? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 398. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation advantageous to accept 70, 80, 90 percent partially funded loan because after 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	(1) Rank is Major. (2) Spouse is part of our Janitorial Company. Over the past 12 months we are currently averaging 24K in gross income per month with our Janitorial Company + 8K take home from USMC. (3) Intend on a short term loan, probably within 6 month for payoff. I always select the longest term as you never know what may occur in the future. As I stated in my note, I already have 60K that has been invoiced. I am awaiting that money, but will probably be another 30 days before starting to receive those funds. I just started another 75K in final clean contracts and payroll is expensive with prevailing wage. I have nearly depleted all company funds with the previously completed contracts that were for the 60K. (4) I would like to be fully funded, but if partial funded is what is fastest, then I will take what I can get. I am in a little pinch right now with payroll funding so everything helps. Thanks for your service!! I just hit16 years in, 4 to go til retirement.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is 190K. Value is 103K. As I stated before, these funds will be for payroll. I am awaiting for 60K in invoiced funds. It will take another 30 days or more before receiving these funds. I am starting another 75K in contracts this week at prevailing wages. I require to have roughly 20K in payroll funds in the next 21 days. thanks.
Major, me again. Received reply; thanks. To receive 100 pct (or very close too that level) funding have your USMC income verified ASAP. Income, and employment, verification accomplished early in loan process helps spped funding pace. Refer to "Help" button at top of L C page; then drop down menu; Borrower FAQ's provides 5-minute overview L C loan process start to finish. Over and out. Lender 505570 U S Marine Corps Retired (MSgt E8 Finance Chief, retired 03.31.1987).	Thanks again, I just sent in my LES from Jan 2011 to verify my income.

Member Payment Dependent Notes Series 663592

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663592	$20,000	$20,000	15.28%	1.00%	February 9, 2011	February 11, 2014	February 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663592. Member loan 663592 was requested on January 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,500 / month
Current employer:	Perry County Coal	Debt-to-income ratio:	19.43%
Length of employment:	5 years	Location:	clayhole, KY

Home town:
Current & past employers:	Perry County Coal
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/11 > im tryin to consolidated all my credit cards and other bills so that i can save some money each month. im tired of being broke all the time. my monthly gross income is about 7,000 give or take alittle. im employed at a coal company, and am a full time employee for 5 years at this same place, work about 60-65 hours a week,

A credit bureau reported the following information about this borrower member on January 28, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	21	Months Since Last Delinquency:	12
Revolving Credit Balance:	$4,131.00	Public Records On File:	1
Revolving Line Utilization:	68.80%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.yes i own the title to my home, dont owe nothing on the home,
Great to hear that you own your own home! How much is it worth ("ballpark" estimates are good enough).	Type your answer here.its a 2005 16x80 trailer which we gave 28000 for it in 2005
What was the public record 88 months ago?	bankruptcy,
Your revolving credit is $4k, yet you are seeking $20k in this loan for debt consolidation. Can you explain what the other $16k is going towards?	my total debt excedts 20,000 but i can mange with 20 i have 8 or 9 credit cards all 500 or more, vehicle repairs about 3000 or more, and student loan of my wifes of 3000,

Member Payment Dependent Notes Series 663606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663606	$8,000	$8,000	7.29%	1.00%	February 10, 2011	February 12, 2014	February 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663606. Member loan 663606 was requested on January 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,608 / month
Current employer:	somerset county	Debt-to-income ratio:	5.10%
Length of employment:	4 years	Location:	bridgewater, NJ

Home town:
Current & past employers:	somerset county
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/11 > for an atv Borrower added on 02/02/11 > I know it doesnt mean much but I average more than with 50000.00 a year with overtime

A credit bureau reported the following information about this borrower member on January 29, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,596.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 663626

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663626	$9,000	$9,000	6.92%	1.00%	February 10, 2011	February 11, 2014	February 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663626. Member loan 663626 was requested on January 28, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	n/a	Debt-to-income ratio:	22.12%
Length of employment:	10+ years	Location:	oakland, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/11 > it will feel so good to tell those jerks at sears i am paying them their 24% loan off

A credit bureau reported the following information about this borrower member on January 28, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,199.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
where do u derive ur income as u show no employer	i own glenview key and lock in oakland.i normally make 50-55 thousand a year but last year, as you know, was challenging.we have been in business 38 years and i have owned it for 28. thank you,debbie long

Member Payment Dependent Notes Series 663839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663839	$12,000	$12,000	14.91%	1.00%	February 14, 2011	February 12, 2016	February 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663839. Member loan 663839 was requested on January 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	New Venture Holding	Debt-to-income ratio:	13.43%
Length of employment:	1 year	Location:	ELLENWOOD, GA

Home town:
Current & past employers:	New Venture Holding
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/11 > I plan to use the funds to purchase an investment property. Borrower added on 01/29/11 > I plan to use the funds to purchase an investment property.

A credit bureau reported the following information about this borrower member on January 29, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	82
Revolving Credit Balance:	$5,049.00	Public Records On File:	1
Revolving Line Utilization:	78.90%	Months Since Last Record:	63
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your interest. In response to your questions, there will be no mortgage loan on this investment property in which I am seeking funding for. Once the loan is funded it will be a cash deal. The mortgage balance is 109,000 and the current market value of my home is 140,000.

Member Payment Dependent Notes Series 663981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663981	$20,000	$20,000	11.11%	1.00%	February 11, 2011	February 12, 2014	February 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663981. Member loan 663981 was requested on January 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	donatwald+haque	Debt-to-income ratio:	13.18%
Length of employment:	< 1 year	Location:	Venice, CA

Home town:
Current & past employers:	donatwald+haque
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 29, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1977	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,359.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at donatwald+haque and where did you work prior to that?	I am head of IT. Before that I was CTO of InstaSave, Inc.

Member Payment Dependent Notes Series 663996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
663996	$7,000	$7,000	5.79%	1.00%	February 11, 2011	February 12, 2014	February 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 663996. Member loan 663996 was requested on January 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,911 / month
Current employer:	n/a	Debt-to-income ratio:	26.00%
Length of employment:	n/a	Location:	Creede, CO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 29, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,681.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 664023

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664023	$25,000	$25,000	13.06%	1.00%	February 15, 2011	February 15, 2014	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664023. Member loan 664023 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,000 / month
Current employer:	LMHS	Debt-to-income ratio:	8.53%
Length of employment:	6 years	Location:	CAPE CORAL, FL

Home town:
Current & past employers:	LMHS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$546.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 664027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664027	$6,000	$6,000	5.79%	1.00%	February 9, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664027. Member loan 664027 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Wilmington tug inc	Debt-to-income ratio:	9.11%
Length of employment:	10+ years	Location:	Pennsville, NJ

Home town:
Current & past employers:	Wilmington tug inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,407.00	Public Records On File:	0
Revolving Line Utilization:	4.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Besides your mortgage, what other debts do you have (e.g. car loans, student loans, home equity loan, etc.)? Wishing you the best.	my total out on loans is roughly 25000.00. car,rv,and no credit card debt.

Member Payment Dependent Notes Series 664046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664046	$12,000	$12,000	10.74%	1.00%	February 11, 2011	February 12, 2016	February 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664046. Member loan 664046 was requested on January 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,558 / month
Current employer:	Southeastern Dock and Door	Debt-to-income ratio:	23.07%
Length of employment:	6 years	Location:	Mauldin, SC

Home town:
Current & past employers:	Southeastern Dock and Door
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/11 > My wife and I are being relocated to Greensboro NC. We plan on using the loan to get us to Greensboro, NC, find a home and pay off some local debt. I'm very conscientious, I have excellent credit and am loyal to my debts. I have a full job with a company I have been with for six years. Thank you

A credit bureau reported the following information about this borrower member on January 29, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,310.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Hello, My wife and I owe 3,000.00 to Greenville Hospital at 250.00 per month and 5000.00 to Citi Card at 400.00 per month with 29.990% interest. I owe 500.00 to my boss for a front bumper I damaged on one of our work trucks at 25.00 per week. If possible we would like to have all of our debt paid off before we move, the lower interest rate we will pay towards this loan will help a lot. I work on a service truck as a technician and travel the state to many companies to maintain and repair loading dock and door equipment.

Member Payment Dependent Notes Series 664050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664050	$10,000	$10,000	5.79%	1.00%	February 9, 2011	February 12, 2014	February 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664050. Member loan 664050 was requested on January 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Train With Charlie	Debt-to-income ratio:	14.45%
Length of employment:	3 years	Location:	College Station, TX

Home town:
Current & past employers:	Train With Charlie
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/11 > I have a very stable job and am good at what I do. I am planning on purchasing a trailer with the money. I always pay on time at least the minimum amount due and usually more.

A credit bureau reported the following information about this borrower member on January 29, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,832.00	Public Records On File:	0
Revolving Line Utilization:	37.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 664100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664100	$20,000	$20,000	14.17%	1.00%	February 9, 2011	February 12, 2016	February 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664100. Member loan 664100 was requested on January 29, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Development Design & Engineering INC	Debt-to-income ratio:	18.20%
Length of employment:	5 years	Location:	El Centro, CA

Home town:
Current & past employers:	Development Design & Engineering INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/11 > I plan to use the the money to purchase equipment for my business I will be opening in a month.

A credit bureau reported the following information about this borrower member on January 29, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,700.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide us with a brief business plan. When and how do you expect to become profitable?	It will be a minimum of six months before we turn a profit and we have funding to cover operating expenses during this time. I have included the Executive Summary from our business plan to give a few more details. The business is a specialty coffee shop that will serve an unparalleled single brew coffee and espresso drinks in San Diego. Each cup of coffee is prepared by a highly trained barista specifically for each customer. We are dedicated to the product and the customer. We have an environment that is minimalist, and focused intently on coffee and espresso. The only additions to the walls will be the photography of local and regional artists. In addition, our partnership with the well established, and extremely successful coffee company, INTELLIGENTSIA, will bring brand name prestige along with a proven level of quality to our product. Our business will offer its patrons the finest hot and cold beverages, specializing in specialty coffees, blended teas, and other custom drinks. In addition, Maracaturra will offer soft drinks, fresh-baked pastries and other confections. Seasonally, Maracaturra will add beverages such as hot apple cider, hot chocolate, frozen coffees, and more. Our overall goal is to serve amazing coffee and in the process create an environment that inspires customers with local photography, all of which is for sale by the photographers. In addition to providing a quality product and an extensive menu of delicious items, to ensure customer awareness and loyalty, as well as good publicity coverage and media support, we will be donating a portion of revenue to local charities based upon customer choices. Since we are operating a cash business, the initial cost is significantly less than many start-ups these days. The process is labor intensive and we recognize that a higher level of talent is required. The financial investment in its employees will be one of the greatest differentiators between us and our competition. There will be minimum inventory on hand, to keep the product fresh and to take advantage of price drops, when and if they should occur. We anticipate the initial combination of investments and long term financing of $105,000 to carry it without the need for any additional equity or debt investment. This will mean growing slower than might be otherwise possible, but it will be a solid, financially-sound growth based on customer request and product demand.
What is the nature of your business?	The business will be a coffee bar that will also serve tea, specialty soda, beer and wine. I'm working with Intelligentsia Coffee and Tea, a high end coffee shop with locations in L.A. and Chicago, they will help with marketing and train employees. Additionally we will be working with a local bakery to sell pastries and deserts.
I am interested in funding your loan, but I need you to answer all 4 of these questions in their entirety, as we need to get a better feel for what your expenses will be with opening a new business. 1. What is your position at your current job, and will you be cutting back on your work hours to start up your new business? 2. Where will your new business be located? Your profile lists you in El Centro, CA which is near the Mexicali border. Is there demand for a high end tea/coffee shop in this region? 3. Monthly living expenses: How much do you pay for rent, utilities, car, etc.? 4. You're showing 17K in revolving debt. I need you to itemize that -- how much is owed, what is the APR on that debt, and what is the monthly payment (e.g. credit card #1 - 10K @ 24% - $300/mo).	1. My current position is Associate planner and I will not be cutting back on my hours at the start, I have a business partner that will run the coffee shop full time and I will work weekends. 2. The coffee shop will actually be in San Diego, where there is a much more of a demand for high end coffee and tea. 3. Currently my monthly living expenses are $1100 for car, rent and utilities, but I am married and my wife makes significantly more than I do and we be able to cover these expenses is if we need my paycheck to make loan payments. 4. The 17k in debt is actually for the business, 12,500 was used for the lease and the remainder was for hiring an interior designer and legal expenses. Credit card #1 $11,000 @13% - $340/mo Credit Card #2 $4,000 @12% - $80/mo Credit Card #3 $2,000 @14% - $55/mo.
What is it you plan on using the requested funds for?	I plan on using the funds to purchase equipment for the shop, an new espresso machine, coffee maker and another fridge.

Member Payment Dependent Notes Series 664374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664374	$10,000	$10,000	10.74%	1.00%	February 11, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664374. Member loan 664374 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	n/a	Debt-to-income ratio:	22.11%
Length of employment:	4 years	Location:	Atlanta, GA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > Getting married in the next 6 months.. just looking for a little extra cushion for wedding expenses just incase we go over budget. I own two local insurance agencies in the Atlanta area and will have no problem making the loan payment... Thank you for your consideration

A credit bureau reported the following information about this borrower member on January 30, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	65
Revolving Credit Balance:	$1,538.00	Public Records On File:	1
Revolving Line Utilization:	49.60%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 664424

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664424	$15,000	$15,000	7.66%	1.00%	February 11, 2011	February 13, 2014	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664424. Member loan 664424 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	New York State Catholic health Plan	Debt-to-income ratio:	5.90%
Length of employment:	2 years	Location:	Woodside, NY

Home town:
Current & past employers:	New York State Catholic health Plan
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 30, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,361.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	Type your answer here. Discover: $4,130.35 21.99% $92.00 Chase: $7,296.36 14.24% $182.00 Macys: $3,516.66 24.50% $111.00
Hi there, I have a few questions for you: 1. Your current credit card debt is about $15,000, but your credit history shows a balance of $6,361. Why did your balance increase by more than double in such a short time? 2. Do you intend on getting rid of any of your credit cards once they are paid in full 3. Please describe your duties at NYS Catholic Health Plan 4. Please provide employment history prior to current employer Thanks!	Type your answer here. The Credit card debt is a combination of my wife and myself, and once they are paid we intent to keep only one. At NYS Catholic Health Plan my main responsibility is to verify applications for health insurance to make sure applications are correct. I used to work for Affinity Health plan as a Customer Service Representative.

Member Payment Dependent Notes Series 664482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664482	$25,000	$25,000	15.65%	1.00%	February 14, 2011	February 13, 2016	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664482. Member loan 664482 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	US Jewelry House, Ltd	Debt-to-income ratio:	14.56%
Length of employment:	5 years	Location:	flushing, NY

Home town:
Current & past employers:	US Jewelry House, Ltd
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 30, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	36
Revolving Credit Balance:	$11,676.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You state that this loan is for home improvement, but the profile says that you rent. Please explain.	I'm actually renting from my uncle. I will inherit the property in the future and that is why I'm fixing it up.
What do you do for US Jewelry House?	Type your answer here. I`m manager US Jewelry House

Member Payment Dependent Notes Series 664512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664512	$25,000	$25,000	16.02%	1.00%	February 11, 2011	February 13, 2016	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664512. Member loan 664512 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,600 / month
Current employer:	New Bedford Scale Co.Inc	Debt-to-income ratio:	14.86%
Length of employment:	10+ years	Location:	New Bedford, MA

Home town:
Current & past employers:	New Bedford Scale Co.Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/11 > I am requesting this loan because I want 2 have 1 monthly payment instead of the 4 that I currently have. I will save approx. 200 dollars per month this way. I have excellent credit have never defaulted on any loan I have received. With the savings I will use that to pre pay the loan earlier. I am current on all my bills I am looking for one monthly payment. Thank You Please feel free to send any questions I will answer them all. Borrower added on 02/08/11 > Here are the cards and balances with aprs that I can access.. Chase Visa $8103.18 apr 19.24% Discover Card 8243.19 apr 19.79% Citi Card 5018.39 apr 18.99% HSBC 2106.75 apr 24.24% my total monthly payments on these total 614.00 I currently am paying 125.00 on hsbc per month,200.00 on chase per month,225.00 on discover per month and 150.00 on citi card per month I am not requird to pay this much but I am putting extra on them.

A credit bureau reported the following information about this borrower member on January 30, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,846.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping to fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 398. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quicker loan nears expiration. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Servicve Tech been with the company 21 plus years. My wifes income is not included in my income. I would like to pay the loan in 3 years but selected five as a safety measure. I would like a 100% funded loan.
Tell us about the debts you will consolidate. What are the balances and interest rates? Will your monthly payment obligations increase or decrease with this loan? How much?	I want to consolidate my cards into one payment. By doing this my payment will decrease and I will have 2 make one monthly payment rather than 4. I plan to pay this loan off early my payments will decrease by approx. 200 per month
What is the current interest rate and amounts owed on the debt you wish to consolidate?	22% interest
What do you owe on each credit card, how much is the APR on each card?	8400.00 on discover card 5500.00 on citi card 8000 on chase visa 700 bill me later the rates on the cards vary from 19.99% to 23.99%
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	my net monthly income is 3600.00, My rent is 300 per month my phone/internet is 39.00 my car is 354.00 food is 350.00 per month utilities 140 per month car insurance is 120 per month and I pay 800 per month for the credit cards.
Prior lender asked "Please list your loan amounts & interest rates that you will be paying off," which you did not answer. I very much want to invest in your loan and to do so, I will need your specific answer "for each and every specific debt you will pay off with this loan," the Name of the creditor (eg, Chase), amount of the debt you will pay off [eg, $5,000], min.mo.payment of the debt you will pay off [eg, $110) and VERY IMPORTANT!!! Rate of that particular debt you will pay off [eg, 9.99%]. Thanks	OK I will have 2 look up the info online I will do so and post each one!
Can you explain the past three inquiries in the last 6 months?	I do not know what you are talking about? This is the first time I have applied on this website.. Can you be more specific?
It says as part of your credit history that you have 3 past inquiries on your credit in the last 6 months. Can you explain those?	I believe 2 are from July. I purchased a vehicle and I applied at 2 different banks. The third I am guessing is this inquirie for this loan request, besides these three things I can not recall any other reason.

Member Payment Dependent Notes Series 664575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664575	$25,000	$25,000	16.77%	1.00%	February 15, 2011	February 13, 2016	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664575. Member loan 664575 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,883 / month
Current employer:	NC Dept of Correction	Debt-to-income ratio:	8.13%
Length of employment:	4 years	Location:	Durham, NC

Home town:
Current & past employers:	NC Dept of Correction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/11 > With this loan and acquiring a few thousand more, we will be able to purchase this home without a bank loan! I'm an excellent borrower. I always pay our bills on time if not early. My budget is sound, after paying tithes, taxes and other expense (including investments, travel allocations, and miscellaneous) we have over $1,500 remaining. I have worked in the IT industry for over 20 years. As a state employee my job is as safe as any job in this economy. In typical economic environments, my job is very stable and secure.

A credit bureau reported the following information about this borrower member on January 30, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,209.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping to fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 398. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial or 100 percent loan APR are identical. Required employment, optional income, verified early helps loan quickly fund. Pace quickens loan nears expiration. Advantageous to accept 70, 80, 90 percent partially funded loan because after 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hello Lender, In response to your questions: 1. I am an IT Manager with the NC Dept. of Correction. I manage the Software Quality Assurance team. We scope, design, write, build and execute test plans to verify and validate code written to track, house and release offenders (prison and probation and parole). 2. My spouse's income isn't included. Our annual gross income is $235,000. 3. We anticipate paying off the loan in 12-15 months. 4. While we would of course prefer that this loan be fully funded, we would except a partial loan. Note: We aren't clear on what is required to verify employment and income via this site. However, I am an employee of the state of North Carolina; our salary, time of service, position etc are a matter of public record.
Me again. After Trial Withdrawl (always less than $1) to verify bank account is posted to bank account, and you email $ amount verification to Home Office, then you may contact Home Office, Member Support Department . Their email/toll free telephone number: (support@lendingclub.com 866-754-4094). Open Mon - Fri 8AM - 5 PM PT; closed Sat/Sun, CA/US Holidays for telephone calls. Emails received 24/7; answered/acted on within 24-hours. Answering machine 24/7. Fax machine (650) 482-5228 24/7. If (emphasis on IF) income verification required, Credit Reviewer will tell you what documents to provide, (i.e., two recent pay stubs, latest W-2, income tax returns, etc.) and dedicated fax machine telephone number to receive them; preferred format transmitting email attachments (.doc, .pdf) etc. Lender 505570 U.S.Marine.Corps.Retired 01.31.2011	Thanks. IF they ask we'll be able to provide within 24hrs.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, We are purchasing a home. There is no current mortgage loan, etc. The house is valued at $86k. Thanks.
Are you going to use this money to make your down payment on this house?	Hello. Yes this is effectively the down payment.
You stated no bank loan. Is seller going to be holding the note? Please clarify home financing or purchase a little better.	The seller is not carrying a note. We plan to purchase the home for "cash" as far as the seller is concerned. We have saved a GOOD bit of money. This loan added to what we saved already will allow us to pay for the home without any other borrowing.
I am interested in financing your loan - reading the previous responses, I am wondering why do not you use more "traditional" sources for your home purchase? I am sure you will get a much better deal, especially if you pay more than 50% in cash? Why would you pay 17% where you could get a mortgage for less then 5%?	Thanks for your interest. According to the lenders and mortgage brokers, there wouldn't be enough of a loan. The most they can charge is 4% in fees and what that would be isn't enough for them to do the loan. We will not do the full term so the interest would not be is not that much, but enough so investors would get a decent return.
It is true that you can't get a mortgage for less than $60K as I was recently in that position myself. They can't make enough money on you. Congratulations on this accomplishment. You guys must be kicking it. If this does not work out (I hope it does - I'll be investing) you could always take a $60K mortgage and then the first month pay $30K off. It would get around the bank's idiotacy. Hope this loan works out for you. Keep up the good work.	Thanks. We'll continue to save and avoid all the banking and credit mess altogether. That is a good idea. Of course, just one more foreclosure within a 2 mile radius could jeopardize that.

Member Payment Dependent Notes Series 664660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664660	$3,000	$3,000	5.42%	1.00%	February 9, 2011	February 14, 2014	February 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664660. Member loan 664660 was requested on January 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	TransPac Aviation Academy	Debt-to-income ratio:	10.35%
Length of employment:	3 years	Location:	phoenix, AZ

Home town:
Current & past employers:	TransPac Aviation Academy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/11 > My job is very stable our company is expanding. The money will be used to purchase a motorcycle off ebay a 1969 Husqvarna 390. I am very stable in my life and job. Our monthley budget is 15% of our income.

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,341.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What the heck does the title of the loan mean? Husqvarna 390, 79	Husqvarna 390, 79 is a collectors motorcycle built in 1979 by a company in seweden. A sought after Item.

Member Payment Dependent Notes Series 664680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664680	$12,000	$12,000	10.37%	1.00%	February 11, 2011	February 13, 2016	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664680. Member loan 664680 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	n/a	Debt-to-income ratio:	18.85%
Length of employment:	3 years	Location:	blythewood, SC

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/11 > Thank you for considering my request. Prior to entering this industry 9 years ago, I was in Mechanical Engineering. I have been with my current company for 3 years. I opened my own office last Octber 1. I have one employee besides myself. These funds are to act as a bridge to help me overcome reduced momentum in my productions. I had shoulder surgery in Dec and the weather has been an issue. These factors put me behind roughly 6 weeks in my planned production schedule. In my work as an agent / owner of an office for New York Life, I work on a 4 to 6 week lead for compensation. Meaning the initial contact today would result in my compensation comming in 4 to 6 weeks from now. Bridging the weeks lost from Dec and Jan. and adding the lead time and the fees associated with this program along with a cushion to ensure my overhead is covered, is how I came up with the requested amount. Please feel free to ask me any further questions. THank you again . Borrower added on 02/01/11 > 10.21 % funded. that's great. thank you to those of you who believe in the power of what I do and how I preserve the lifestyle and dignity of the families that I protect. Last year I had a client with a 6 year old boy who passed away suddenly, from a simple intestinal blockage. Dad was a basket case. could not work for 8 months and lost his job. Mom had to hold the family together. The funds from the policy on the boy, paid the bills and let the family stay in their house until dad could recover and get a new job. The funds I provided kept them going through that time. That's what I do. I need your help in keeping that mission going. Borrower added on 02/02/11 > got a call from the verification group. called them back and emailed them for clarification of the information they requested. No Response. can anyone get them to call me before the 3 day time limit runs out. thanks. Borrower added on 02/04/11 > My thanks to all of you for helping me get this request to 31.87% funding. I am excited about this medium of people helping people. Borrower added on 02/08/11 > Thank you to everyone for your support. 50.21% funded. This is really good news.

A credit bureau reported the following information about this borrower member on January 30, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,177.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the loan for? Small biz industry?	Hello. I opened a New York Life office 2 months ago. The weather has put me in a delay for production. The loan is to ensure my operating expenses are met for the next 6 months while while I rebuild momentum.

Member Payment Dependent Notes Series 664688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664688	$25,000	$25,000	16.40%	1.00%	February 15, 2011	February 13, 2016	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664688. Member loan 664688 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	0.58%
Length of employment:	n/a	Location:	San Diego, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/11 > While my roommate and I work our day jobs, we are starting a part time business geared around 3 things: 1. Software development via government contracts, 2. Android development via Google Adwords, (and a Secret project to be self marketed) 3. Craigslist large item reselling service. I Will use the funds for: 1. Storage Space for the large items I buy, pickup with my roommate and resell/deliver via Craigslist on my spare time. 2. Purchasing a Pickup Truck, Insurance, DMV fees, Maintenance 3. Buying Inventory from Craigslist to be resold via Craigslist 4. Google Adwords to attract those seeking Android Development 5. Legal and Miscellaneous fees for Incorporation, Grants.gov, Dun & Bradstreet Registration, Applying for Grants 6. Marketing and other costs related to a Secret Android App that is scoped out and ready to be fully developed. I'm a good borrower because: 1. I have an excellent credit score, above 775. 2. I consistently pay my bills on time 3. I have consistently earned over $100k as a software developer/manager. I intend to work the Android/Craigslist business on my spare time, while maintaining my regular income stream from a very stable organization. 4. I have no other debt. 5. I am not a spend thrift 6. I am very ambitious. 7. Regarding this business, software development is what I know best and reselling items via craigslist is what my roommate knows best. Together, we will meet our ambitious goals. In addition, we are working with a sports-related non-profit that will assist many needy children in many communities. Borrower added on 01/31/11 > While my roommate and I work our day jobs, we are starting a part time business geared around 3 things: 1. Software development via government contracts, 2. Android development via Google Adwords, (and a Secret project to be self marketed) 3. Craigslist large item reselling service. I Will use the funds for: 1. Storage Space for the large items I buy, pickup with my roommate and resell/deliver via Craigslist on my spare time. 2. Purchasing a Pickup Truck, Insurance, DMV fees, Maintenance 3. Buying Inventory from Craigslist to be resold via Craigslist 4. Google Adwords to attract those seeking Android Development 5. Legal and Miscellaneous fees for Incorporation, Grants.gov, Dun & Bradstreet Registration, Applying for Grants 6. Marketing and other costs related to a Secret Android App that is scoped out and ready to be fully developed. I'm a good borrower because: 1. I have an excellent credit score, above 775. 2. I consistently pay my bills on time 3. I have consistently earned over $100k as a software developer/manager. I intend to work the Android/Craigslist business on my spare time, while maintaining my regular income stream from a very stable organization. 4. I have no other debt. 5. I am not a spend thrift 6. I am very ambitious. 7. Regarding this business, software development is what I know best and reselling items via craigslist is what my roommate knows best. Together, we will meet our ambitious goals. In addition, we are working with a sports-related non-profit that will assist many needy children in many communities.

A credit bureau reported the following information about this borrower member on January 30, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	36
Revolving Credit Balance:	$474.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a detailed loan description. What is the source of your income? Who was your prior employer and for how long?	I posted a full loan description yesterday. I think its in review stage? I worked for over 2 years at my prior employer managing & developing software for the financial industry. I've committed to start developing software ft for a different employer in the education industry next week.
How long have you been at your day jobs? What do you do at these jobs (short description)	I have been doing database development for over 10 years as a contractor and ft employee. I just switched to a better company doing the same. My roommate is a manager for a software company and has been there for 3 years.

Member Payment Dependent Notes Series 664756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664756	$11,700	$11,700	12.68%	1.00%	February 10, 2011	February 13, 2014	February 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664756. Member loan 664756 was requested on January 30, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	staybridge suites hotel	Debt-to-income ratio:	13.92%
Length of employment:	4 years	Location:	san diego, CA

Home town:
Current & past employers:	staybridge suites hotel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/11 > to consolidate my other credit Borrower added on 01/31/11 > to pay in full my other credits

A credit bureau reported the following information about this borrower member on January 30, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,753.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 664913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
664913	$12,000	$12,000	7.29%	1.00%	February 14, 2011	February 14, 2014	February 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 664913. Member loan 664913 was requested on January 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Fund for the City of New York	Debt-to-income ratio:	9.66%
Length of employment:	1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Fund for the City of New York
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,022.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 665019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665019	$24,000	$24,000	15.28%	1.00%	February 11, 2011	February 14, 2014	February 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665019. Member loan 665019 was requested on January 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	23.56%
Length of employment:	3 years	Location:	LANCASTER, PA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/11 > Purpose the new loan is consolidate my current lending club loan with some of my other deblt, so I re-build my 'Emergency' cash reserves and pay off my bills quicker. My goal is get debt free. I have excellent payment track record with Lending Club and my other bills.

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,107.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your large revolving debt, which is listed as $57,107. Specifically, what are the loan proceeds to be used for? Please describe your employment situation. Thank you.	The new loan will be used payoff on my current lending club loan plus roll some of the revolving debt. A lot of my debt came about while using my income to pay for my kids's college bills and large medical bills.
Employer or current source of income?	I own my business. I am the sole employee. I have contract for work for next 12 months with a State gov't
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total Mortgage is 250K . House is worth 290K
Please tell us about the debts you will consolidate. What are the balances and interest rates? Will your minimum monthly payment requirements increase or decrease? How much?	New Loan Monthly Payment will be around $850. Plan to payoff... Lending Club Loan. monthly payment - 750 per month, Balance 12,500. Credit Card #1 - $5,000, Monthly Payment $200. APR 25 percent. Credit Card #2 - $4,800, Monthly Payment $200. APR 25 percent. Both Credit Cards had APR around 12 percent when first obtained them. Rates have gone way up.
Please answr fully prior question. You did not provide RATE on the $12,500 LC loan you play to pay off. If rate on that one is less than on this one, please provide a mathematically sound reason. Thanks	The current rate on my current lending club loan is 15%. My goal is to lower my fixed monthly payments, so I have more flexibility with my cash on hand. If there no surprise bills, the extra cash will go towards debt reduction. Plus, a fix payment with fixed loan terms helps me insure this debt will be paid off soon and starts process of disposing of all of my credit cards. I hope this answers your question.
What type of work/industry are you in? How long have you been a contract worker and not an employee?	I have been self-employed since May of 2008 in IT/Datewarehouse space. Fully working with a State government during this time. No downtime. I just received a one-year extension that runs thru Feb 2012. I have over 20 years experience in the IT/Datewarehouse space. I also do some "part-time" work for another State government. Hope this answers your question. Let me know if you need more details.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3..Are you the sole wage earner? Thanks.	I already have Lending Club loan for almost the same monthly payment as this new one. I plan to payoff the current Lending Club loan and some other debt. With this new loan, my monthly expenses will decrease by $400. Mortgage+Util+House+Food+Insur (disability, life, med, home, etc) = $5,500 per month???rest of monthly income goes toward paying off debt and other bills. Net income varies becomes I own business. It is around $8,500. Some income stays on business side as reserves. Hope this answer your question.
What is your current LC loan id and are you current on it?	Borrower Member Loan 411233. Current. Never missed a payment. Paid of 52.78% orig amt,

Member Payment Dependent Notes Series 665074

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665074	$11,000	$11,000	10.37%	1.00%	February 10, 2011	February 14, 2016	February 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665074. Member loan 665074 was requested on January 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Bridgepoint Education	Debt-to-income ratio:	19.77%
Length of employment:	3 years	Location:	El Cajon, CA

Home town:
Current & past employers:	Bridgepoint Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/11 > Funds needed to complete home improvement project to include paving and roofing. Borrower added on 01/31/11 > Hello and thank you! Borrower added on 02/02/11 > I plan to payoff balance within 1 to 2 yrs or sooner if possible.

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,791.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping to fund your loan. My questions are: (1) What is current employer? and What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Bridgepoint Education San Diego, CA and my position is Collections Specialist. Gross annual income $40,000 and I have 2 Notes Receivable that generate $650 per month for the next 2-3 years.I am unmarried. Funds are needed to finish a granny flat on my lot that is 95% completed.I'm not an ex-Marine, but I am a Vietnam Era US Army vet.

Member Payment Dependent Notes Series 665198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665198	$18,000	$18,000	6.91%	1.00%	February 14, 2011	February 14, 2014	February 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665198. Member loan 665198 was requested on January 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,994 / month
Current employer:	University Dental	Debt-to-income ratio:	8.47%
Length of employment:	10+ years	Location:	Mesa, AZ

Home town:
Current & past employers:	University Dental
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	50
Revolving Credit Balance:	$2,126.00	Public Records On File:	0
Revolving Line Utilization:	4.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 665236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665236	$12,000	$12,000	12.68%	1.00%	February 11, 2011	February 14, 2016	February 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665236. Member loan 665236 was requested on January 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	22.72%
Length of employment:	n/a	Location:	Arverne, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	26	Months Since Last Delinquency:	15
Revolving Credit Balance:	$9,002.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping to fund your loan. My questions are: (1) Employer/Income source(s)? and What is your position (brief job description)? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 398. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial, or 100 pct, loan APR are identical.) Required employment, optional income, verified early helps loan to quickly fund. Pace quicker loan nearer expiration. Best option is to be flexible. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1) Source from being resident physician, general surgery, Navy active duty in october 2011. 2) no spouse 3) less than 2 yrs 4) Partial is better than not at all Thank you.

Member Payment Dependent Notes Series 665270

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665270	$10,000	$10,000	7.66%	1.00%	February 11, 2011	February 14, 2014	February 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665270. Member loan 665270 was requested on January 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Servpro	Debt-to-income ratio:	14.40%
Length of employment:	4 years	Location:	Appleton, WI

Home town:
Current & past employers:	Servpro
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/11 > Thank you!!!

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,607.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 665272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665272	$10,000	$10,000	7.66%	1.00%	February 10, 2011	February 14, 2014	February 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665272. Member loan 665272 was requested on January 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	QBE Americas	Debt-to-income ratio:	11.95%
Length of employment:	7 years	Location:	JACKSONVILLE, FL

Home town:
Current & past employers:	QBE Americas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/11 > We have had perfect pay history on all our credit loans for over 7 years. HFC Beneficial has been ripping us off on personal loan interest for nearly the same, and I can't tell you how pleased I am to now be with a company that has provided an offer that more closely matches our perfect pay history. We are thrilled to finally be out from under HFC, and all the more knowing we will have Lending Club paid off in only 3 years time. I can't wait to get started.

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	67
Revolving Credit Balance:	$12,751.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is QBE Americas and what do you do there?	QBE the Americas is a large, publicly traded insurance company. I am employed as a Senior Claims Analyst. I investigate bodily injury claims on behalf of commercial establishments pre-litigation and manage lawsuits after a lawsuit is filed. I am licensed by the state of Florida for this position and fully accredited. I also hold a Bachelor's degree in Business Administration.

Member Payment Dependent Notes Series 665323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665323	$10,000	$10,000	6.92%	1.00%	February 14, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665323. Member loan 665323 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,125 / month
Current employer:	SIEMENS INDUSTRIES	Debt-to-income ratio:	5.86%
Length of employment:	9 years	Location:	CAMPBELL, NY

Home town:
Current & past employers:	SIEMENS INDUSTRIES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > I am looking to consolidate my high interest credit cards. I am a good canidate because I always pay my bills on time and have a very stable job.

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,284.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 665465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665465	$16,000	$16,000	17.14%	1.00%	February 14, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665465. Member loan 665465 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	IBM	Debt-to-income ratio:	21.57%
Length of employment:	10+ years	Location:	Hutto, TX

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,212.00	Public Records On File:	0
Revolving Line Utilization:	83.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Thanks for the tip... will try to get this done soon.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Approximate NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 percent partially funded loan and pay off higher APR interest debt. After 6-months of on time payments, you're automatically eligible to relist loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1) I'm a software engineer and team lead responsible for development of firmware that supports new server designs. 2) Gross income is all from me, my spouse stays home with the kids, at least until the youngest starts school in 9/2013. 3) 3-4 yrs is the most likely target. 4) There is no option to decline - once a loan is 60% funded, it will issue. I think that's something they used to allow, but they were careful to tell me the loan would issue automatically at 60%. Fine by me.
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	Minimum payments are 1% of balance plus interest/fees charged that month. The credit card bill made sure banks apply anything above the minimum payment to the highest interest rate balance, but they can (and of course do) still apply the minimum payment to the lowest interest rate balance. I have a couple of accounts, and one in particular, where that is killing me. Citibank: $3,257 @ 29.99% $88/month interest $6,977 @ 23.99% $151/month interest $11,827 @ 3.99% $42/month interest --------------------------- $22,051 Min payment = $220 + $88 + $151 + $42 = $501 After I pay the $10,234 in high interest balances, new min will be $118 + $42 = $160 - $341 lower AT&T $1,262 @22.02% $22/month interest $1,713 @ 20.02% $27/month interest $4,019 @ 4.99% $16/month interest ----------------------------- $6,994 Min payment = $69 + $22 + $27 + 16 = $134 After I pay the $2,975 in high interest balances, new min will be $40 + $16 = $56 - $78 lower Disney $2,619 @ 20.24% $45/month interest $6,475 @ 14.24% $78/month interest -------------------------- $9,094 Min payment = $90 + $45 + $78 = $213 After I pay the $2,619 higher interest balance, new min will be $64 + $78 = $142 - $71 lower The $490 reduction in payments ($341 + $78 + $71) offset by the $398 loan payment leaves me $92 ahead. But, more importantly, it shifts the application of my payments. The minimum credit card payments are forcing too much cash to the lowest interest rates. Now, instead of paying $501 directly to the 3.99% balance on the Citibank card, I'll have $160 towards that balance. The changes aren't as dramatic on the other two cards, but they are real. The 20%+ interest rates will all be gone, and I'll have shifted my monthly payments away from low interest balances and towards this loan instead. Income verification was suggested by someone else, I will pursue that soon, hopefully later today.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) $115,000 mortgage balance on my home 2) I just bought the house out of foreclosure in December, 2010 for $119,000. The insurance company says the cost to rebuild is $180,000.
Me again. Correction to your statement.."There is no option to decline- once a loan is 60 percent funded it will issue" et al. Refer to "Help" button top Home Page...Click drop down menu...Select FAQ"s...Click Borrower... Click on More Info...FAQ: "What if my loan isn't fully funded when the listing ends"....FAQ answer: "If your loan is at least 60% funded when your listing ends (if it exceeds $1,000), it will issue unless you inform member support no later than the business day before the 14th day of your listing that you want to cancel the loan. (See your Borrower Membership Agreement in your account). Me again. Check the calander. Be sure to notify Home Office Credit Department ONE BUSINESS DAY in ADVANCE the 14-days listing will expire in order to cancel the loan request. But we lenders would prefer to keep you as our borrower! Lender 505570 U S Marine Corps Retired..	I stand corrected. Thank you for the information. I will not be asking for this loan to be cancelled. Even at 60%, it would pay most of my two highest APR balances and lower my monthly payments at the same time. I appreciate all the investors who have considered this loan and decided to invest. I feel a bit like George Bailey at the end of It's a Wonderful Life when all his friends and neighbors came to give what they could in his hour of need. It's a wonderful process, much more humbling and gratifying than getting a thumbs up or down from a bank. Thank you all!
Want to invest, but I see the Revolving Credit Balance = $78,212.00 What does this consist of? And how are you dealing with it? Just maintaining debt or a strategy to get out of debt?	I detailed 38k of the 78k in another answer - 3 credit accounts with partial balances at different rates. This loan is a big step forward for multiple reasons. First, it takes the 20%-29.99% balances and lowers them to $17.14%. Second, it removes those balances from their entanglement with other low APR balances on those cards, allowing me to pay the 3.99% and 4.99% balances last, instead of pumping large payments to them first as forced by current minimum payment rules. The other 40k is spread across other accounts: Capital One $15,900 15.90% Min:$372 3yr payoff:$553 Chase $18,100 13.24% Min:$383 3yr payoff:$608 Discover $2,800 12.24% Min:$57 3yr payoff:$94 Bank line of credit $3,200 11.49% (This is NOT a HELOC) The plan is to pay all of those within 3 years. The bank line of credit is being paid with this year's tax return (over $6,000) - I want that clear in case of emergency. The current minimum on the remaining 3 credit accounts is $372 + $383 + $57 = $812. The 3 yr payoff amount is $553 + $608 + $94 = $1255. That means I have to increase these payments by $443 to make the 3 year goal. (Actually a little less since I will direct everything above the minimum to the highest APR card first, but close enough, especially with the narrow range of APRs here.) I showed in the other answer that the loan payment minus the reduction in minimum payment on the other accounts would leave me $92 ahead. The recent house purchase lowered my monthly payment from $1315 in rent to $1069 in a mortgage payment - $246 more to work with (and yes, taxes & insurance are rolled in to that payment). The reduction in soc sec taxes for this year and next puts an extra $180 in my pocket Jan-Nov (hit the max by Dec every year anyway). I took over grocery shopping and enforced strict limits on eating out within the past 2 months. That's netting me $300 a month, plus 10 lbs lost so far this year. ($100 saved by brown bagging my lunch vs eating out Mon-Fri, $150 saved by cutting 3 fast food trips and 2 restaurant meals each month, and at least $50 more buying more fresh ingredients and fewer pre-packaged meals). Out of that $92 + $246 + $180 + $300 = $818, I can come up with $443 to make the 3 yr payoff plan work, and put the other $375 towards the rainy day fund along with tax returns and bonuses, so that I can avoid any new credit card use along the way. I guess I still haven't accounted for paying the $6,475 at 14.24% on the Disney card, so it might take a few months past 3 years. But, my plan is to get down to the 3.99% balance on Citibank, 4.99% balance on AT&T, and the balance of this loan by sometime in 2014. At that point, I'll try to pay this loan off as quickly as I can. Those low rate balances on Citi and AT&T may linger for a while.
Wow, you have really thought out your plan. Maybe better than you realize. Figure that once you have brought the balance down substantially & the 3 Credit Inquires fall off of your Credit report, Future LC Loans will have a lower interest rate that may allow you to do more even more worthwhile consolidations. So after your 6 month notice from LC, just keep coming back to check current available interest rates + fees to see if they are helpful to your plan.	Thanks for the advice, and the time and interest looking into my loan.

Member Payment Dependent Notes Series 665472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665472	$17,000	$17,000	10.37%	1.00%	February 10, 2011	February 14, 2014	February 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665472. Member loan 665472 was requested on January 31, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,500 / month
Current employer:	FSUSD	Debt-to-income ratio:	17.78%
Length of employment:	3 years	Location:	Vacaville, CA

Home town:
Current & past employers:	FSUSD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 31, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,726.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping to fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 398. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, if loan is 60 pct plus funded, will you accept partial loan? (Partial, or 100 pct, loan APR are identical.) Required employment, optional income, verified early helps loan to quickly fund. Pace quicker loan nearer expiration. Best option is to be flexible. If debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan's unfunded $ amount or list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Good morning Sir, Here are my responses. 1. I am an elementary school principal. 2. This is my sole income. My fiance's income is not included in this amount and I do not want to tie her to my debt. 3. I am certainly interested in paying off the amount as quickly as possible however, I anticipate 2-3 years due to my current commitments. 4. I would prefer not to go below 90 percent at this time. Once we get below that, I would be eligible for a lower interest rate according to the loan approval page, and I don't think that I would get that unless I cancel this loan and resubmit. Thank you for your time, consideration and most importantly, your service to our country. Keep Moving Forward!
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	Thank you for your question. I am looking to consolidate my American Express primarily, $15,751 at 15.24%. I will also use the loan to pay down a portion of my $8,000 personal loan at 14%. I am not consolidating the remainder of that loan or my visa which is at a very low rate. This year I spent a large amount of funds to support my staff and students because of the budget cuts. I believe that it was worth it becaue the students are performing at an all time high and our staff is more cohesive and energetic than they have been in years, in spite of massive budget cuts. However, I've surpassed the amount I targeted and now need to focus on eliminating my personal debt.

Member Payment Dependent Notes Series 665520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665520	$12,000	$12,000	7.66%	1.00%	February 14, 2011	February 15, 2014	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665520. Member loan 665520 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Davita Sheffield Dialysis	Debt-to-income ratio:	21.37%
Length of employment:	7 years	Location:	Florence, AL

Home town:
Current & past employers:	Davita Sheffield Dialysis
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,441.00	Public Records On File:	0
Revolving Line Utilization:	25.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Davita Sheffield Dialysis?	RN-Charge Nurse, Staff Nurse
Hi. What specific debts will you consolidate with this loan? This information is critical before I can lend money to you. Thank you.	I have two credit cards i need to pay off & do away with!! Thanks!!
Hi I am interested in funding part of your loan. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, if you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfotable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	American Express-$1600(13.24%), Chase-10,000(16.24%), Home Value-$240,000, Payment-$950/mth, int rate-4.75%, No LOC or equity loans attached, SO pays house payment, Gross income/mth-$3640, car pymt-$470, utilility pymt-$250, credit cards-(AE & Chase) $350-400/mth, cable-$120, Cell-$120, Phone/internet-$70, insurance(car & life)-$ 75. Thanks for your interest!! Sorry it took so long to answer. Been busy working!!

Member Payment Dependent Notes Series 665531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665531	$12,000	$12,000	6.92%	1.00%	February 14, 2011	February 15, 2014	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665531. Member loan 665531 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Miami University	Debt-to-income ratio:	23.36%
Length of employment:	< 1 year	Location:	Hamilton, OH

Home town:
Current & past employers:	Miami University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/11 > Thank you for your interest. I am looking to consolidate a few credit card bills - I can afford the payments, but the interest rates make it hard to get ahead. If this comes through, I'm hoping to get everything paid of in two years, but it would be nice to be able to use all three years if needed. If you have any questions, feel free to ask.

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,898.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Miami University and where did you work before that?	Hi. I teach statistics. I was an instructor at Tennessee before then. Thanks...

Member Payment Dependent Notes Series 665568

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665568	$25,000	$25,000	16.02%	1.00%	February 14, 2011	February 15, 2014	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665568. Member loan 665568 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Las Vegas Sands	Debt-to-income ratio:	14.40%
Length of employment:	4 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Las Vegas Sands
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,348.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Las Vegas Sands?	Reengineer processes in casino operations, track and analyze key performance indicators for a 280M payroll. Currently implementing a scheduling solution and a large service improvement initiative focused on the casino floor. Thx.
Will you use this loan to make the down payment on a house?	Yes, that is the intention of this loan. I will be looking at homes in the coming weeks. Want to put at least 20% down. Thx.
You are currently carrying a significant amount of revolving credit debt and you are saying this loan will add to that balance along with a mortgage. How can you ensure us you will be able to pay this loan back? What price range of a home are you looking to purchase? Are you pre-approved for a mortgage loan at this time?	$85k - $100k. I have a positive net worth. i.e. (cash on hand + individual investment account + Roth IRA + 401k) - (revolving credit debt "only debt") = positive net worth. Just paid off Chase card and will have approximately $13k in revolving credit debt by the end of April 2011 based on my current payment schedule. Not pre-approved at this time. Thx.

Member Payment Dependent Notes Series 665644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665644	$6,200	$6,200	21.59%	1.00%	February 10, 2011	February 15, 2014	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665644. Member loan 665644 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,242 / month
Current employer:	City of Covington	Debt-to-income ratio:	4.06%
Length of employment:	10+ years	Location:	Oxford, GA

Home town:
Current & past employers:	City of Covington
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/11 > Expanding an e-commerce business. We are opening a storefront to support the local and regional requests for product offerings of outdoor, firearms and accessories included, and marine products. The funds will be used to outfit the storefront with the necessary equipment to be a fully operational and compliant with all applicable laws and regulations. Borrower added on 02/01/11 > Common questions so far? Yes, This will be a FFL Dealer business which will accept and ship firearms and accessories. The marine products available i the storefront, which are currently available on the web store, will be equipment and accessories for small to large watercraft. We are surrounded by several large lakes. Yes, there is a business plan including an exit strategy where this loan will be paid in full.

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	38	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,052.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the City of Covington?	I am a 25 Year Public Safety Officer.
To help us evaluate the risk, would you please tell us what the nature of your business is and what precisely you need the loan for? Thanks.	I will be glad to answer your question. As an entreprenuer, I have been privilaged to own and operate several small businesses. This ownership was a driving force in my decision to pursue a PhD in Organization and Management which is specifically focused on Project Management and Entreprenuerialship. Taking the lesson learned from my prior small businesses and applying the current gained knowledge from my academic experience, I chose to start and grow a small e-commerce business which includes full design and maintenance of the website and e-commerce platform. My three-month testing period was quite successful. As a result, I am receiving requests, on a daily basis, for the address to a brick and mortar store. Yet, my business is totally online. So, the next phase of this business is to offer my products and services to the general public in a storefront, thus the need for the initial capital. The capital will be used to purchase the equipment and resources for the storefront. Thank you for asking.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Thank you for this information. I will call.
If the company fails, does not produce a profit, or does not perform as expected, do you have a plan for paying back this loan?	Yes, I have prepared an exit strategy that does include full payback of this loan based upon my reasoning below. I am diverse in my business ventures. I own an additional e-commerce businesses that is performing well. So, I fully expect this business to perform well. Should this business have a slow period, the primary business will balance the downtime. I sell on various platforms. A private website, Amazon and numerous others. I will also be attending gun shows to move product throughout the region. Finally, I am an adjunct instructor at a local college. My earnings from the academic environment is funneled into my businesses. Thanks for asking.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I am not quite sure why you need to know my mortgage obligations or the value of my properties. I would prefer not to disclose this information in this forum. But, I can assure you that the debt to value of our properties is considerably in my favor as we own properties outright. Thanks for asking
The value of the properties and the balance on the loans on them are a very important tool for the lenders to assess your financial situation. Many lenders will not fund loans missing this piece of information. If you are uncomfortable with disclosing the exact numbers you may want to consider rounding them. Note that there is no personally identifiable information made public on the forum. Thus there is no way for the forum participants to associate the information with any of your personal details.	The following are a portfolio of current properties. Primary Residence: Value $229,000 - Mortgage Balance $151,980 Rental Properties (Townhomes): Value $178,000 - Motgage Balance $0.00 (Paid) Land: Value $267,000 - Mortgage $0.00 (Paid)
Is the $5k/month salary you listed from a combination of your work as a public safety officer and teaching as an adjunct instructor, or is it also from your current businesses? Can you provide an approximate breakdown of your income from these various sources?	The 5K is just the public safety salary. I did not include the teaching salary or my primary business. Thanks Rob

Member Payment Dependent Notes Series 665705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665705	$9,500	$9,500	7.29%	1.00%	February 10, 2011	February 15, 2014	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665705. Member loan 665705 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,013 / month
Current employer:	Holy Cross School	Debt-to-income ratio:	10.14%
Length of employment:	10+ years	Location:	Raceland, LA

Home town:
Current & past employers:	Holy Cross School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/11 > 7th & 8th Grade tuition for my children.

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,299.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 665748

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665748	$8,000	$8,000	7.29%	1.00%	February 11, 2011	February 15, 2014	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665748. Member loan 665748 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	National Grid	Debt-to-income ratio:	10.81%
Length of employment:	10+ years	Location:	Feeding Hills, MA

Home town:
Current & past employers:	National Grid
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	3
Revolving Credit Balance:	$7,122.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 665932

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665932	$7,000	$7,000	13.06%	1.00%	February 10, 2011	February 15, 2014	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665932. Member loan 665932 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Target	Debt-to-income ratio:	8.34%
Length of employment:	6 years	Location:	Grand junction, CO

Home town:
Current & past employers:	Target
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/11 > I want to lower my current credit card debt payments - and the apr is much better than I am paying now. I don't miss payments now and look forward to paying this loan off ASAP with less interest charges.

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,546.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit 16k in debt which will be payed off with this loan My APR,s avg is 22% Student loans I have 8k which won't be paid off wig this loan
You said you have 16k in debt, but this loan is only for 7k. Please list which debts you'll be paying off, and which you'll be keeping, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month, Paying off"). Also, what is your job at Target and how stable is it? Thanks.	I have a 9k bonus on the way in April. Therefore all of the Debra will be gone then I am a GM at Target and have been with the company for 6 years

Member Payment Dependent Notes Series 665972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
665972	$6,500	$6,500	7.29%	1.00%	February 9, 2011	February 15, 2014	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 665972. Member loan 665972 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Forsythe Technology	Debt-to-income ratio:	24.40%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	Forsythe Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/11 > Hello there! About 2 years ago I got loan from Lending Club when no one else would help. I had some credit cards, medical bills and a car note that were killing me. I asked for $15,000. Yes, that's a lot and that's how deep in I was. You guys were awesome and actually came through (funding and all). I got the loan at a rate of 17.59 (APR) - that's where this loan comes into play. I paid off all my debt (hooray!) and I made sure to make all payment auto debit. I've never been late and up to date I've paid off about $9,200. The loan I'm requesting now is to pay off the balance on my previous loan so that I may not only take advantage of the lower APR but also lower my monthly payments. I would save about $300 which in this economy would be a real blessing. I work in IT so my job is pretty secure (and I would hope that it stays that way). My company basically designs systems built around user specifications for major companies which help boost their productivity. From servers, "cloud," user programs - we do it all and with all vendors which has helped to keep our company's economy strong. While other markets have been losing business due to tough times, we've managed to grow our business; slowly but surely. That being said, I've been with this company for 3 years and I got my original loan while I was with them. I'm still and that loan has always been paid on time. There's not much else to say - I was just hoping to bring down some rates which would overall produce some savings that I could apply back to paying off the loan. If you have any questions, feel free to ask. Thanks! Borrower added on 02/02/11 > After reading this a bit, I realize that it's not so much a "consolidation loan" as it is a "refinance loan." I have no outstanding debt other than my original loan which what I'm looking to pay off in order to lower monthly payments and the APR.

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,561.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Your question actually made me realize that it's not so much a consolidation loan as it is a "refinance" loan. I have no open dept, just a previous lending club loan that was for $15,000. The current balance is about $6,000. The monthly payment is about $525 at a 17% APR. I wanted to take out a smaller loan to pay off the current balance and lower my monthly payment (it would go down to about $200 at a 9% rate). I was just hoping to save a little money. But that's it, no outstanding debt other than the original loan (which was used for debt consolidation). Let me know if that answers your question.

Member Payment Dependent Notes Series 666012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666012	$14,000	$14,000	9.63%	1.00%	February 9, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666012. Member loan 666012 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	The Crone Law Group	Debt-to-income ratio:	8.42%
Length of employment:	4 years	Location:	Lafayette, CA

Home town:
Current & past employers:	The Crone Law Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/11 > Hi Investor Peoples; Just paying off a credit card balance, been employed in the accounting for 30 some years. CFO at a growing law practice, our specialty is corporate law with emerging markets, China and Brazil. Thanks for reading.

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	36
Revolving Credit Balance:	$19,783.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help fund your loan. My questions are: (1) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Good Evening U.S. Marine, No partner here. That is my entire income. With that said, the number reported is my base salary, I do receive additional year end bonuses (on a good year). Thank you for your question and thank you for your service to our country. Russell
Russell, Me again. You omitted answering last question: (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Short term: (Approximate number YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Sorry, Didnt see the the second part of the question. I do like the No prepayment penalty aspect of the loan. With that said, as of today, I do plan to take advantage of the full term of the loan. Russell
A verified income will make your loan much more attractive to investors. Please contact Lending Club to send in your income verification documents (support@lendingclub.com). Some people fax a copy of a pay stub, etc. After this is complete, your loan will have much greater chances of getting funded. Thanks!	LRD It appears my loan is being funded (I rec'd an email this morning that it is over 90% funded) I have no problem submitting an income verification doc, however since this appears to be a completed transaction, I don't see the current need. Thanks for your inquiry. Russell

Member Payment Dependent Notes Series 666024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666024	$14,400	$14,400	10.37%	1.00%	February 10, 2011	February 17, 2014	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666024. Member loan 666024 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,782 / month
Current employer:	Kiewit	Debt-to-income ratio:	9.36%
Length of employment:	9 years	Location:	Lenexa, KS

Home town:
Current & past employers:	Kiewit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > Asking for loan to consodlidate debt at a lower interest rate. Debt from my wife was taken on by me when we got married. I have a good paying job by a privately owned company that I have had for 10 years and am now a shareholder.

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	58
Revolving Credit Balance:	$19,977.00	Public Records On File:	0
Revolving Line Utilization:	39.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kiewit and what do you do there? Please list amounts and interest rates of accounts to be paid off.	Kiewit is one of the country's top construction companies. We build roads, highways, bridges, power plants, etc. I work within our industrial division. Currently I am assigned to constructing an air quality system for a coal-fired power plant as the Project Engineer. Accounts to be paid off: Citi Credit Card $11,000 rate is 23.99% Capital One $2,000 rate is 18.3% Discover Card $5,000 rate is 17.5%
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3..Are you the sole wage earner? Thanks.	1) Net monthly income is $4,762 2)Rent $945, Home/Groceries/Child $800, Phone/TV $250, Doctor/Pharmacy $200, Student Loan $150, Utilities $150, Insurance $100, Fuel/Gas $75, Gym $75 - leftover goes to paying credit cards 3)I am sole wage earner

Member Payment Dependent Notes Series 666045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666045	$12,000	$12,000	9.63%	1.00%	February 14, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666045. Member loan 666045 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Kings Mountain Hospital	Debt-to-income ratio:	15.67%
Length of employment:	3 years	Location:	SHELBY, NC

Home town:
Current & past employers:	Kings Mountain Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > Seeking to consolidate debt and eliminate a high interest credit card so the overtime I work at the hospital will go toward paying off the principle. I am hard working and willing to do what I have to do to reach a goal. My goal is to not only have this debt paid off early, but to be debt free except for my home mortgage in 3 years.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,609.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Kings Mountain Hospital?	I work as a registered nurse in the emergency department and the pain clinic. I have been for just about three years and love it.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I have a discover card with 9000 at 15% and a loan through kawasaki with 3000 at 16%. To avoid accruing new debt I have set up a budget and a plan to differentiate between wants and needs. My overrall goal being to eliminate unnessecary bills to quickly reduce my debt accrued during and before nursing school.

Member Payment Dependent Notes Series 666077

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666077	$7,200	$7,200	7.29%	1.00%	February 9, 2011	February 15, 2014	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666077. Member loan 666077 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Marketstar	Debt-to-income ratio:	11.10%
Length of employment:	5 years	Location:	Minneapolis, MN

Home town:
Current & past employers:	Marketstar
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	70
Revolving Credit Balance:	$4,863.00	Public Records On File:	1
Revolving Line Utilization:	36.90%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Marketstar?	I am a Territory Sales Manager for our BlackBerry account. Essentially a "sales trainer."
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Slumberland 509.41 25.99% Best Buy 819.47 25.24% Banana Republic 161.17 22.99% HSBC 1,795.80 19.99% Chase 2,257.49 21.24% Macys 390.57 23.99% Dell 430.04 25.99% Target 205.86 22.90% HSBC 250.81 14.90%
have you been paying anything on these cards ? to have those rates you must be pretty late. Is that something that we should be concerned about. Starting with your gross of 3700 per month, can you show us your home loan mortgage amount and other spending so that we are comfortable that you can pay the loan??	Yeah, I've been paying the minimum on the loans. I had some trouble with one of them a few years ago, but I've been good ever since. My mortgage payment is $674/mo. Car loan $208/mo.

Member Payment Dependent Notes Series 666129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666129	$18,000	$18,000	11.11%	1.00%	February 14, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666129. Member loan 666129 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	MD Anderson Cancer Center	Debt-to-income ratio:	14.60%
Length of employment:	8 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	MD Anderson Cancer Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > My husband and I are trying to simplify our finances in order to get ready for our first bundle of joy.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,791.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term3-yrs? Or Short term: (Approximate NUMBER YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 80, 85, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hi lender, thank you for your interest. I am a RN at a cancer hospital. My reported gross income was mine only, but the consolidation is for both our debts from our recent wedding. We got married in October, and planned on starting a family this year. Well that came a littlle earlier than expected. We are expecting in May. I intend to pay the loan off in 2-3 years. Even though there is no pre- payment penalty, the interest will not change therefore lenders will get what they are expecting,I assume. I will accept partial loan if it helps us consolidate the bills. At this point simplifying our lives is better. I hope this helps, thank you again for your interest.
1% of your payments is removed as a processing fee from the amount we receive. This also includes principal, so a repayment period less than the stated term reduces our return. Hence the interest in prepayment, some people try to use lending club as a short term source for cash and repay within months.	I assure you that is not the case with us. We are trying to simplify our finances to reduce the stress of having our first child. We just got married and are trying to pay off the wedding. We decided to use lending club to pay off the credit cards we used to pay for the wedding in order to reduce the interest over time and to make it one payment instead of 4 a month. Thank you for your interest.

Member Payment Dependent Notes Series 666169

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666169	$25,000	$25,000	17.14%	1.00%	February 14, 2011	February 15, 2016	February 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666169. Member loan 666169 was requested on February 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	Schirmir Engineering	Debt-to-income ratio:	9.47%
Length of employment:	6 years	Location:	Seattle, WA

Home town:
Current & past employers:	Schirmir Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > This loan is to consolidate and pay off my credit card debt once and for all. Thanks everyone for your consideration! Borrower added on 02/06/11 > - to lenders that asked the question about my APRs. I miscalculated them. I checked them when I got back from my business trip. They are AMEX 21% BOA 19% Capital One 16% Sorry for the confusion!

A credit bureau reported the following information about this borrower member on February 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,618.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Schirmir Engineering?	I am a fire protection engineer. Thanks for your question.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	I will get it out ASAP.
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 376. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loan APR are identical. Required employment, optional income, verified early helps loan to quickly fund. Pace quickens when loan nearer it's expiration. Best option is to be flexible. If a debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you are automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am a licensed professional engineer. My tasks include building code consulting, code analysis and alternate materials and methods requests; egress analysis; fire and life safety drawing review... etc. I intend to pay off the loan in 4-5 years. I am not sure if I would accept the loan if partially funded. It will depend on the percentage. Thank you for your questions!
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Bank of America Visa 10000- 14% APR Capital One 3600- 16% APR Macys American Express 16000- 14% APR I would be paying off AMEX and BOA cards first and use the remainder for the Capital One. Thanks for your consideration!
A fire protection engineer?	I get that same question all the time!!:-) Fire protection is a very specialized field. Anything having to do with fires/life safety in buildings was designed by us. Thanks for your consideration!
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	I will do this ASAP!! I am on a business trip until Sunday. I will fax this in on Monday morning. Thanks for your consideration!
Hello sir, I am interested in funding you loan, but I am extremely confused as to why you want to be refinancing loans between 14 and 16 percent APR with a loan of around 18% APR. Given your relatively high monthly income, it doesn't seem like having smaller monthly payments would be much of a benefit, and it would just cost you more over the long term.	The reason for the loan is it would put a time line to the end of the loan. It will be much easier to see my progress this way rather than with revolving debt. Thanks for your consideration!
Your current APR rates are actually lower than what you will receive from Lending Club. How will this actually benefit you?	It will benefit me because it will put a time line on my debt. No more revolving debt. Thanks for your consideration!
I apologize if I have previously suggested the following: Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Answer above.

Member Payment Dependent Notes Series 666283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666283	$4,800	$4,800	10.74%	1.00%	February 9, 2011	February 18, 2016	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666283. Member loan 666283 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,083 / month
Current employer:	PITTA & GIBLIN LLP	Debt-to-income ratio:	14.28%
Length of employment:	4 years	Location:	NORTH BRUNSWICK, NJ

Home town:
Current & past employers:	PITTA & GIBLIN LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,082.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	No. I am a single person with income of $61,000. Thanks.

Member Payment Dependent Notes Series 666332

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666332	$1,600	$1,600	17.14%	1.00%	February 14, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666332. Member loan 666332 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Santa Cruz Metro Transit	Debt-to-income ratio:	6.52%
Length of employment:	6 years	Location:	WATSONVILLE, CA

Home town:
Current & past employers:	Santa Cruz Metro Transit
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	46
Revolving Credit Balance:	$754.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Project details please.	Personal/Medical Issues that insurance will not fully cover but need to be paid upon completion as provider will not take payments.
Will the medical expenses be ongoing or will they be complete with this procedure?	Complete

Member Payment Dependent Notes Series 666334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666334	$15,000	$15,000	15.65%	1.00%	February 14, 2011	February 16, 2016	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666334. Member loan 666334 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,841 / month
Current employer:	CHAPP INC	Debt-to-income ratio:	7.75%
Length of employment:	10+ years	Location:	LAKE WALES, FL

Home town:
Current & past employers:	CHAPP INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/11 > Pay off credit cards, pay off daughter's outstanding med bills, fix odds and ends around the house

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	77
Revolving Credit Balance:	$8,655.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HI, I'm interested in funding your loan, but I have a few questions first. 1) How much do you owe on your home? Mortgage HELOCs 2) How much is your home CURRENTLY worth? Use zillow.com for a free current estimate. 3) Can you break down where the money's going? A) For debt consolidation, please list the balance, interest rate, and the amount you pay every month. For instance: CC1 $2000 balance, 23.9% APR, $200/ month B) Medical Bills Balance $x C) For home improvement, please list amount by projects New Door $400, etc. 4) Could you briefly describe what you do for Chapp Inc. I apologize in advance for the number of questions. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	1) We owe GMAC about $89,000, paid monthly PITI of now $1,095. 2) Zillow says $78,000 value. 3) Payoff two CC - Discover Bal of $4,245, Capitol 1 of $4,260, Daughter's CC of $500 Daughter has outstanding med bills of about $500. Home improvements include finishing mater bath (need glass enclosure $1,800), re-roof depending on cost (roofed after Hurricane Charlie in 2005 but would like to put a metal roof on while existing is in good shape to save removal cost. No quote in hand - have guestimate of $5,000. We're getting $4,670 from tax return - so the $15 K may not all be needed. 4) I worked here at CHAPP since 1987, taking two years off in 1997-1999 to work at an insurance company. We're a full service ag insurance agency specializing in fruit and vegatble harvesters. I do underwriting, DOT/DOL compliance, and payroll auditing. Type your answer here.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The mortgage is about $89,000 paid monthly of $1,095 PITI. 20 yr fixed rate. Zilllow zestimates $78,000 value. No HELOC
Hi borrower. I'm interested to help fund your loan. My questions are: (1) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (3) Usually 300 loans listed; today 335. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 75, 85, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1) No, just my income was listed. Last year houshold total was$114,851 on tax return 2) Initially wanted three year term. Was concerned monthly amount might strectch the budget. Would like to conclude loan within 4 years 3) would consider partial loan - depending on amount. Less than $10K would probably not interest me. Thanks for your consideration.
What are the interest rates on the credit cards you mentioned that you'll be paying off?	Discover - 19.99 Capitol One - 17.99
Can you verify your income with lending club?	Yes I have year end pay stubs showing my bi-monthly amount and my year end summary, as well as the first two stubs of 2011.

Member Payment Dependent Notes Series 666364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666364	$5,000	$5,000	15.28%	1.00%	February 9, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666364. Member loan 666364 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	las vegas metropolitan police	Debt-to-income ratio:	12.19%
Length of employment:	10+ years	Location:	Las Vegas, NV

Home town:
Current & past employers:	las vegas metropolitan police
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/11 > I would like to consolidate my debt for into one payment a month. Thank you

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	83
Revolving Credit Balance:	$4,241.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? What are the 2 recent credit inquiries from? Thanks.	I have 5 credit cards which total an amount of 5000 dollars. I also have pay 500 a month to credit cards. My daughter also has a rare brain disease which I go to the doctors often and am pretty much caught up with the medical bills but just need a little bit of help. My son recently lost his job and he is 23 years old he lives with both myself and my husband Recently I have been trying through the banks to get a consolidation loan but the bank sent my self and husband our credit scores mine was 720 and my husbands was 816. They said they couldn't do the loan at this time because of recent credit inquires. Which I was trying to refinance my car at a lower interest rate and I was trying to apply for credit at a lower intrest rate. I have been on my job for 10 years in April it is very stable and I work for the Las Vegas Police Department. I would like to get pay off my credit card debt and other little debt such as an attorney I am on a payment plan with and owe her 3500. I would like to pay her off. I really just want 1 bill a month. I would greatly appreciate the help.
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (Patrol? Admin? Support? Or what?) (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 366. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loan APR are identical. Required employment, optional income, verified early helps loan to quickly fund. Pace quickens when loan nearer it's expiration. Best option is to be flexible. If a debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you are automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am a civilian employee. I work at the jail. I book inmates and release them. My husbands income was not included because they told me only one could apply. But believe me my husband and I have been married 24 years and with his income included we make about 108000 a year. If I could not get the full amount 5000 would be helpful. I plan on paying this loan off as fast as possible. I know what it feels like to be debt free and I cannot wait to be there again. Thats my goal...
Received reply; thanks, but "as soon as possible" repayment term tells lenders absolutely NOTHING useful because it literally could be from 1-month to35-months. Provide an IN-YEARS answer to my question and many lenders, including myself, probably will join together and help fund your loan: You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-years? Or Short term: (Approximate number YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? Lender 505570 U S Marien Corps Retired	Thanks for all the information. I would choose 1 year minimum to 3 year maximun. If I could get the laon for 10000 with the attorney charging me 28 percent interest everymonth on such a small amount and my credit cards I really wouldn't have a problem paying it off in 1-2 years. Thanks again for the information. I truly appreciate it.
Thanks for your answers. Can you specifically list each debt, along with its balance, interest rate, and monthly payment? For example: "Credit Card 1, $2000, 20%, $100/month."	my jc penny card has a balance of 1340 at a 24% intrest rate. My capitol 1 has a 750 balance and it is at a 12 percent interest rate. My household credit card has a balance of 1205 at a 18 percent intrest rate my best buy credit card has a balance of 300 at a 18 percent intrest rate and my discover card has a balance of 1259 at a 9 percent interest rate. these are my rates right now. discover card is going up in interest in the next couple of months. My attorney bill is from a case that was dismissed 2xs in my favor but I had to pay court cost and attorney fees. the bill was 130000. we have paid her off all this time since 2008 but now I just want to get rid of that bill and have one payment. thanks so much for your consideration in my matter.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My husband and I pay the mortgage. He pays 1000 a month and I pay 965. Yes we are upside down on our loan but we dont want to lose our home. Our own lender Chase, told us to go behind on payments. First off, I wont do that because it will mess up our credit. Second of all I bought my house at a bad time, but the market will turn around. Next we love our home and dont want to lose it. We owe 209000 on our house.

Member Payment Dependent Notes Series 666388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666388	$6,500	$6,500	10.74%	1.00%	February 10, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666388. Member loan 666388 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,799 / month
Current employer:	General Mills	Debt-to-income ratio:	1.83%
Length of employment:	4 years	Location:	Naperville, IL

Home town:
Current & past employers:	General Mills
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,438.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I apologize if you have received this e-mail twice. If this is the second time you have received it, please ignore this current e-mail. Would you please state the value of your home, how much is left on your mortgage, and how much equity you have in your home? Would you please detail your monthly expenses? Please list each expense that you have throughout the month. Please also list the amount of disposable income available after expenses. Would you please describe your line of work? Would you please also indicate the level of stability your source of income should have over the next three years? Currently your listing does not show that your income is verified. Please contact Lending Club member services (support@lendingclub.com), and take the extra steps involved in verifying your income. Please also note that having your loan approved does not necessarily mean your income is verified, as Lending Club does not necessarily verify income as part of the approval process. So please contact member services and request that they verify your income. If your income has been verified, I would be happy to invest in your loan. Thanks	Would you please state the value of your home? - Last home appraisal was in 2008. Home appraised for $173,000. How much is left on your mortgage? - $168,091.89 How much equity you have in your home? - $4,900 based on last appraised value Would you please detail your monthly expenses? - Mortgage & HOA = $1565 - Home Owner's Insurance = $20 - Car Loan = $426 - Car Insurance = $133 - Credit Card Payoff = $200 - Utilities (electric & gas) = $130 - Cable & Internet = $65 - Student Loan = $50 - Charitable Donations = $200 - Cell Phones = $160 - Food & Gas = $300 -Total = approx. $3250 Please list each expense that you have throughout the month. - See above answer Please also list the amount of disposable income available after expenses. - approx $950 Would you please describe your line of work? - As a Project Engineer, I manage a capital budget for purchasing or modifying assets in a manufacturing food plant. Would you please also indicate the level of stability your source of income should have over the next three years? - Very stable. My line of work in the food industry is stable. I work for a well-branded company, and my performance has caused me to be recognized as a high potential employee. As far as income verification, I'm waiting on Lending Club for instruction on how to do it. Great questions and thanks for your interest.

Member Payment Dependent Notes Series 666437

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666437	$20,000	$20,000	14.91%	1.00%	February 11, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666437. Member loan 666437 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Exelixis, Inc	Debt-to-income ratio:	16.54%
Length of employment:	8 years	Location:	Daly City, CA

Home town:
Current & past employers:	Exelixis, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/11 > I am requesting this loan to pay off my debt. I prefer to make one payment as opposed to several payments. In addition, I plan to pay off the debt in less than 3 years. Borrower added on 02/07/11 > I forgot to include another cc balance - $1100, 23.99% APR, min payment $100

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,030.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Tell us about the debts you will consolidate. What are the balances and interest rates? What are the current minimum monthly payments?	1) Attorney balance - $3000, 1% service charge, monthly payment $600 (This balance needs to be paid by end of February 2011.) 2) CC balance - $6300, 27.99% APR, min payment $150 3) CC balance - $3700, 21.99% APR, min payment $150 *I wold like to note that I have included child support payments to my income.
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the account you plan to consolidate? Also, given the large amount you will potentially borrow from the LC community, we would please ask you to please make every effort to very your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will in fact be improved as a result of this loan. Thanks in advance for your answers.	1) Attorney balance - $3000, 1% service charge, monthly payment $600 (This balance needs to be paid by end of February 2011.) 2) CC balance - $6300, 27.99% APR, min payment $150 3) CC balance - $3700, 21.99% APR, min payment $150 *I wold like to note that I have included child support payments to my income. 4) CC balance - $4300, 12.00% APR, min payment $90
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the accounts you plan to consolidate? Moreover, given the large amount you will potentially borrow from the LC community, it would be great if you verified your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will, in fact, be improved pursuant to this loan. Thanks in advance for your answers.	1) Attorney balance - $3000, 1% service charge, monthly payment $600 (This balance needs to be paid by end of February 2011.) 2) CC balance - $6300, 27.99% APR, min payment $150 3) CC balance - $3700, 21.99% APR, min payment $150 4) CC balance - $4300, 12.00% APR, min payment $90 5) CC balance - $1000,23.99% APR, min payment $100 *I wold like to note that I have included child support payments to my income.
According to your debts that you listed you owe $18,300, why are you requesting a loan for an additional $1,700	The amounts I listed were estimated. I could be off +/- 200. In addition I would like to enroll my daughter in preschool but do not have enough funds to enroll her.

Member Payment Dependent Notes Series 666443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666443	$25,000	$25,000	10.74%	1.00%	February 14, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666443. Member loan 666443 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Jamaica Hospital Medical Center	Debt-to-income ratio:	21.16%
Length of employment:	10+ years	Location:	New Hyde Park, NY

Home town:
Current & past employers:	Jamaica Hospital Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,000.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 366. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loan APR are identical. Required employment, optional income, verified early helps loan to quickly fund. Pace quickens when loan nearer it's expiration. Best option is to be flexible. If a debt consolidation, or credit card refinance, more advantageous to accept 70, 80, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you are automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Administrative Assistant to Director of Engineering in a hospital. I am single and I would like to change my loan to 60 months if possible.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Citi MasterCard - $5,707.21 - 13% Capital One Bank - $2,124.47 - 12% Medisys Credit Union Loan $8,799.88 - 11/%
I would like to help fund your loan, but please answer the following question(s): Please list the credit cards (or other debts) with their corresponding balances, interest rates & minimum monthly payments that will be paid off with this loan. The L.C. community wants to fund loans, and this basic information helps tremendously. Thanks in advance!	I also have a school loan that I will put the rest of the money towards that.

Member Payment Dependent Notes Series 666481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666481	$15,000	$15,000	10.00%	1.00%	February 9, 2011	February 17, 2014	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666481. Member loan 666481 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Ross Stores, Inc	Debt-to-income ratio:	18.64%
Length of employment:	10+ years	Location:	Pleasanton, CA

Home town:
Current & past employers:	Ross Stores, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$81,076.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Could you please list the balances and APRs you are refinancing? Also your revolving credit balance is shown as 81k. I presume this is from a line of credit? What is the balance and APR on the that credit line? What steps are you taking to limit future accumulation of debt?	1. a. BOA $8,600 16% b. Union Bank Visa $2,700 18% c. American Express $3,300 18% 2. $48,000 equity line with 4.4% 3. Reduce balance in high interest CC balance and reduce CC balance with additional cash from bonus check in April 2011
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	1. $7K/month 2. Expenses: a. Mortgage: $1,800 b. car: $500 c. Utilities $120 d. Phone/internet $180 e. Food $800 f. Misc $500 3. Yes
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Ross Stores? These answers will definitely help lenders lend.	1. already posted my response. 2. a. 401K: $55K b. bank savings: $500 3. a. Stocks: $15K 4. Yes - I am the sole wage earner. 5. middle level manger at corporate office
Please explain your position with Ross Stores. How much of your monthly income is salary versus bonus. Thank You	1. middle level manager at corporate office 2. In 2010, 30% of my annual income came from bonus.

Member Payment Dependent Notes Series 666533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666533	$12,000	$12,000	10.37%	1.00%	February 9, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666533. Member loan 666533 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Oklamotive Inc.	Debt-to-income ratio:	11.39%
Length of employment:	10+ years	Location:	Oklahoma City, OK

Home town:
Current & past employers:	Oklamotive Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/11 > The purpose of this loan is to pay off two higher interest credit cards with MBNA. MBNA (AOPA) currently has a 27.9% interest rate. I owe $7,533 as of 1 Feb, and the credit limit is $15.3K The second card is an MBNA (Personal Platinum Plus) with a balance of $4,497, and a credit limit of $11,000. 100% of funds will be applied to these two balances. Thanks for your confidence! You made a wise choice! Borrower added on 02/03/11 > 100% of these funds will go to paying off 2 MBNA high interest credit cards. MBNA (AOPA) has a credit limit of $15,300, and a balance due of $7,533. No additional spending has been put on this card in 4 years. MBNA (Personal Platinum Plus) has a credit limit of $11,300, and a balance due of $4,497. No new spending on this card for 4 years as well. They will be closed out upon full payment. Thanks for your confidence in me. You made a wise choice! Greg

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	48
Revolving Credit Balance:	$28,166.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the difference between the $28,166 revolving credit balance, and the loan amount of $12,000 requested. What is the breakdown of creditors , monthly payments and interest rates ?	Type your answer here. Certainly. The $28,166 reflects the total outstanding credit card balance My wife and I owe. I'm only interested in $12K however, as that is the amount of the high interest credit card portion of the $28K. USAA and Capital One hold the remaining balances, but the interest rates are locked in at 6.15% and 7.4%, as I restricted them to no additional usage and "payoff only" about 4 years ago. Believe it or not, the $28K balance is down from $54K 4 years ago. The end is in sight! Hope this helps?
Hello! Could you briefly explain what you do for a living? Thanks!	I manage a chain of automotive service centers.

Member Payment Dependent Notes Series 666590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666590	$25,000	$25,000	11.11%	1.00%	February 14, 2011	February 17, 2014	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666590. Member loan 666590 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	FirstGroup America	Debt-to-income ratio:	5.18%
Length of employment:	3 years	Location:	Covington, KY

Home town:
Current & past employers:	FirstGroup America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/11 > This loan is to refinance credit card debt to a lower rate of interest. I have closed this account (not open for new charges) and am in the process of paying it off. I am an attorney with very good credit and job stability. I am never late on payments. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,325.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Amounts owed to JP Morgan Chase Bank under 2 lines of credit. First Line balance is $8,750; Second Line balance is $21,200. The APR on both lines is 27.24% Minimum monthly payment on First Line is $283; Minimum monthly payment on Second Line is $706; Funds will be used to pay off Second Line in full and pay off a portion of the First Line and get much lower APR. I closed the Second Line of Credit voluntarily and it is no longer available for new advances. While the First Line of Credit is still open, I do not use it.
Is the title to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	Title to home is in my name. Mortgage balance approximately $250K. No HELOC. Current market value is approximately $315K.

Member Payment Dependent Notes Series 666599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666599	$12,000	$12,000	9.63%	1.00%	February 9, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666599. Member loan 666599 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Horizon Specialty Hospital	Debt-to-income ratio:	6.58%
Length of employment:	9 years	Location:	LAS VEGAS, NV

Home town:
Current & past employers:	Horizon Specialty Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/11 > pay off high interest debt and fix the engine to my car Borrower added on 02/06/11 > lower interest rate cards and from my bank for a used car. Got approved for the used car but decided not to but instead fix the engine. One card from chase had an interest rate of 29.99% .that should be paid of by next week however. Borrower added on 02/06/11 > forgot. one was for a short sale property my wife was interested in.

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,217.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I plan to consolidate my first bankcard $7200 @23.99% and Chase card which is closed $5700 @24.24%. I will pay off my Merrick card of $3600 on my own. I on on schedule to pay off every other revolving debt my next month and the are both closed ACCOUNTS. Was supporting two kids in college but my lovely daughter graduated from syracuse and now on her own with the pharmacy program at University of Michigan
What is the reference to the engine? Is the cost associated with fixing your engine in addition to the 7200 and 5700 credit cards you're consolidated?	Its not associated. The shop told me today it will cost $3000 installed. I plan to fix my engine, pay off the 5700 since that acct is closed and apply the balance to the 7200. It will reduce my interest on that balance.
A verified income will make your loan much more attractive to investors. Please contact Lending Club to send in your income verification documents (support@lendingclub.com). Some people fax a copy of a pay stub, etc. After this is complete, your loan will have much greater chances of getting funded. Thanks!	I sent everything already. even my 2010 W2

Member Payment Dependent Notes Series 666622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666622	$25,000	$25,000	18.99%	1.00%	February 15, 2011	February 16, 2016	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666622. Member loan 666622 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	SmartCity Telecom	Debt-to-income ratio:	11.22%
Length of employment:	4 years	Location:	Windermere, FL

Home town:
Current & past employers:	SmartCity Telecom
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	39
Revolving Credit Balance:	$17,830.00	Public Records On File:	0
Revolving Line Utilization:	93.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance on house loan $239k No HELOCS Current market value of home $245k
What is SmartCity Telecom and what is your position there? What was your delinquency 39 months ago?	Smart City Telecom is a private telecommunications company that provides service to Disney (both in FL and CA), Disney Resorts, Resorts & Conventions (Orlando Convention Center, Vegas, DC...) I work in the Accounting/Finance department as a Sr. Financial Reporting Analyst/Treasurer. I have had no delinquencies in 39 months according to all 3 credit reports.
Hello borrower, I am very interested in financing your loan. However can you answer these questions: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept a 85, 90, 95 percent partially funded loan because after making 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) (5) What is the total balance of the mortgage loans and any HELOC you owe on your home? (6) What is the current market value of your home? (use zillow.com if unsure) (7) Can you verify your income with lending club?	1) Sr. Financial Reporting Analyst/Treasurer: In charge of all the treasury functions for company (e.g. bank reconciliations), liaison with external auditors, monthly variance analysis, budget, forecast... 2) No spouse income included. 3) Looking for 5 years, but intention is to pay back within 3 years. 4) yes I will accept partial loan. 5) morgage balance $239k, no helocs 6) current market value home $345k 7) yes I have already sent income verification to Lending Club

Member Payment Dependent Notes Series 666647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666647	$16,050	$16,050	17.14%	1.00%	February 9, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666647. Member loan 666647 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Dish Network	Debt-to-income ratio:	15.15%
Length of employment:	1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Dish Network
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	37
Revolving Credit Balance:	$8,146.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Delinquencies. (Please look at your credit history of this listing.) 4. Your position at current company 5. Previous work experience 6. Itemized monthly expense 7. Anyone who you need to financially support, for example, your children. 8. Anyone who bring income into your household. Are they in debt?	Hi good morning, I appreciate the chance for someone to help me so i can clear up some debt that has been lingering over my head for quite some time now. I am 27 years old with 2 jobs and consider my self a hard worker. 1. The purpose of this loan is to clear up 2 credit cards that I have, school loan and a car loan. I have 2 cards, the main debt is about $7,300, the other is about $500. This should help make my balance at $0 and keep it just for emergencies. 2. The reasons I have accumulated this debt is simple, I lost my job twice (getting laid off) and had to use up some emergency money and skip payments on things just to survive, it has been a few years and even though I am back on my feet, I am still feeling the effects from this period of when I was out of a job. 3. I am not sure if i have any recent delinquencies, for the most part I'd have to say I can usually pay everything on time or within the grace period. 4. Currently I hold 2 jobs, one full time job and one part time job. I currently work for Dish Network where I have been there for about a year and a half now, and I hold a part-time position at Lowe's Home Improvement which i have currently been working at for 4 years now. 5. Previous work experience has been with a company called Pendum where I got laid off & Menard's where I held a supervisor position for 3+ years. 6. I currently renting from a condo owner for $925 a month with parking on top of it for $105. my other expenses include: electric, cable, insurance, cell phone, 2 credit card payments, school loan, car note, groceries. Which usually comes to a total of an addition $1100 or so. 7. I do not have anyone to claim. 8. I currently live with my girlfriend who goes to school full time and works part-time to help with bills around the house. No she does not have any outstanding debt, just future school loans. I hope this helps and that you can find it in your heart to help out a person in need. Thank you Jason Spielman
Please list the loans you'll be paying off, with type of loan (credit card, student, car, etc), amounts and interest rates. Also, please show a monthly budget.	$6,465.96 for my Carmax loan which i believe is thru GMAC and is around 16% $7351.07. for a Chase Credit card which is at a 6.24% $1,588.69 for my Sallie Mae which is at 2.47% Monthly Budget I plan on only buying things that I need and would like to use the snowball effect with my bills for future. I'm not sure if your asking for a detailed breakdown of my expenses? if so i can list those if you need them.

Member Payment Dependent Notes Series 666653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666653	$3,600	$3,600	12.68%	1.00%	February 11, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666653. Member loan 666653 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Cal-Royal Products, Inc	Debt-to-income ratio:	8.71%
Length of employment:	4 years	Location:	North Hills, CA

Home town:
Current & past employers:	Cal-Royal Products, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,675.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Cal-Royal and do you have other sources of income in your household, maybe your spouse?	I am a computer analyst. I do graphics and catalog at Cal-Royal. I provide images and information in our website.. My spouse works as a caregiver and provides payment for our rent and portion of our household expenses. I also have a weekend job on a regular basis, plus I get a monthly retainer fee for a real estate company in OH, updating their listings.

Member Payment Dependent Notes Series 666662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666662	$12,000	$12,000	9.63%	1.00%	February 10, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666662. Member loan 666662 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Blackhawk Network	Debt-to-income ratio:	12.72%
Length of employment:	1 year	Location:	Gilbert, AZ

Home town:
Current & past employers:	Blackhawk Network
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,035.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 666705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666705	$9,050	$9,050	7.29%	1.00%	February 11, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666705. Member loan 666705 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	CWIE, LLC	Debt-to-income ratio:	21.65%
Length of employment:	2 years	Location:	Chandler, AZ

Home town:
Current & past employers:	CWIE, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/11 > I've been dreaming of this day for so many years. I'm finally on track to be out of debt by the end of next year and all I need is your help to make it there. Thank you so much for considering funding my loan.

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,062.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of business is CWIE, LLC?	CWIE provides a myriad of internet-based services from web hosting, datacenter colocation and online credit card processing.
What do you do at CWIE, LLC and where did you work prior to that?	I'm a Project Engineer. Before CWIE, I was the IT Manager at a t-shirt screen printing equipment manufacturing company.
What are the current rates and balances on the debt you are refinancing? Thanks.	I'm refinancing a total balance of around 8700 on 5 cards with rates varying from 16-21%.

Member Payment Dependent Notes Series 666717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666717	$14,400	$14,400	6.92%	1.00%	February 14, 2011	February 16, 2014	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666717. Member loan 666717 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,800 / month
Current employer:	Cross Telecom	Debt-to-income ratio:	13.35%
Length of employment:	6 years	Location:	Lake Tapps, WA

Home town:
Current & past employers:	Cross Telecom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/11 > Paid off 10K so far on Credit Cards. This will help alleviate most of the monthly pain.

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,533.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding part of your loan. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, if you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? Thanks	Thank you for your questions. The balances were built up mainly while building my house, but of course poor money management skills over years has. I've since reformed and pay cash or use my atm online. BECUVisa 11,557.20 (7422.21 @ 5.9 fixed remainder at 10.9) Bank of America 2840.41 @ 12.49 Fleet 4,926.52 @ 11.41 Chase 4036.85 @ 15.24 Best Buy 2038.95 @ 0 for 13 months, then 24.9 Intentions are to pay off Fleet, Chase and Bank of America with the remainder going towards Best Buy. Both Fleet and Bank of America cards have shown intentions to raise the rates soon. I own my home, although of course the bank really does. Current Value according to Zillow 214,500 (very generous) Current mortgage: 204,845.03 @ 7.25% Monthly 1375.30 but I pay 1500. No home equity line of credit. The loan payment for what I would receive here is well within my monthly means and this loan is mainly being used as a way to remove the variable rates which cause me so much angst every time I open a statement. Thank you for your consideration.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Monthly expenses Mortgage 1500 Utilities (Gas, electric, phone, garbage, water, cable, internet) ~400 House and Auto Insurance 130 Automatic savings 200 Food 200 Credit Cards 700 (If I paid the minimum. Actually pay closer to 1500) Auto Loan 167 Business LOC 200 Fuel 100 Debts BECUVisa 11,557.20 (7422.21 @ 5.9 fixed remainder at 10.9) Bank of America 2840.41 @ 12.49 Fleet 4,926.52 @ 11.41 Chase 4036.85 @ 15.24 Best Buy 2038.95 @ 0 for 13 months, then 24.9 Mortgage 204,845.03 @ 7.25% Monthly 1375.30 Business LOC 8387.29 @ 8% Auto Loan 831.09 @7% Savings Emergency account 2432.26 401K 74,429,49 Treasury Bonds 830 No other investments. I live by myself.
Quick question. Why haven't you taken a 401(k) loan to pay off your credit cards? Most employers let you do so up to half of your balance and then you're paying the interest to yourself.	My 401K plan does not allow loans, only hardship withdrawals.

Member Payment Dependent Notes Series 666729

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666729	$10,000	$10,000	13.80%	1.00%	February 15, 2011	February 18, 2016	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666729. Member loan 666729 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	DFW Airport Police	Debt-to-income ratio:	23.41%
Length of employment:	10+ years	Location:	BEDFORD, TX

Home town:
Current & past employers:	DFW Airport Police
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,262.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept the 80, 85, 90 percent partially funded loan because after 6-months making on time payments, you're automatically eligible to relist the loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Type your answer here. Position is Senior Police command staff. Spouse income not included. Total gross is 165,000. 4-5 year payoff. Will not accept partial funding.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Total bal is 110,000. Market value is 130,000
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? DO you have any other loans apart from CC loans ? What is your monthly budget (including family)? Please itemize	Type your answer here. HSBC-$3,000 @ 27%, Wells Fargo-$9,000 @ 18.24%, Dell-$2,000 @ 24.24%, Kohl"s-1,500 @ 21.90%:
What is it you plan on using the requested funds for?	Type your answer here. consolidate debts for lower interest and quicker pay-off
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it basically involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	Type your answer here. I contacted Lending Club support as you suggested and they said they will be verifying income and employement as a standard practice anyway. Thank you.
DO you have any other loans apart from CC loans ? If you have spousal income please specify approx ? What is your monthly budget (including family)? Please itemize Why would you not consolidate the entire 15,000 cc debt since all the APR's are pretty high?	Type your answer here. Other loan question previously answered. Spouse income is 60K.

Member Payment Dependent Notes Series 666847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666847	$2,000	$2,000	12.68%	1.00%	February 14, 2011	February 16, 2016	February 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666847. Member loan 666847 was requested on February 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,544 / month
Current employer:	n/a	Debt-to-income ratio:	5.44%
Length of employment:	n/a	Location:	lake elsinore, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,282.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are you purchasing and what is your source of income?	My source of income is social security and a V.A.disability benifit...
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Last appraisal that I got was 97,000 and I currently owe 83,000 & change

Member Payment Dependent Notes Series 666898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666898	$15,000	$15,000	16.40%	1.00%	February 10, 2011	February 17, 2016	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666898. Member loan 666898 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Pennyslvania College of Technology	Debt-to-income ratio:	22.68%
Length of employment:	10+ years	Location:	Canton, PA

Home town:
Current & past employers:	Pennyslvania College of Technology
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,253.00	Public Records On File:	0
Revolving Line Utilization:	92.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? The payment on this loan is $368 per month. How much per month, if any will this loan save you compared to what you pay now on your credit card debt?	This loan will save me approximately 20$ a month, but it will help enormously with the high apr on my cards. I will also pay off my loans faster with this loan. No, I do not have any additional income coming from a spouse or partner. Thank you
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	total balance of mortgage is 108,531.28. I'm not sure what HELOC is, but I don't believe it is applicable. This summer when I bought the home, the market value for the home was 120,000.
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 335. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 75, 85, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1. I am a computer network engineer of 10+ years at a local College. 2. No, there is no additional income applicable. 3. At this time I expect to use the entire 60 months to pay off the loan. 4. I will have to consider when the time comes. Since the payment for the loan will need to stay in budget with the payments on the loans I will not be able to pay off, I will need to assess that. If it seems I can quickly pay off the remainder of my original loans than yes I will.
Any additional household income not listed above? Can you please list the debts (amounts) you are carrying and not just the ones you would like to consolidate?	no additional household income. I won't list the other debts that I have, but I can assure you that the loans which I will consolidate with this loan have a combined payment higher than the payment for this loan.
What are your monthly expenses?	I do not feel at liberty to share all of my monthly expenses at this moment. I can assure that the amount of the expected payment on this loan is less than the combined payment of the unsecured credit payments that I have now. So there will be no problem with this payment in my budget. Thank you for the question.
I want to recommend you consider answering the question posed above "What are your monthly expenses?" Lenders here are investing their hard-earned money in people whose spending habits we know nothing about, except what they tell us in answer to their questions. I and others have gotten burned and we want to avoid losing money. All borrowers reassure us they can afford their payments, they will pay the loan timely, etc., etc. Almost all borrowers answer our questions about how they spend their money. Your willingness to do this will enable more of us to fund you. We have no idea who you are, so there should not be privacy concerns. Please reconsider your refusal to answer this question.	Mortgage $778.74 Car Insurance $92.30 Penelec $100.00 Frontier $100.00 water and sewer $60.00 UGI $75.00 Cell Phone $60.00 Loans PSECU LOAN $100.00 PSECU TRUCK $261.00 Credit Cards Chase $144.00 Cabelas $36.00 Discover Card $102.00 Capital One $107.00 Sams Club Credit$20.00 GAS $150.00 DAYCARE $200.00 GROCERIES $300.00 SUBTOTAL $2,686.04 PAYCHECK $3,100.00 TOTAL $413.96 I am paying off my Sams Club Credit Card with my tax return, and I will pay off the rest of the credit cards with the loan from lending club. Chase $144.00 29.99% $3565.00 Cabelas $36.00 above 20% $1573.00 Discover Card $102.00 25.99% $4954.00 Capital One $107.00 18% $4307.00 total $14399.00

Member Payment Dependent Notes Series 666920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666920	$20,000	$20,000	10.37%	1.00%	February 11, 2011	February 17, 2014	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666920. Member loan 666920 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Koinonia Foster Homes, Inc.	Debt-to-income ratio:	12.82%
Length of employment:	10+ years	Location:	Reno, NV

Home town:
Current & past employers:	Koinonia Foster Homes, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/11 > On January 24, 2011 my son had an opportunity to have a very necessary operation which insurance declined. It was a critical quality of life issue and I felt, as his mother, it was imperative for the procedure to be completed. The cost was $6500 and I was grateful to know I had the means to do it. In borrowing the money for the procedure, I also want to consolidate my credit card debt for ease of payment (instead of multiple payments each month), a lower interest rate, and to work with the individual investors through the Lending Club rather than through conglomerate banks. This is my second loan through Lending Club. I have a great job which I have held for 15 years; I am the director of an agency, and I earn a six figure income. My profession is more than a job. It is the career of my choice; something I am called to do; and I will be here, doing this, for many more years. Thank you for your consideration of this loan!

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,428.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, can you please clarify my understanding -- are you looking to consolidate credit card debit that was accrued due to paying for the medical procedue via credit cards?	I have approximately $13k on credit cards, accrued through 0% offers, which I am paying down each month. The medical procedure was $6500, and that $6500 is in addition to the $13k in current credit card debt.
It sounds like you made the right decision on the procedure, and congratulations for getting it done. Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. Thanks.	Thank you for your kind words. :-) Here are the credit card debts I will pay off with this loan: Credit Card 1: $3176, 5.99%, I pay $150/month; minimum due is $54. Credit Card 2: $3737, 14.99%, I pay $150/month; minumum due is approximately $50. Credit Card 3: $2829, 4.99%, I pay $100 a month; minimum due is $56. Credit Card 4: $2767, 12.99%, I pay $150/month; minimum due is $58. Credit Card 5: $1862, 17.99%, I pay at least $150/month; minimum due is $25. This is a working card I usually keep below a $500 balance. It is higher right now because the Anesthesiologist wanted to be paid with a Visa or MC. I will pay off $1000 of the balance, which is the medical on this card. Credit Card 6: Approximately $750 balance, 9.9%, will continue to pay separate from this loan. I pay at least $150 a month on this card. It is a working card I currently use to finance continuing education credits. I realize some of these interest rates are lower than what Lending Club is offering me. In part my desire was to just make one payment each month instead of these miscellansous small payments.
What was the loan ID of your first loan with Lending Club? What is its status?	The first loan is member # 544110. It is current. It was a $2100 loan and has a balance of $1369.
Why are you willing to pay more interest by paying off those lower rate cards in exchange for just one payment? You could take the $6k intended for cards 1 and 3, and pay it back immediately to this loan. If you have automatic payments set up, it's just as convenient, and you'll have lower monthly payments as well as lower total interest paid. Is there a reason not to do that?	Yes, that is a good idea! To be perfectly candid, I was surprised to see those low interest rates were still in effect when I checked online today. I thought both had expired. Before implementing my original plan or the plan you lay out here, I will verify the rates one last time.
Is the title to your home in your name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	Yes, the title of the home is in my name. My mortgage balance is $102k. The market value of the home is $150k. I do not have a HELOC.

Member Payment Dependent Notes Series 666941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666941	$6,500	$6,500	7.66%	1.00%	February 11, 2011	February 17, 2014	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666941. Member loan 666941 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Call Assistant	Debt-to-income ratio:	13.71%
Length of employment:	< 1 year	Location:	logan, UT

Home town:
Current & past employers:	Call Assistant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/11 > I plan to use the funds to consolidate my credit cards. I have a steady,full time income of 1600 to 2000/mo (depending on bonuses) and have never made a late payment to any company.

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,172.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 666953

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666953	$10,000	$10,000	13.80%	1.00%	February 14, 2011	February 21, 2016	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666953. Member loan 666953 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	VILLAGE OF ELMSFORD	Debt-to-income ratio:	13.16%
Length of employment:	8 years	Location:	ELMSFORD, NY

Home town:
Current & past employers:	VILLAGE OF ELMSFORD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,146.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the VILLAGE OF ELMSFORD?	I work for the water department.
Is this for a purchase of a new car? If so, are you really unable to get a better auto loan rate than 13.8%? How secure is your job at the water department? Thanks.	To pay off a loan I had received through another bank. This loan rate is better than what I currently have. My job is VERY secure.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month, or Gross $ Income Per Year? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Total household income is about 95000. If I am able to pay off the loan in a shorter amount of time, I definitely will. Thank you. Semper Fi!

Member Payment Dependent Notes Series 666959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666959	$12,000	$12,000	10.37%	1.00%	February 14, 2011	February 17, 2016	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666959. Member loan 666959 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	Netflix, Inc	Debt-to-income ratio:	7.21%
Length of employment:	1 year	Location:	San Jose, CA

Home town:
Current & past employers:	Netflix, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$660.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Two car loans to Wells Fargo: $13,952 @6% paying $400/mo $5,643 @6.25% paying $300/mo Tax liability: $3800 paying $400/mo This will be paid off by the loan. Wyndham Timeshare: $8000 @ 9% paying $300/mo This will be paid off by the loan. Citi Drivers Edge Mastercard: $416 @ 19% (but I always pay this balance off to not accrue interest) American Express One Card: $1174 @ 0% I use this card for 90% of my purchases included my business travel. It has interest protection and an associated high yield savings account. How much I pay each month depends on my travel, but it rarely carries a high balance. Citi Flex LOC: $2197 @ 8% paying $200/mo AT&T Universal Card: $0 Best Buy: $0 Amazon Mastercard: $0 GM Card: $0 In one of my previous responses I detailed my job responsibilities. --thank you!
What are you going to use the loan for? Your credit history only shows a revolving credit balance of $660.	I've closed a majority of my revolving credit over the past couple years and pay off what I charge each month ever since. I'm requesting this loan to payoff two debts. The first is a time share I bought for my wife on our honeymoon. :\ It was an impulsive decision that I'd like to close out. The other debt is a tax liability from stock options I sold at a previous job. I'd like to close both of these out to reclaim the $700 I'm paying now as my wife and I want to accelerate what we are saving to purchase a home. The $250 a month payment for this loan compared to the $500 I'll get in return makes sense to me.
What is your position at Netflix?	I'm a senior systems engineer responsible for security and infrastructure as it pertains to systems management. This involves working closely with our DVD distribution, customer service, and streaming teams to provide automation, best practice, and incremental improvements to internal business processes.

Member Payment Dependent Notes Series 666976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666976	$8,400	$8,400	10.37%	1.00%	February 11, 2011	February 17, 2016	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666976. Member loan 666976 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Wells Fargo-Wachovia	Debt-to-income ratio:	14.14%
Length of employment:	1 year	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Wells Fargo-Wachovia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/11 > My current girlfriend is in the process of becoming a dentist. She is in her last year of dental school, and is one of the top in her class. She has been amazing to me and I can't wait to spend the rest of my life with her. I want to give her the perfect engagement ring.

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,016.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 666996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
666996	$18,000	$18,000	16.77%	1.00%	February 15, 2011	February 17, 2016	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 666996. Member loan 666996 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,708 / month
Current employer:	Jack Henry & Associates	Debt-to-income ratio:	22.81%
Length of employment:	9 years	Location:	Neosho, MO

Home town:
Current & past employers:	Jack Henry & Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/11 > Looking to get back on my feet financially, pay off credit cards, pay off $3000 on my car so I can refinance at a much lower rate. I have a great, long term job but need a little breathing room.

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,617.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	House was appraised when I purchased it on Dec 2009 for $68,000. Hopefully that's current enough, since then I've added a new garage door opener and various fixtures(lights, faucets, etc), so hopefully the value has gone up. I currently owe $60,018.54
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 335. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 75, 85, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I develop software for jack Henry and associates, a banking software company. Realistically, closer to 4 years if not sooner, but it's been so tight lately I wanted the cushion for a few months before I started paying more into it. As for partial, you are correct, even if I can get some to take care of those high interest cc it would be a blessing.
Any additional income not listed above? Can you list the debts (amounts) you are carrying and not just the ones you would like to consolidate?	I have some stock in the company I work for that I sell from time to time if needed but I'd rather leave it to grow. I occasionally fix pcs for some extra cash when needed but my current job has been pretty busy lately with rolling out a new product so that's about it. Debts include car loan($14,500), College loan($14,620.96), and a personal loan ($7,196.13), home mortgage($60,000).
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Thanks for the advice, I'll do that.
How did you get yourself into your current "tight" financial condition?	A bit overly ambitious about what my pay should be at work(should be at $20k more but I'm happy with the job and they blame the economy for the shortcomings, even though the stock has exploded lately.) and being too supportive with my last couple girl friends(1 owes me $2000 of which I'll never see I'm sure. Needless to say learned my lesson there. Bought the house when i wasn't in the greatest shape, but the 1st time home buyer credit really helped out, of course then I need washer/dryer, fridge, etc. got the house for $62k, appraised for $68 so should pan out in the long run. Within the first year of buying the house I got pneumonia 2x that year which put me in the hospital for over 5 days each time. Even with good insurance I still had to pay 20%. I have a son that I pay child support on of which I'm proud to have never missed a payment for that as he should come first(too many dead beat dads out there!). Somewhere in there I hit a deer in my car that was paid off so had to get into a car payment. Poor decisions on credit purchases and once I got behind, started using credit for gas and food and that just made it worse.
I need to see your monthly expenses.	It would be nice if you could upload a spreadsheet. Here goes(all monthly, some averaged): Internet(40.00) Child Support(386) Car Pmt(340) gas(180) Loan Pmt(215) Chase cc(250) Car ins(87) water bill(50) mortgage(440) capitol one(250) best buy(150) cell(60) student loan(122) Mecication(135) food(150) nat. gas bill(80), (50 summer to 160 winter) electricity bill(115) total bills($3050/month) That leaves about 200-300 extra per month for various things from my 15 year old needing something, house stuff, or paying extra on the ccs, and try to save a little back if possible, etc.

Member Payment Dependent Notes Series 667056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667056	$15,000	$15,000	16.40%	1.00%	February 11, 2011	February 17, 2016	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667056. Member loan 667056 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Mock Schwabe Waldo Elder Reeves & Bryant	Debt-to-income ratio:	16.75%
Length of employment:	3 years	Location:	Oklahoma City, OK

Home town:
Current & past employers:	Mock Schwabe Waldo Elder Reeves & Bryant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/11 > Consolidation of credit card debt. Once funded, will voluntarily reduce credit card limits. Reason for loan is to get on an exact plan to pay off the debt. Monthly payment to Lending Club is approx monthly payments submitted to current debt holders.

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	39
Revolving Credit Balance:	$10,106.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance of the mortgage I think is 99k or 100k, and the home is 116.5K according to zillow.
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is current employer? and What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 335. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 75, 85, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Current employer: small, corporate-style law in downtown metropolitan area. I am an attorney with a gross income of $110000/year. I have a live-in girlfriend that just graduated with her Ph.D. and is looking for work, so the gross income will increase by what I expect to be at least $35k/year and as much as around $60k/year. I plan to pay off the loan in about 4 years. I am not sure about whether I will accept the partial loan. Thanks for the question.
What are your monthly expenses?	Around $3300/month Thanks.
1) I am interested in investing in this note (your loan). Since this is a refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. 2) What actions have you taken (other than requesting this loan) to further reduce your debt and maintain it at a lower level moving forward? Thank you in advance for your answers.	I will be replacing two credit card balances of about 9500 (~25%) and 4500 (~18%), and then reducing the credit limit on the higher APR to about $4000 with a zero balance for emergencies only. I have basically stopped using the higher interest credit card and haven't used it in years, and only use the lower interest to pay monthly bills that I immediately pay in cash so as to accrue airline miles. Most of the balance is debt that I've carried for quite some time after undergrad and not really an "active" credit card.

Member Payment Dependent Notes Series 667062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667062	$20,000	$20,000	16.02%	1.00%	February 11, 2011	February 17, 2016	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667062. Member loan 667062 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Pete Robertson Ins Inc.	Debt-to-income ratio:	13.68%
Length of employment:	10+ years	Location:	claremont, CA

Home town:
Current & past employers:	Pete Robertson Ins Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1970	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,989.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total mortgagee on home is $540,000 Market Value is $650,000. Also have commcial Rel Estate mortgagee $209,000 market value $750,000..
Hi, I'm interested in investing in your loan. I had a few questions if you don't mind answering: 1)What is your position with your current employer, and what do they do? 2)Your credit report indicates about $54,000 in revolving credit card debt. What are the balances (and their corresponding APRs) that you will be consolidating with this loan? Thanks a lot.	29.9 apr
Hi. Thanks for posting your loan. Could please provide balances, APR, and minimum payments for each of the account you plan to consolidate? Also, given the large amount you will potentially borrow from the LC community, we would please ask you to please make every effort to very your income with the Lending Club (w2, pay-stubs, etc.) This information will help me gage whether your financial situation/cash flow will in fact be improved as a result of this loan. Thanks in advance for your answers.	W2's etc and tax returns were sent to credit department yesterday. apr is 29.99 on two cards that i plan to reduce.
get your income verified and an "approved" on your loan review. This will enhance your chances of getting your loan fully funded.	w2's and tax returns were emailed to credit at lending club on friday
1 What is your job description? 2 What is the balance of your mortgage including 2nds and heloc? 3 What is the current market value of your house? 4 What is your itemized monthly budget? 5 How long in years do you plan on taking to pay off the loan? 6 List your debt by: type, amount, interest rate and monthly payment. Please indicate which debts are going to be paid off by this loan. 7 What are you doing to keep this debt from reoccurring? 8 Get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it's done. Please take the time to answer all these and other questions you get from folks. These are all unsecured loans and the information will enhance your chances of getting funded.	1. President of ins agency 2. $540000 3. $650000 4.3-5 years 7. Have cut back on expenses 8. W-2's and tax returns were sent to credit last Friday

Member Payment Dependent Notes Series 667130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667130	$12,000	$12,000	13.80%	1.00%	February 15, 2011	February 21, 2016	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667130. Member loan 667130 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	n/a	Debt-to-income ratio:	6.95%
Length of employment:	4 years	Location:	Tonawanda, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/11 > This loan will consolidate a few interest credit card which will no longer be used. I have owned a home since 2006, never late and have around 30% equity in the home. Had a car loan for 5 years paid off and never late with multiple credit cards always paid on time as well. My credit is very important with my profession so I take great pride in paying everything on time, all the time. Borrower added on 02/11/11 > I would also like to note the reason my credit score is in the low 700's and not higher is due to the banks cutting my limits for no fault of mine during the "credit crunch." This instantly gave the appearance that I was utilizing most of my available credit when in actuality they simply lowered my limits.

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,546.00	Public Records On File:	0
Revolving Line Utilization:	75.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is $84,000. Property value is around $120,000.
Employer or current source of income?	Self Employed - Mortgage Broker Rent from the home I own which is a duplex
Can you verify your income via lending club?	Yes. I emailed lending club my tax returns today.
You will receive an email when the borrower answers your question.	There is no question listed?

Member Payment Dependent Notes Series 667139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667139	$10,000	$10,000	10.37%	1.00%	February 11, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667139. Member loan 667139 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	360i/Innovation Interactive/Dentsu	Debt-to-income ratio:	12.38%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	360i/Innovation Interactive/Dentsu
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,355.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 667189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667189	$7,200	$7,200	11.11%	1.00%	February 9, 2011	February 17, 2014	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667189. Member loan 667189 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	n/a	Debt-to-income ratio:	7.71%
Length of employment:	n/a	Location:	Smith River, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/11 > Paying off Wells Fargo Bank. Last summer instead of paying off my bills I had to help out my step-daughter with college expenses. She has a 4.0 average. If she went to summer school she would get the credits needed to graduate this May, instead of having to go to this school this fall. You can not borrow or get grants for summer school. Borrower added on 02/03/11 > Just want to pay off Wells Fargo Bank. Last summer I had to help out my step-daughter in college. She has a 4.0 average. If she went to summer school she could graduate this May, instead of having to go to school this fall. You can not get grants or loans for summer school. Borrower added on 02/08/11 > Want to thank everyone who has and will in funding me so quickly. I Have made a normal payment on my Wells Fargo card this month, but if I can get funded (now at 84%) by Friday 2/11 I can pay it off this month and save about $100 in finance charges. Thank you!!!

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,195.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Retired from the State of California after 32 years. I receive a pension from PERS. Last summer my step-daughter (has a 4.0 average) went to summer school so she could get the credits needed to graduate this May instead of going to the fall semester. Can not get loans or grants during summer. I put up well over $10K to help her out.
So at this point you are paying off debt, not current tuition bills, is that correct?	I am just paying off my Wells Fargo bill. Last summer I just made minimum payments on all my bills. She is going to college in New York City, very expensive!

Member Payment Dependent Notes Series 667193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667193	$20,500	$20,500	15.28%	1.00%	February 14, 2011	February 17, 2016	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667193. Member loan 667193 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	AtlantiCare	Debt-to-income ratio:	24.33%
Length of employment:	3 years	Location:	GALLOWAY, NJ

Home town:
Current & past employers:	AtlantiCare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,449.00	Public Records On File:	0
Revolving Line Utilization:	18.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 335. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 75, 85, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Thanks for looking into funding my loan request. Also as a non-serving citizen, heartfelt thank you for serving. I???m a Senior Systems Analyst at the local hospital (www.atlanticare.org), I???m currently working on the Health Information Exchange (HIE) project. HIE???s are the future of healthcare because of the cost savings which can be achieved with Electronic Medical Records compared to the traditional paper record. My individual annual income is $65,000; my spouse isn???t an applicant on the loan so I would prefer not to disclose her income but she is around the same ballpark as me. My current car loan is due to mature in 4 years so if I was to pre-pay this loan it would only be after holding it for 4 years. As far as the partial loan goes I would like to have the full loan amount but understand if the full loan amount isn???t met I will take the approved amount and start by paying of higher % cc???s first. I will make sure I get the income verification done. Thank you, for the well wishes and taking the time to review my application.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thanks for looking into funding my loan request. My current mortgage balance is $135,000 and the property value is $180,000. I don???t have a 2nd mortgage or a HELOC. Thank you, for taking the time to review my application.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	CC BALANCE MONTHLY BOA 9900 225 CITI 3500 100 CITI 3800 100 BEST BUY 800 100 AMEX 2500 225 TOTAL 20500 750
Also prease list APRs for each of those credit cards. Thanks!	Thanks for looking into funding my loan request. The credit cards are currently at a 0% intro rate for the next 2 - 4 months. After that the rates vary from 13 - 23%. The Citi cards are about 15%, AMEX is the highest at 23%, BOA is at 13% and Best Buy is about 18%. Thank you, for taking the time to review my application.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. Thanks.	Thanks for looking into funding my loan request. 1) My monthly net is $4,000. 2) I feel this question is too personal but in short I currently save at 8% 3) This has been answered in the previous questions. Thank you, for taking the time to review my application.
Arrgggh.. . Member 530469 keeps forgetting to ask the RATE for each! So important [to me, at least]! OK, sorry,, let's take it from the top: For EACH debt you plan to pay off with proceeds of this LC loan, please provide the Lender[eg, Citi], the Amount [e.g, $2250], the min monthly paymt [e.g. $47] and IMPORTANTLY the Rate[e.g., 8.99%]. Thanks. I'm looking forward to funding your loan!	Thanks for looking into funding my loan request. The credit cards are currently at a 0% intro rate for the next 2 - 4 months. After that the rates vary from 13 - 23%. The Citi cards are about 15%, AMEX is the highest at 23%, BOA is at 13% and Best Buy is about 18%. Thank you, for taking the time to review my application.
I do not understand the fiscally logical reason for wanting to pay off $9,900 currently at 13%[BOA] by incurring new debt at 15.3%. To help you with the math, this comes to over $1,000 in avoidable interest that you are volunteering to pay, unnecessarily! Surely the reason can't be in order to check one fewer bill-pay box each month-- can you please explain your logic, so I can fund your loan?	Thanks for looking into funding my loan request. Correct the rate on the BOA is a bit lower and can save me money on the % paid. If the loan isn???t fully funded that would be one of the credit cards I won???t pay off. The issue is with the loan I???ll have flexibility to have a lower monthly payment. I prefer to have a lower monthly payment, I will pay close to $200 additional annually just on that debt but it will allow me to save more than $200 a year. Thank you, for taking the time to review my application.

Member Payment Dependent Notes Series 667214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667214	$12,000	$12,000	7.29%	1.00%	February 14, 2011	February 17, 2014	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667214. Member loan 667214 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	orin telecom usa	Debt-to-income ratio:	19.90%
Length of employment:	7 years	Location:	HAWLEY, PA

Home town:
Current & past employers:	orin telecom usa
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/11 > is loan will be used to consolidate debts from my wedding in September 2010. This loan will enable my new wife and I to pay less interest and finance charges. This loan would save us a great deal of money, while making money for whoever decides to provide the funding. I believe I am a good borrower because: 1. I always make my payments early 2. I never take on more debt than I can handle 3. I keep my debt to available credit as low as possible 4. I use identity guard and take my credit and future planning very serious. 5. I am only applying for this loan because it will ultimately save me money. According to my calculations my monthly budget is only about 60% of my total monthly bring home. I am calculating my bring home amount as money deposited after all 401k contributions have been deducted. Although our economy has been suffering my career is on track and moving forward. Although I do not like to appear narcissistic I am very confident in my work ethic and abilities. I have been steadily employed full time for 10 years in the telecommunications field. the last 7 of those with my current employer. I believe I have made a name for myself and have no doubt my job is very secure. Borrower added on 02/05/11 > Just wanted to ad something to answer the question from an potential invertor. I was asked why I hadn't provided proof of income to Lending Club to help potential investors decide. I replied to them sure no problem. While looking over website to figure out how to do so I clicked on the "How do I verify my income?" link. This is what I was directed to. This was cut and pasted directly from the Lending Club site: Do I need to verify my income? Unless the Lending Club credit team has contacted you directly to request additional documentation to verify your income, you do not need to submit any other information. If your loan listing is under review and the Lending Club credit team has requested additional information such as proof of income, please follow the instructions in their email or phone request to append such information to your loan application.

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,815.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you submit income verification to Lending Club? This would greatly increase the lenders' interest and have your loan fully funded.	No problem

Member Payment Dependent Notes Series 667291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667291	$1,600	$1,600	10.74%	1.00%	February 11, 2011	February 17, 2016	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667291. Member loan 667291 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	WE CARE TRANSPORTATION	Debt-to-income ratio:	16.00%
Length of employment:	< 1 year	Location:	KENMORE, NY

Home town:
Current & past employers:	WE CARE TRANSPORTATION
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$382.00	Public Records On File:	1
Revolving Line Utilization:	8.90%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 667320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667320	$10,000	$10,000	17.14%	1.00%	February 11, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667320. Member loan 667320 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,658 / month
Current employer:	MILLERS EXPRESS	Debt-to-income ratio:	9.59%
Length of employment:	< 1 year	Location:	WALPOLE, MA

Home town:
Current & past employers:	MILLERS EXPRESS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/11 > PAY OFF ACCUMULATED BILLS, JOB IS QUITE SECURE.

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	60
Revolving Credit Balance:	$4,902.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The payment on this loan is roughly 20% of your monthly income. Please detail your plans and your budget. I'd like to know how this payment will fit in with rent, other expenses, and car payment.	DEAR SIR/MADAM; 2/6/11 THANKYOU FOR YOUR INQUIRY.ON THE ORIGINAL APP, THERE WAS NO INFO REQUESTED ABOUT MY SSI INCOME. THIS AMOUNT IS $1607.00 PER MO. I OWN MY CAR. THE ONLY ADDL EXPENSE IS APROX $275-300 MONTHLY FOR GAS AND REPAIR SET-ASIDES. MY TOTAL MONTHLY INCOME IS APROZ\. $3400-3500. THANKS, WALTER! X.
If your gross income is $1,600 I imagine your take home is below $1,300 (correct me if I'm wrong). Is it realistic to expect you to payout almost a third of your total income on this loan? What are your other expenses?	DEAR IMIDAS; 2/5/11 I JUST RESPONDED TO ANOTHER MEMBER. ON THE ORIGINAL APPLICATION THERE WAS NO REQUEST ABOUT SSI. I COLLECT $1607 PER MONTH IN SOCIAL SECURITY BENEFITS MY OTHER EXPENSES AMOUNT TO $275-300 PER MONTH FOR GAS AND REPAIR SET ASIDES FOR MY CAR WHICH I USE IN MY WORK. MY ANNUAL TAXES ARE VIRTUAL LY ZERO AS I CAN WRITE OFF .55 CENTS PER MILE FOR WOR MILES AS A COURIER.....THANKYOU VERY MUCH FOR YOUR INTEREST. WALTER! ..
What is your monthly rent/food/utilities? Amounts on all credit cards? Which will be payed off?	DEAR TRAKISSTA; 2/6/11 THANKYOU FOR YOUR INQUIRY. RENT=800.00P/M FOOD=175.00P/M UTIL=200.00P/M TRAKISSTA; PLS NOTE THAT WHEN I FIRST APPLIED I DIDN'T SEE A REQUEST FOR ADDL INCOME. PLS NOTE THAT IN ADDITION TO MY MONTHLY COURIER INCOME I ALSO COLLECT SSI IN THE AMT OF $1607.00 MONTHLY. MY MONTHLY INCOME IS APROX +,-$3300.00- 3500.00 DEPENDING ON THE AMT OF WORK I ACCEPT. CREDIT CARDS:AMEX 1400.00 VISA............................4800.00 I HOPE THIS SATISFIES YOUR REQUEST. THANKYOU, WALTER

Member Payment Dependent Notes Series 667392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667392	$18,000	$18,000	19.74%	1.00%	February 9, 2011	February 17, 2014	February 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667392. Member loan 667392 was requested on February 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Jasper White Summer Shack	Debt-to-income ratio:	14.06%
Length of employment:	9 years	Location:	Dorchester, MA

Home town:
Current & past employers:	Jasper White Summer Shack
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	27
Revolving Credit Balance:	$15,476.00	Public Records On File:	0
Revolving Line Utilization:	97.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? 2. What is your job and how stable is it? 3. What was the delinquency from 27 months ago? Thanks.	Citi Card 29.99% $6800 $450/month Wedding/Honeymoon / Getting paid off with loan & closed Discover Card 22% $2300 $80/month General Spending / Getting paid off with loan HFC Equity Line 19% $5600 $100/month Wedding / Getting paid off with loan & being closed Juniper Card 23% $453 $30/month Computer / Getting paid off with loan & being closed Old Navy Card 20% $800 $50/month Wifes card her clothes / Getting paid off with loan & close Kolhs Card 20% $450 $30/month Wifes card clothes / Getting paid off with loan & closed Nordstrom Card 20% $1000 $80/month Wifes card clothes / Getting paid off with loan & closed Most of the debt came from our wedding. We thought we would refiance our house after the wedding and be ok we got married in July of 2007 after the wedding and honeymoon is when the economy started to crash and was unable to refiance. My wife was the one that did all of the bills I have now taken them over and trying to make a better future for our family. We have definitly learned our lessons about credit and will hope to never be in this situation ever again. My job is the Culinary Director for Jasper White Summer Shack which is a restaurant group in New England. I have been with them for 9 years. My job is very stable I have just become a partner in the company. I don't remember exactly the delinquency from 27 months ago. But I have been keeping everything current for the last couple of years.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Lender Club is in the process of posting the information. Please check back in a few business days.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$256000 total owed $225000 current market value
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	HFC Equity Line $5000 $100/month Citi Card $7500 $400/month Discover Card $2500 $85/month Juniper Card $400 $25/month Old Navy Card $800 $50/month Kolhs Card $400 $30/month Nordstrom Card $1000 $65
Any additional household income not listed above? Just concerned about the big monthly payment. Tell us how you have the ability to make this payment on time for 3 years.	Mortage $2100 Gas $100 Electric $50 Cable $125 Car Payment $450 Car Insurance $110 The payment is lower than what I am paying on just a little more than the mininum balances I pay now. With the loan I will be able to pay off my debt quicker. I can also afford to pay a little more to get it paid down quicker.
I apologize if I have previously suggested the following: Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Lending Club is in the process. Please check back in a few days.
What are the interest rates on the debts that you listed? Also, what is your job and how secure is it? Thanks.	Citi Card is 29.9% which is the highest interest rate and the most of the debt. The rest of the debt is between 20-23%. I am the Culinary Director for a restaurant group called Jasper White Summer Shack. I have been with the company for 9+ years. I am a parterner with the company. I have a very secure job. I am just looking to clean up my debt and start saving more money.
(1) What is Jasper White Summer Shack and what do you do there? (2) What interest rate are you currently being charged on each of the 7 credit-card debts you list. (3) What was your delinquency 27 months ago? Thanks in advance for your cooperation in answering these questions.	1. It is a restaurant group in New England. I am the Culinary Director I over see all of the operations kitchens. I am also a partner with the company. I have been with the restaurant group for 9+ years. 2. Citi card is at 29.9% which is the highest. The other credits cards are between 20-24% 3. I had lost my mother about 5 years ago. My father has been fighting with losing his house. I had to help him out and fire a lawyer which then put me in the red.
Previous answer related to house being underwater. Give me an idea of why you won't walk away as well as how long you have owned it.	My condo is in a great location and close to everything. I hope that the condo market where I live will come back around. I am also in the process of working out new payments with my mortage comoany to lower my principal and interest rate.

Member Payment Dependent Notes Series 667593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667593	$8,000	$8,000	9.63%	1.00%	February 15, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667593. Member loan 667593 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Foveonics Imagaing	Debt-to-income ratio:	16.29%
Length of employment:	4 years	Location:	POINT PLEASANT BORO, NJ

Home town:
Current & past employers:	Foveonics Imagaing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > I have worked for the same company for 4 years. I applied to Lending Club to consolidate high interest credit cards in order to pay my total debt off faster and with less interest.

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	66
Revolving Credit Balance:	$3,260.00	Public Records On File:	0
Revolving Line Utilization:	77.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, interested in funding your loan but have a few questions: What is it you do for a living and what will you use the money for? Your revolving credit is only 3K yet you ask for 8? Thanks!	Hi William, I was including the rest of my car loan in my debt consolidation. I have a 2006 Nissan Altima that has 48,000 miles on it. It has a high interest rate on it, but I'm not eligible to refinance because I owe a little less than $5,000 on the balance. I have worked for Foveonics Imaging for 4 years. I am an account manager for them. The company digitizes paper records for government & private clients. Let me know if you have any more questions.

Member Payment Dependent Notes Series 667637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667637	$1,200	$1,200	7.66%	1.00%	February 9, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667637. Member loan 667637 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,426 / month
Current employer:	n/a	Debt-to-income ratio:	27.35%
Length of employment:	n/a	Location:	Carbondale, IL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 667654

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667654	$12,000	$12,000	10.74%	1.00%	February 14, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667654. Member loan 667654 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Sprague Nelson LLC	Debt-to-income ratio:	21.24%
Length of employment:	1 year	Location:	MEDFORD, MA

Home town:
Current & past employers:	Sprague Nelson LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/11 > I am repaying loans for college and a few other things. Hoping to get all outstanding loans paid off in 2 years, and start saving to buy a home. I have a steady full time salaried job, and am always on time with payments. My monthly budget to pay back this loan is well above the minimum payment requested. Thanks for considering the investment with me.

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	15
Revolving Credit Balance:	$11,089.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Sprague Nelson LLC and where did you work prior to that?	I am a project/traffic manager at SN. Before coming here, I worked at a large ad agency in Boston in the Business Affairs Department, handling talent contracts and negotiations.

Member Payment Dependent Notes Series 667663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667663	$6,600	$6,600	7.66%	1.00%	February 11, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667663. Member loan 667663 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,863 / month
Current employer:	Department of the Interior	Debt-to-income ratio:	12.18%
Length of employment:	6 years	Location:	Reston, VA

Home town:
Current & past employers:	Department of the Interior
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > I've used LendingClub once before and loved it so much that I'm back again! Like last time, I intend to use the loan funds to pay off higher interest debt. I have a perfect on-time payment record on my credit report that I'm proud of and work hard to protect. I look forward to doing business with you!

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,354.00	Public Records On File:	0
Revolving Line Utilization:	37.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Department of the Interior?	I'm a Petroleum Engineer; I work in the bureau that regulates offshore oil & gas production.
Hi. What specific debts will you consolidate with this loan? Thank you.	I have three debt accounts that total about $6000 @ an effective interest rate of 9.81% that I plan to consolidate with this loan.

Member Payment Dependent Notes Series 667702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667702	$1,450	$1,450	10.74%	1.00%	February 10, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667702. Member loan 667702 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Smith & Harroff, Inc.	Debt-to-income ratio:	5.77%
Length of employment:	< 1 year	Location:	Alexandria, VA

Home town:
Current & past employers:	Smith & Harroff, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	28
Revolving Credit Balance:	$3,770.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 667712

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667712	$12,000	$12,000	7.66%	1.00%	February 14, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667712. Member loan 667712 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,208 / month
Current employer:	Lockheed Martin Aeronautics	Debt-to-income ratio:	18.16%
Length of employment:	2 years	Location:	Arlington, TX

Home town:
Current & past employers:	Lockheed Martin Aeronautics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/11 > I'm currently paying high interest rates on a couple of my credit cards. I'm looking for a lower interest rate to pay off the cards quicker. I make my payments every month on my credit cards and have not missed one single payment nor have I been late on any of my payments. My goal is to pay off all of my credit card debt so I can be debt free while maintaining a high credit score. Working for a high profile company such as Lockheed Martin Aeronautics proves that I am a responsible and reliable individual who strives to better myself and manage my financials more wisely.

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,247.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Lockheed Martin and where did you work prior to that?	My job tile is a Procurement Representative Senior. I procure parts for the F-22 and F-35 Programs. Prior to working at Lockheed Martin, I was in the banking industry for over six years. Three out of the six years I was a Bank/Operations Manager. Working in banking allowed me to support my college education at Texas Tech University and gain a MBA there as well.
What are the current rates and balances on the debt you are refinancing? Thanks.	The rates on two different credit cards I would like to use the loan to pay off are 18.99%APR and 13.24%APR. The balances total up to ~$11K. My goal is to have all of my credit card debt paid off in 3 years or less.

Member Payment Dependent Notes Series 667758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667758	$7,200	$7,200	5.79%	1.00%	February 14, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667758. Member loan 667758 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	american eagle outfitters	Debt-to-income ratio:	24.11%
Length of employment:	3 years	Location:	new city, NY

Home town:
Current & past employers:	american eagle outfitters
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,029.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at american eagle outfitters?	I sell clothes, clean, run the register, help customers, and train new employees.
Hello I'm delighted to see that I can be of some help to local arts programs, do you own this dance school or class? What is the goal and use of the loan your applying for? I'm a working Equity member in the arts my self and would love to help your organization out.	Hi! I am the owner of the dance school. I am a dancer who has performed in NY but feels my heart is in teaching. I have a good following and am applying for this loan to help with costs in building a new studio. The goal is to create 4 functioning studios to offer a plethora of dance classes and styles and to be open for people of all ages.

Member Payment Dependent Notes Series 667824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667824	$18,000	$18,000	12.68%	1.00%	February 14, 2011	February 18, 2016	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667824. Member loan 667824 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,833 / month
Current employer:	Delta Air Lines Inc	Debt-to-income ratio:	16.78%
Length of employment:	10+ years	Location:	Newnan, GA

Home town:
Current & past employers:	Delta Air Lines Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,853.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept the 80, 85, 90 percent partially funded loan because after 6-months making on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I work in the Delta Ai Lines Operational Control/Dispatcher Center. I have responsibility for operations of a fleet of aircraft and cities within a sector of the county. Income reported is mine only. My wife's annual income is $55000 Will shoot for 4 years but a good chance of going full term Need fully funded loan to complete project of pool and fence.
What do you do at Delta Air Lines Inc? Will you be relying on any income other than your own, to repay this loan?	I work in the Operation Control/Dispatch Center. As a Sector Manager I have responsibility for a fllet of aircraft and operations at cities within a sector of the country. I did not include my wife's income of $55,000 annually in the original application
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have a first mortgage only of approx $265,000 and have been in the home just 13 months. I estimate the current market value at $290,000-$300,000
What is it you plan on using the requested funds for?	Pool and fence. Paying some of the cost out of pocket. Project estimate is $22,000.

Member Payment Dependent Notes Series 667833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667833	$6,000	$6,000	10.00%	1.00%	February 14, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667833. Member loan 667833 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,133 / month
Current employer:	Battelle Memorial Institute	Debt-to-income ratio:	14.36%
Length of employment:	5 years	Location:	BENTON CITY, WA

Home town:
Current & past employers:	Battelle Memorial Institute
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > This loan is to help fund a Clackacraft Drift Boat. I already have $3000 saved for the purchase.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,455.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 667850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667850	$1,000	$1,000	10.00%	1.00%	February 14, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667850. Member loan 667850 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Jos A Bank	Debt-to-income ratio:	22.01%
Length of employment:	7 years	Location:	REISTERSTOWN, MD

Home town:
Current & past employers:	Jos A Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,705.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 667864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667864	$2,000	$2,000	10.37%	1.00%	February 11, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667864. Member loan 667864 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,468 / month
Current employer:	n/a	Debt-to-income ratio:	21.73%
Length of employment:	n/a	Location:	Morgantown, WV

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/11 > Plan to pay off Credit Card which is at 20% interest. Have a good credit score. Monthly budget at 1,468.00 I'm a graduate student for the next 3 years being paid as a Graduate Research Assistant. Borrower added on 02/04/11 > Plan to pay off Credit Card which is at 20% interest. Have a good credit score. Monthly budget at 1,468.00 I'm a graduate student for the next 3 years being paid as a Graduate Research Assistant.

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,716.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what kind of graduate program are you in?	I'm doing a PhD in Computer Science.

Member Payment Dependent Notes Series 667870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667870	$12,000	$12,000	16.40%	1.00%	February 15, 2011	February 21, 2016	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667870. Member loan 667870 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,517 / month
Current employer:	CWIE LLC	Debt-to-income ratio:	5.22%
Length of employment:	3 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	CWIE LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > Looking to consolidate my existing loan and credit cards to receive lower rate. Borrower added on 02/08/11 > My position at CWIE is a IT Infrastructure Engineer. I'm responsible for the core infrastructure that enables my companies numerous internal and external functions. This is my 3rd year with the company. Borrower added on 02/08/11 > I should also note that during my 3 years with CWIE I have been promoted twice and received four salary increases. I have no complaints on record and the company has invested heavily in my industry certifications.

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,662.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for CWIE LLC?	Hi, My official title is IT Infrastructure Engineer. I'm responsible for the core infrastructure that supports my companies diverse internal and external functions. If you have more questions or would like a more detailed answer please let me know.
Hi, what loans are you looking to consolidate, their APRs and their monthly payments?	Loans: $5,428 @~24% monthly payment: $162.00 Credit Cards: $3,265 @29% min monthly payment $117.00 $658 @29% min monthly payment $13 $773 @~28% min monthly payment $26 $900 @15.99% min monthly payment $20
What is your existing loan for?	The existing loan was for two things. One was to take care of some vehicular repairs, second was to cover the cost of an industry certification.
Can you detail your current loan and credit cards, along with interest rates? For example: Loan 1, $5,000, 19%, etc.	Loans: $5,428 @~24% monthly payment: $162.00 Credit Cards: $3,265 @29% min monthly payment $117.00 $658 @29% min monthly payment $13 $773 @~28% min monthly payment $26 $900 @15.99% min monthly payment $20
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you. What do you do at CWIE?	Loans: $5,428 @~24% monthly payment: $162.00 Credit Cards: $3,265 @29% min monthly payment $117.00 $658 @29% min monthly payment $13 $773 @~28% min monthly payment $26 $900 @15.99% min monthly payment $20 My official Title at CWIE is IT Infrastructure Engineer. I am responsible for the core infrastructure that supports my companie's extensive internal and external functions.
DO you have any other loans apart from CC loans ? If you have spousal income please specify approx ? What is your monthly budget (including family)? Please itemize Can you submit documentation and get your income verified through lending club? It increases confidence in lenders and will fund your loan faster	1). Yes, Their is 1 loan and 4 Credit cards with balances. They have been itemized in previous questions. 2). No Spouse. Single with no children. 3). Monthly Expenses: Rent - $750 (includes utilities) Health/Life Insurance - $2 Employee Gym plan - $10 Auto Insurance - $115 Food/Groceries - $100 Cell & Internet - $150 Gas - $75 Entertainment - $100 4) Going through the process of submitting documentation for income verification currently. Only received list of required documents from Lending club 2-3 hours ago.
You wrote earlier : The existing loan was for two things. One was to take care of some vehicular repairs, second was to cover the cost of an industry certification.Can you please clarify. Are you talking about the $5,428 @~24% monthly payment: $162.00 ? Also the loan you have applied to lending club for 12K is to consolidate your debt on the (1 loan 4 credit cards) correct ?	The original question was what the loan was for. I only have one loan, the $5,428 one. So the answer is yes. For your second question the answer is yes also.

Member Payment Dependent Notes Series 667877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667877	$12,000	$12,000	10.74%	1.00%	February 14, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667877. Member loan 667877 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Foundation Laboratory	Debt-to-income ratio:	11.30%
Length of employment:	2 years	Location:	Fontana, CA

Home town:
Current & past employers:	Foundation Laboratory
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > I am taking a personal loan ( debt consolidation ) aiming to pay off majority of my credit cards in 3 years. Bank rates have sky-rocketed and minimum payments just go to ineterest rates.I am hoping this decision to avail of this loan will allow me to pay off my obligations at a more reasonable interest rate.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,749.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Chase Visa - owe $ 7,600 at 13.24% , minimum payment $ 163 Macys American Express - owe $ 2800 at 18.74%, minimum payment $ 92 American Express blue card - owe 3115 at 15.24%, minimum payment $ 62.00 Regarding my job, I work in the Quality Assessment/Quality Control department of a reference laboratory. I monitor daily production/turn around time of tests and do live analysis of Quality Control materials via the laboratory information system. I am in charge of supervising validation of new assays including data reduction and test implementation. I process proficiency testing materials for all the departments and review data before submission to the College of American Pathologists or American Association of Bioanalysts.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	Chase Visa - owe $ 7,600 at 13.24% , minimum payment $ 163 Macys American Express - owe $ 2800 at 18.74%, minimum payment $ 92 American Express blue card - owe 3115 at 15.24%, minimum payment $ 62.00 I do not intend to include the last Chase card that I have have with a balance of $ 3000 at a rate of 10.24%. My interest rate on this card is lower than what Lending club is offering me. Over a year now, I have tried to pay down my balances and I only use credit card in extreme circumstances. However, paying the minimum amount would only go the interest. The principal amount hardly goes down.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thank you for your trust and help. Rest assured that I will honor my commitment.

Member Payment Dependent Notes Series 667916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667916	$6,000	$6,000	5.42%	1.00%	February 9, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667916. Member loan 667916 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	NYS Dept. of Environmental Conservation	Debt-to-income ratio:	14.29%
Length of employment:	7 years	Location:	Kingston, NY

Home town:
Current & past employers:	NYS Dept. of Environmental Conservation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,765.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 667933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667933	$20,000	$20,000	14.17%	1.00%	February 9, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667933. Member loan 667933 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	AT&T	Debt-to-income ratio:	19.95%
Length of employment:	10+ years	Location:	Suwanee, GA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	70
Revolving Credit Balance:	$27,047.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1.Current balance: 196,712.33, HELOC: 39,768.71 3.We believe it is $300,000 though we have an appraisal that says more. Thanks.
Can you detail the loans and rates you are consolidating? Also, you might attract more investors if you were to validate your income with Lending Club.	Need to lower the overall payment amount. Personal loan: Balance: $22,914.90 Payment: $750 Interest Rate: 10.5% American Express: Balance: $3,215.65 Interest Rate: 14.5%
Your credit report says you were delinquent on a payment 70 months ago. Do you remember what happened?	In the middle of a divorce and going through hard times. Inherited payments that weren't mine. Have since made all payments on time and paid off all of those bills completely.
Hi - what is your current position with AT&T? Thanks.	IT Security Manager
Why would you take out a loan at a higher interest rate than your current credit card rate (Approx $23k at 10.5%)?	Need to lower the overall monthly payment.

Member Payment Dependent Notes Series 667961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667961	$13,500	$13,500	13.43%	1.00%	February 10, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667961. Member loan 667961 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	DST Systems	Debt-to-income ratio:	10.99%
Length of employment:	10+ years	Location:	Kansas City, MO

Home town:
Current & past employers:	DST Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	7	Months Since Last Delinquency:	15
Revolving Credit Balance:	$12,391.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have the following questions: 1. What are the balances and rates of the credit you are trying to pay off? 2. Your credit profile indicates 2 delinquencies in the last 2 years. Can you please, explain? Thank you!	1. I have one balance of 12,967.47 at a rate of 29.99% 2. The delinquencies stem from a card I paid off last year and the card I am attempting to pay off right now.

Member Payment Dependent Notes Series 667962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667962	$12,000	$12,000	7.29%	1.00%	February 14, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667962. Member loan 667962 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Xerox	Debt-to-income ratio:	18.88%
Length of employment:	4 years	Location:	Fergus Falls, MN

Home town:
Current & past employers:	Xerox
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,870.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current rates and balances on the debt you are refinancing? Thanks.	Citi 11000 12.99% Discover 3400 13.99% I plan on paying off the difference with my own funds this month. After these are paid off my remaining cards will have a max rate of 4.24%.

Member Payment Dependent Notes Series 667963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
667963	$7,000	$7,000	7.29%	1.00%	February 14, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 667963. Member loan 667963 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Commerce Guys	Debt-to-income ratio:	11.16%
Length of employment:	< 1 year	Location:	Brooklyn, MI

Home town:
Current & past employers:	Commerce Guys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/11 > I would like to use this to pay off my current debt. I will be using this and the money I receive from my taxes to consolidate and minimize my monthly payments. Borrower added on 02/04/11 > In the last 10 years I have not been late on any payments that I owe. Borrower added on 02/11/11 > I am almost there and I want to thank everyone for giving me a chance to better mine and my families situation. I haven't felt so positive about my finances in a long time thanks to LendingClub!!!

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,376.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I would like to help you. Will you assure us you will not spend all of your money on hookers in Jackson? You have ten open credit lines. What type of accounts do you have open and how much revolving balance on each??	No, I will not use this money for hookers. Hookers, really? I am a woman not a man. I am not sure that there really are many hookers in Jackson. I have nine open lines of credit and a mortgage. Half of them are rarely used. Macys - $0 Balance Chase - $4,030 Balance Capital One - $1650 Balance Sams Club Discover - $1900 Balance Buckle - $0 Balance Cabelas - $150 Balance Citiflex LOC - $3400 Balance Exxon/Mobil Mastercard - I pay this off monthly using only for gas. Flagstar LOC - $0 balance Mortgage - $68,000 balance This will help me and my family immensely. We are trying very hard to pay off all of our debt and not be like most other people who are filing bankruptcy. I am proud of where my credit is and have worked very hard to keep it there. It is our fault that we are in debt this much and we want to make sure that we can get ourselves out of it. This loan will cut my interest rate in half and make it possible to get out of debt in 3 years. Thank you for your interest.

Member Payment Dependent Notes Series 668038

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668038	$20,000	$20,000	15.28%	1.00%	February 11, 2011	February 19, 2016	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668038. Member loan 668038 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,792 / month
Current employer:	Colgate Palmolive	Debt-to-income ratio:	24.47%
Length of employment:	4 years	Location:	Johns Creek, GA

Home town:
Current & past employers:	Colgate Palmolive
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,794.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate number YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept the 80, 85, 90 percent partially funded loan because after 6-months making on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I'm in Supply Chain at Cologate Palmolive. The gross income listed is only from my share of income. Total house gross income is $230K. I probably will not accept partial fund. I plan to pay the loan off within 3-5 years.
What is it you plan on using the requested funds for?	The fund is to used towards the house. We purchased a home and need to make few large purchases for the home.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance on mortage is $407K. Current market value is $550K and I don't have HELOC.
What are your monthly expenses? Do you have a spouse that contributes?	Monthly expenses is $4K. Yes my spouse contributes half the expenses.
What are your plans for the $19K in revolving debt you are currently carrying? How much debt is your spouse carrying?	To use for appliance and furniture purchases for the home. spouse debt is 15%

Member Payment Dependent Notes Series 668076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668076	$14,125	$14,125	12.68%	1.00%	February 9, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668076. Member loan 668076 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,658 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	17.38%
Length of employment:	8 years	Location:	Jersey City, NJ

Home town:
Current & past employers:	United Parcel Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/11 > I have never been late on a payment....I will be able to pay more than the minimum payment....I have a stable job that I have been at for more than 8 years....This loan will really help me to achieve financial freedom after all these years

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,357.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 668101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668101	$12,800	$12,800	10.00%	1.00%	February 11, 2011	February 18, 2014	February 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668101. Member loan 668101 was requested on February 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	The Men's Wearhouse	Debt-to-income ratio:	14.47%
Length of employment:	4 years	Location:	Atlanta, GA

Home town:
Current & past employers:	The Men's Wearhouse
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > Want a lower rate so I can pay off my credit cards which i acquired while i was in school alot quicker. Already paid off one through determination & hard work.

A credit bureau reported the following information about this borrower member on February 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,098.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a few questions: 1. What do you do for The Men's Warehouse? 2. What balances are being consolidated? (ex CC-$5000 @ 21%)	1. Assistant manager 2. Cc1-3000 @ 17.90% Cc2-2600 @17.99% Cc3-7200 @14.50%
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	Yes I don't really need to use my cards because I am w/ great company. The cards were used for books & emergency during my time in school.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	No, Thank You. I truly understand your worries but I have every intentions of doing so. I am a strong believer that your word is your bond. I have never been late & do Not plan on starting now. If anything I plan on paying this loan early as it makes it easier to pay just one bill. I have all of y'all to thank for this.

Member Payment Dependent Notes Series 668106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668106	$6,500	$6,500	11.11%	1.00%	February 10, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668106. Member loan 668106 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,253 / month
Current employer:	Wyoming State Hospital	Debt-to-income ratio:	13.98%
Length of employment:	2 years	Location:	Evanston, WY

Home town:
Current & past employers:	Wyoming State Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > I'm currently paying $530 a month to credit cards and barely putting a dent in it. I plan to continue the larger payment, but with the lower interest rate, I hope to pay off the debt much faster. I work as a CNA in a mental hospital, a very steady job, and have had this job for over 2 years. I've never been late or missed a payment on anything, regardless of my circumstances.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,558.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help fund your loan. My questions are: (1) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Short term: (Approximate number YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	My spouse's income is not included. My monthly household gross income is $4506. My spouse is also a CNA at the mental facility where I work. Steady job. Realistically, I plan to have this paid off in under a year, as the payment plan I set up with the higher interest was set to pay off in 14 mos.

Member Payment Dependent Notes Series 668111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668111	$7,000	$7,000	6.92%	1.00%	February 9, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668111. Member loan 668111 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	City of Gainesville	Debt-to-income ratio:	10.22%
Length of employment:	10+ years	Location:	Gainesville, FL

Home town:
Current & past employers:	City of Gainesville
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > Hi, I am the single father of a 3 year son. I make $75,000/year and have been at the same job for almost 16 years. I have just finished a custody battle and will use this loan to pay off my attorney, who represented me well during the proceedings. I have excellent credit and always pay my bills on time. In addition, I am no stranger to Lending Club. I have previously borrowed here before and paid that account off actually ahead of schedule. Thank you for your consideration! Borrower added on 02/05/11 > Hi, I am a single father of a 3 year old son. I have been at the same job for almost 16 years and make $75,000/year. I have just completed a custody battle for my son and I will use this loan to pay my attorney, who represented me well during the proceedings. I have excellent credit and I pay my obligations on time. Also, I am no stranger to Lending Club. I previously had a loan here and paid it off ahead of schedule. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,690.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 668144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668144	$8,500	$8,500	5.79%	1.00%	February 11, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668144. Member loan 668144 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,917 / month
Current employer:	Chesterfield County Public Schools	Debt-to-income ratio:	4.82%
Length of employment:	10+ years	Location:	Petersburg, VA

Home town:
Current & past employers:	Chesterfield County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > I want to reduce my interest rate from 12.99%. Thanks!

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1977	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,441.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please state the value of your home, how much is left on your mortgage, and how much equity you have in your home? Would you please detail your monthly expenses? Please list each expense that you have throughout the month. Please also list the amount of disposable income available after expenses. Would you please describe your line of work? Would you please also indicate the level of stability your source of income should have over the next three years? Currently your listing does not show that your income is verified. Please contact Lending Club member services (support@lendingclub.com), and take the extra steps involved in verifying your income. Please also note that having your loan approved does not necessarily mean your income is verified, as Lending Club does not necessarily verify income as part of the approval process. So please contact member services and request that they verify your income. If your income has been verified, I would be happy to invest in your loan. Thanks	Value of my home: $300000 Monthly expenses: Mortgage $1400 (recently refinanced for less interest--4.75% Utilities: $653.99 Electric (average) $225; Broadband access: 59.99; Verizon: $67.00; ATT $98.00, Trash disposal $25; Security system: $20, DirecTV: $87.00; Care Credit Interest Free (for dental work): $75 Disposable income after expenses: $1536.01 (gas costs for transportation and groceries included) I am a RN with 34 years of experience and am head of the nursing department at Chesterfield County Schools. I have been employed there for 14 years, and am under yearly contracts, just as teachers are. My contract for last year was $70173. I also work as as nurse expert, assisting attorneys with medical malpractice cases. I will continue to work at least for the next 3-5 years as the head of the nursing department at Chesterfield Technical Center. I have no disabilities and am healthy with no dependents.
Hello. Besides your mortgage and Capital One credit card debt, do you have other debts (e.g. home equity loan, other credit card debts, car loans, etc.)? Wishing you the best.	I have listed all my debts previously. The only other credit card I have is a care credit card that has $1800, and that is interest free for the dental work I had performed. I always pay that off before the expirational period ends. Please see my previous breakdown from 2 days ago for all debts. Essentially, I only owe for my house, Capital One credit card (which is the reason I contacted Lending Club) and the 0% Care Credit card. I have a 783 credit rating. I do plan on paying this loan off early. I hope this helps.
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household and from what sources? Please would you explain what exactly this loan is for. What is tha amount on the Capital One account, the minimum monthly payment. For your household, please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact LC to have them verify your income (support@lendingclub.com or 1-866-754-4094, 8am-5pm Pacific Time Mon-Fri).	I am under continued contract with my employer for $70, 169. I also do free lance work for attorneys, which usually amounts to $3000/year. I have a CD with Wachovia 6050.00, CD with First Citizens Bank $26,000. I have about $50,000 in equity--this is a 6 year old house. I have answered all the other debt questions truthfully before, please see my previous answer. YES, I plan to pay this off before the term of 3 years. I just want to save my money by obtaining a lower interest rate of this card.

Member Payment Dependent Notes Series 668165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668165	$9,000	$9,000	11.11%	1.00%	February 15, 2011	February 19, 2016	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668165. Member loan 668165 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Brooklyn Sports Club	Debt-to-income ratio:	12.13%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Brooklyn Sports Club
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	49
Revolving Credit Balance:	$26,541.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 668218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668218	$4,500	$4,500	13.43%	1.00%	February 10, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668218. Member loan 668218 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	oberweis dairy	Debt-to-income ratio:	4.80%
Length of employment:	2 years	Location:	VIRGINIA BEACH, VA

Home town:
Current & past employers:	oberweis dairy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > The main reason for the loan is to diversify my credit status. So far, I've only had a car loan and several credit cards (with very low balances). A personal loan will help build a better credit score. About half of this loan will go toward paying the credit cards off entirely. I've only been with 2 employers during the past 20 years, doing the same type of work. The first company that I spent 18 years with went out of business, prompting my move to my current employer. My current employer has been in business since 1929 and is doing very well. I've been at my current address for 7 years and have no reason to move. Thanks for taking the time to read this and please feel free to ask any questions.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	50
Revolving Credit Balance:	$2,757.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at oberweis dairy and where did you work prior to that?	Oberweis dairy has been in business since 1929 and specializes in home delivery of dairy products. I'm a delivery driver or "The Milkman". Although I've only been with them for 2 years, I worked for another smaller local dairy for 18 years doing the same type of work. That company went out of business in 2008 and Oberweis bought the customer list and continued the service. So I've been a Milkman for 20+ years with 2 employers.

Member Payment Dependent Notes Series 668225

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668225	$5,000	$5,000	7.29%	1.00%	February 11, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668225. Member loan 668225 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,345 / month
Current employer:	TransUnion Rental Screening Solutions	Debt-to-income ratio:	22.64%
Length of employment:	< 1 year	Location:	Denver, CO

Home town:
Current & past employers:	TransUnion Rental Screening Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	68
Revolving Credit Balance:	$2,926.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 668258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668258	$6,400	$6,400	10.00%	1.00%	February 11, 2011	February 19, 2016	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668258. Member loan 668258 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,950 / month
Current employer:	Self-Employed	Debt-to-income ratio:	10.10%
Length of employment:	5 years	Location:	COLUMBUS, OH

Home town:
Current & past employers:	Self-Employed
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > How do I plan to use my funds? I plan to use my funds for taxes. I have a lot of the money I need saved up, but I owe a bit more than I can afford this year. This is primarily because I pay my mother's rent. She lost her job about a year ago and I help her with the money I would've otherwise used to pay taxes. She's also getting older (she's 57) so I'm working on increasing how much I make this year so I can take care of her and she won't have to go back to work. Right now she's on unemployment. What makes me a good borrower? I've always been determined and worked hard. I am self-employed simply out of hard work, God's blessing(s) and because I kept going when it felt like I wasn't getting anywhere. I'm a Christian and I pay my bills on time. My credit history is good. I value good credit and I am responsible for the money I owe. I was raised with these values and have always respected the property in my care, the money I owe and I'm grateful for the help I'm given. Responsibilty is a gift and I think it's important not to abuse it. What is my monthly budget? I'm not sure how exactly to answer this. After paying my bills and saving out for taxes, my disposable income is around $300-400/mo. How stable is my job? My job is really stable. I'm self-employed so no one can fire me from my job. I've been self-employed for the last 5 years. My primary income, at the moment, comes from one website. My income comes from advertisements on my site and affiliate commissions. I have several other small sites I've built that make me additional income from advertisements. I am now currently building more websites that make money through advertisements and ultimately I plan to invest in additional e-businesses that sell digital goods, etc. My home-business is just one aspect of all the things I want to do with my life. Borrower added on 02/08/11 > What is my monthly income? I think may be what was meant by "What is my monthy budget" -- so I'm answering the question as thoroughly as I can. I earn between $3300-3600/mo. Monthly Debts: Rent: $575/mo Credit Cards: $730/mo Utilities: $200/mo Phone: $80/mo School Loan: $182/mo Mom's Rent: $440/mo Taxes: $700/mo ------------ Total: $2907 (Remaining money is disposable income of $300+) Borrower added on 02/08/11 > Most of my credit card debt was also prior to when my business took off. The school loan I had before I my business took off. My business took off about right on the first term that I was in school and I had to choose between school and the business. I chose the business because I knew I could always go back to school once things were better. Since that was the case, that stopped deferment and required me to pay on the school loan. Thanks for any help you can offer.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,684.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 668304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668304	$10,000	$10,000	7.66%	1.00%	February 14, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668304. Member loan 668304 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Social Security Administration	Debt-to-income ratio:	22.76%
Length of employment:	3 years	Location:	Lawrence, KS

Home town:
Current & past employers:	Social Security Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > This is the year I get out of debt for good! Consolidating 6 high rate credit cards into one low monthly loan payment. I have an excellent credit history and have never missed a payment. I have been steadily working on paying off my debt for the last two years, but I would like to make faster progress paying down my debt so I can save for a home. I have a stable, 90K job with the Federal Government and receive high performance reviews.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,388.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your Job discription for S.S.A, and you're a GS what? are you Married, if so what is your Spouse's income.. Thanks.	I am an information technology team leader for SSA. I lead a team of six other IT professionals to develop and maintain databases, collect statistical information and maintain our intranet and internet web pages. I am currently a GS 13/4. I have worked in my current position for three years and worked for the agency for a little over 13 years. I am currently single.

Member Payment Dependent Notes Series 668342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668342	$14,000	$14,000	11.11%	1.00%	February 11, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668342. Member loan 668342 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,470 / month
Current employer:	Manhattan Associates	Debt-to-income ratio:	10.91%
Length of employment:	10+ years	Location:	Marietta, GA

Home town:
Current & past employers:	Manhattan Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > This loan is to pay of my high interest credit card.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,282.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A verified income will make your loan much more attractive to investors. Please contact Lending Club to send in your income verification documents (support@lendingclub.com). Some people fax a copy of a pay stub, etc. After this is complete, your loan will have much greater chances of getting funded. Thanks!	Yes. I'm collecting the documents and will email them in the next few hours. Thanks
What other major monthly payments do you have? (rent, car loan, student loan, etc.)	My rent is $880/month. No student loans. I own my car. Thanks
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	The only debt I'm trying to consolidate is a citibank credit card for 15K at an APR of 23%. I have another debt on a AAA visa card which I'm OK with as the APR is lower than this loan term and I have used that for an investment. Let me know if that answers your question. Thanks

Member Payment Dependent Notes Series 668348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668348	$12,000	$12,000	15.28%	1.00%	February 15, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668348. Member loan 668348 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Mercedes Benz of Greenwich	Debt-to-income ratio:	17.87%
Length of employment:	6 years	Location:	Granite Sprinsg, NY

Home town:
Current & past employers:	Mercedes Benz of Greenwich
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > Trying to consolidate my debt so i can focus on my future as i am a young professional and would like to make better for my family..

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	32
Revolving Credit Balance:	$6,362.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Approximate NUMBER years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 percent partially funded loan and pay off higher APR interest debt. After 6-months of on time payments, you're automatically eligible to relist loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am an automotive technician. I am the sole income in the household and plan to pay off the loan in 4-5years.
Any dependents such as children?	No dependants yet.

Member Payment Dependent Notes Series 668390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668390	$18,225	$18,225	13.06%	1.00%	February 14, 2011	February 19, 2016	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668390. Member loan 668390 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,351 / month
Current employer:	YOUTH AND FAMILY SERVICES	Debt-to-income ratio:	16.56%
Length of employment:	10+ years	Location:	CHARLOTTE, NC

Home town:
Current & past employers:	YOUTH AND FAMILY SERVICES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > The consolidation will help pay off all outstanding bills into one monthly payment. The bills are medical, dental, IRS and creit. I want to maintain my good credit rating. I am currently employed and have been on the job 19 plus years Borrower added on 02/05/11 > I have been on my job for 19 plus years. I plan to use the money to consolidate medical, dental, IRS and credit card bills. I want to maintain my good credit rating. I own my own home.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,652.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance is $242,981.99 The market value is $202,500.00
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is current employer Youth-Family Services? (i.e., Government? Or Private?) a-n-d What is your position? (BRIEF job description.) (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Approximate NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 80, 85, 90 percent partially funded loan and pay off higher APR interest debts- especially true the IRS unforgiving penalties and accumulated interest. After 6-months making on time payments, you are automatically eligible to relist loan's unfunded $ amount or you can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1). Government 1b). Provide services to families; make referrals to assist parents and children such as referrals for counseling, crisis interventions; mentoring programs; etc. make recommendations to the court. 2).not married 2b). 64,210.00 3).3 1/2 years 4).yes
What is the current interest rates and amounts owed on the debt you wish to consolidate?	1). credit card 14.9%- $7,929.19 2). credit card 16%- $4,935.16 3). medical/dental 9-14% $2,964.00 4). medical 8% $850.00 5). 5911.46- %10
What are your major monthly expenditures?	My major monthly expenditures are Mortgage/HOA; Car payment, utilities such as gas, electric, telephone and the remainder are gas for car, IRS, medical bills and credit card. I pay quarterly for home security and pest control.
Thank you for taking the time to answer these questions. As an additional item for your response to Member 398404, what is the currently minimum monthly payment on these debts? Thank you!	$182.00 $102.00 $100.00 $153.00- $26.50. $92.00

Member Payment Dependent Notes Series 668426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668426	$3,500	$3,500	10.37%	1.00%	February 10, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668426. Member loan 668426 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Christian Coalition of Florida	Debt-to-income ratio:	21.64%
Length of employment:	7 years	Location:	Dunnellon, FL

Home town:
Current & past employers:	Christian Coalition of Florida
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > I plan to purchase a 1959 MGA classic/collector car with these funds. I am a good borrower and have recently checked my credit score (it was above 730). My monthly family budget is greater than $4,500.00 and I run a fairly tight ship. This is my seventh year at the same job, my wife also works, and I do additional consulting work on the side for extra income.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,707.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Christian Coalition of Florida? Does your stated income include any income other than your own?	I am the director. My salary is what was stated in the loan application, but i also do consulting work outside of the coalition.

Member Payment Dependent Notes Series 668450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668450	$5,000	$5,000	5.42%	1.00%	February 9, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668450. Member loan 668450 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,375 / month
Current employer:	Meriter Hospital	Debt-to-income ratio:	5.52%
Length of employment:	2 years	Location:	Madison , WI

Home town:
Current & past employers:	Meriter Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > My trip to China will be for a little over one week. I am looking forward to this trip. The opportunity is made available to me through the Inter-National Honor Society. These funds would assist in making sure I am covered for any unexpected expense. THANKS Kyla

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,710.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 668490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668490	$5,200	$5,200	5.42%	1.00%	February 9, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668490. Member loan 668490 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	AT&T	Debt-to-income ratio:	1.18%
Length of employment:	10+ years	Location:	sulphur, LA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > I am prompt on my payments. Most are auto-pay. I am secure at my job with 15 years seniority, i plan to buy a used honda goldwing Borrower added on 02/05/11 > i plan to purchace a used honda goldwing. i am financially stable and have secure emplowyment

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,179.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please state the value of your home, how much is left on your mortgage, and how much equity you have in your home? Would you please detail your monthly expenses? Please list each expense that you have throughout the month. Please also list the amount of disposable income available after expenses. Currently your listing does not show that your income is verified. Please contact Lending Club member services (support@lendingclub.com), and take the extra steps involved in verifying your income. Please also note that having your loan approved does not necessarily mean your income is verified, as Lending Club does not necessarily verify income as part of the approval process. So please contact member services and request that they verify your income. If your income has been verified, I would be happy to invest in your loan. Thanks	Type your answer here.I have ten acres with main house and guest house value about 175 - 200k i owe 43k. expenses include utilities $200. home $1118, insurance $230, phone $120,wireless internet $60, msc $150. autos are paid off. gasoline and maintenance $150.medical $100. $1470 after expenses more or less.

Member Payment Dependent Notes Series 668513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668513	$2,600	$2,600	6.92%	1.00%	February 9, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668513. Member loan 668513 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,680 / month
Current employer:	Safeway Store #1160	Debt-to-income ratio:	14.52%
Length of employment:	1 year	Location:	Walla Walla, WA

Home town:
Current & past employers:	Safeway Store #1160
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > I was referred to Lending Club by Mint.com and I've decided to get a loan here due to the lower interest rates. I have two credit cards with 17-19% interest rates that I would like to have paid off before I turn 25. I hope some of you out there are willing to help me accomplish my goal! Borrower added on 02/06/11 > The majority of my debt is the leftovers of poor fiscal decisions made during college. I ran one card up to the max and have been paying it down for three years. The other card was used for online expenses only, however I didn't keep track of my balance as well as I should have and my outstanding balance was much higher than expected after a few months. Three months ago I realized how much money my debt was costing me, so I decided to do something about it. Safeway pays its employees on a weekly basis, and because I am a department manager I earn about $420 a week. Using Mint.com and some trial and error, I put together a weekly budget with which I have already paid off $1,600 of my debt. My budget is as follows: $150 for debt, $160 for monthly expenses and $50 for an emergency fund. The remaining $60 is for groceries and miscellaneous expenses and any money remaining at the end of the week is put into the emergency fund as well. Using this budget, I will be free from credit card debt in 5 months.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,335.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You will need a budget to accomplish your goal. Please show us your monthly budget. Would you please share how you incurred the credit card debt.	The majority of the debt is the last remnants of poor fiscal decisions I made while attending college. I ran up one of the cards to the max and have paying it down for the last three years. The second card was used for online ordering and I did not keep accurate records of my balance in the beginning, so the outstanding balance was higher than I expected after a few months. Three months ago, I realized how much money my choices were costing me in interest and decided to do something about it. Using Mint.com and some trial and error, I have put together the following weekly budget, which I have used to pay off $1,600 so far. The budget is as follows: $150 for paying off debt, $160 dollars for monthly expenses and $50 dollars set aside for an emergency fund. The remaining $60 dollars is used to buy groceries and miscellaneous expenses and any money left over at the end of the week goes to the emergency fund. Using this budget, I will settle my debts in 5 months.

Member Payment Dependent Notes Series 668514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668514	$9,850	$9,850	9.63%	1.00%	February 14, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668514. Member loan 668514 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Thermo Fisher Scientific,Inc	Debt-to-income ratio:	15.46%
Length of employment:	2 years	Location:	WEBSTER, NY

Home town:
Current & past employers:	Thermo Fisher Scientific,Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > this is a debt consolidation loan. thank you!

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	53
Revolving Credit Balance:	$19,167.00	Public Records On File:	1
Revolving Line Utilization:	54.90%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 668586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668586	$12,000	$12,000	10.37%	1.00%	February 14, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668586. Member loan 668586 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Smurfit-Stone	Debt-to-income ratio:	18.62%
Length of employment:	4 years	Location:	Fontana, CA

Home town:
Current & past employers:	Smurfit-Stone
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/11 > I am using this loan to pay off higher interest credit cards. I have always been on time with monthly payments. I have been at my job for 4 years and worked at my previous employer for 8 years. Borrower added on 02/06/11 > My credit card companies decided to raise the apr from 9% to 22% for no reason and I would rather have the investors here make money than the credit card companies.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	20
Revolving Credit Balance:	$20,932.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I am a forklift operator. I will be using it to pay off Capital One $8800 APR 22.9, Orchard Bank $2700 APR 29.99, Citi $2000 APR 22.9. All these cards had an APR between 9-13 and they decided to raise them before the new credit card act went into affect. I pay a total of 600 to get them paid off sooner. Thank you.

Member Payment Dependent Notes Series 668616

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668616	$10,400	$10,400	7.66%	1.00%	February 14, 2011	February 19, 2014	February 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668616. Member loan 668616 was requested on February 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Ingram Micro	Debt-to-income ratio:	21.15%
Length of employment:	1 year	Location:	clarence, NY

Home town:
Current & past employers:	Ingram Micro
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > Paying off high interest credit cards Borrower added on 02/06/11 > Please let me know if you have any questions. Thanks! Borrower added on 02/07/11 > Currently have a stable job and working towards a higher paying position in my company. The reason I am looking for this loan is to pay off my credit cards as fast as possible to be debt free.

A credit bureau reported the following information about this borrower member on February 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,264.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts you will be paying off. (payee,amount, monthly payment, interest rate) Thanks	Chase - $2700 - $125 - 29% Macys credit card - $6000 - $225 -24%

Member Payment Dependent Notes Series 668646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668646	$25,000	$25,000	13.06%	1.00%	February 14, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668646. Member loan 668646 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,375 / month
Current employer:	Barclays Capital (formerly Lehman Brothe	Debt-to-income ratio:	1.97%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	Barclays Capital (formerly Lehman Brothe
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > I have a steady job and income with no dependencies. Just want to consolidate credit card debt to give myself a bit more breathing space. Borrower added on 02/08/11 > I suppose this could be categorized as credit card refinancing as well. I just received an email from LendingClub for credit verification, so I will be submitting those documents shortly. Borrower added on 02/09/11 > I would like to add that I have never missed a payment on any line of credit -- the only reason my credit score isn't higher is because of the large percentage of my available credit utilized. This loan would eliminate that.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,150.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	This loan will pay off two major credit cards - one that has a balance of 10k at a rate of 17% and another 7.5k at a rate of 20%. I pay about 250 a month on each of those right now. I have never missed a payment and the accounts are in good standing. The additional 7.5k of my request will allow me to live a more comfortable lifestyle. I am a trader.
could you please verify your income with lending club	Yes absolutely, I just signed up recently so I haven't been requested to do that yet. When they ask and give me instructions, I will have it verified.
if you could please verify your income with lending club, it would be greatly appreciated	I have not yet received instructions to verify my income but I fully intend to provide all requested verification.
Do you have a spouse and is his/her income included? would you accept a partial loan?	I do not have a spouse -- I have no dependents. I would accept a partial loan.
How's the verification of your income with Lending Club going?	I submitted docs earlier today.
Hi, I would be interested in investing in your loan, just have a few questions. 1) What is your plan with the extra $7.5k in addition to your debt. "more comfortable lifestyle" @ 13% interest, may not make sense to me - please tell me you are not going to use this for trading!? 2) Could you share some light on your monthly budget - how much is your rent, and main expenses and how much is your take home pay. Thanks a lot	1) I would certainly not use this for trading. I have been working in finance and was accustomed to getting a large bonus this time of year. Obviously with industry changes, that did not happen this year. From a psychological standpoint, it is helpful to know that I have excess liquidity available, and I'm willing to pay for that comfort. 2) I have approximately $3,000 in monthly expenses including rent, cable/internet, utilities, groceries, etc. My take home pay after tax and other deductions is around $2,200 twice each month. Hence I am not left with a whole lot for one-offs, especially after I use a decent chunk of the remainder to pay my card balances. This loan, as I stated, would help me feel in better shape without having to stress over each purchase/payment.
Greetings. I would like to consider funding your loan. You verified income is $10,375 per month, but you answered a previous question stating that your take-home pay is $2,200 twice per month. Can you please give us an idea of what your typical deductions are that reduces your gross monthly pay by close to 60%. Thanks.	Hi. The verified income includes a bonus that comes once a year. My pretax monthly pay based on fixed salary is closer to $4,000 each paycheck, which after taxes, 401k, health insurance, dental/vision plans, life/disability insurance, and commuter benefits, results in an actual take-home of $2,200.

Member Payment Dependent Notes Series 668661

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668661	$15,850	$15,850	11.11%	1.00%	February 14, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668661. Member loan 668661 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Northeast Baptist Church	Debt-to-income ratio:	28.14%
Length of employment:	7 years	Location:	Decatur, GA

Home town:
Current & past employers:	Northeast Baptist Church
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	9
Revolving Credit Balance:	$24,375.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain the amount and circumstances of your last delinquency? Thanks.	None of my current debts are delenquent. I have only had one late payment last year when a payment was late getting to a lender and they charged late fees. My next payment didn't include the late fee and they said I was late on my payments. I made both principal payments, just had a late penalty. That happened twice in one month last year and had never happened before or since.
Could you list balances and APRs of the debts you wish to refinance. What actions have you taken to reduce further accumulation of unsecured debt?	Citibank $7000 APR 18%; Chase $2000 APR 16%; $5000 in back taxes. I went through a divorce and had 3 mortgages for about 2 years and could not pay my taxes and could only pay minimums on credit cards. I have sold the two pieces of property and dramatically reduced my monthly expenses and have been rebuilding. This loan will consolidate and pay off past debt. I am currently paying more than the minimums ($850) a month.

Member Payment Dependent Notes Series 668663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668663	$10,000	$10,000	10.37%	1.00%	February 14, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668663. Member loan 668663 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	St. Andrew's Episcopal Church	Debt-to-income ratio:	12.46%
Length of employment:	4 years	Location:	POMPANO BEACH, FL

Home town:
Current & past employers:	St. Andrew's Episcopal Church
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > Loan to go to Italy on vacation and for a Spiritual Break - I am an Episcopal Priest who works at a parish and helps to run a homeless shelter...do not get to take much time away as my mother lives with me and I have to hire a nurse when I do get to travel. Blessings!

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,833.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept the 80, 85, 90 percent partially funded loan because after 6-months making on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am a priest in the Episcopal Church. My current position is Priest-In-Charge of St. Andrew's Episcopal Church. My partner's income is not on the application, our total household income would be 75k combined. When I signed up I requested a one year loan, it defaulted to 3. I intend to pay off the loan within one year max. I would accept a partial loan. I hope that answers your questions. Blessings to you!

Member Payment Dependent Notes Series 668677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668677	$8,000	$8,000	7.29%	1.00%	February 15, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668677. Member loan 668677 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$46,000 / month
Current employer:	Tufts University	Debt-to-income ratio:	1.34%
Length of employment:	< 1 year	Location:	Somerville, MA

Home town:
Current & past employers:	Tufts University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,400.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, What do you do at Tufts? Is your income $46,000 a month or year? Thanks.	I am an Assistant Director and my salary is $46,000 for the year.

Member Payment Dependent Notes Series 668700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668700	$12,000	$12,000	10.00%	1.00%	February 15, 2011	February 24, 2014	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668700. Member loan 668700 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,488 / month
Current employer:	US DOD Defense Contract Audit Agency	Debt-to-income ratio:	11.97%
Length of employment:	2 years	Location:	Long Beach, CA

Home town:
Current & past employers:	US DOD Defense Contract Audit Agency
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,243.00	Public Records On File:	0
Revolving Line Utilization:	12.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is current GS Pay Grade? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Short term: (Approximate NUMBER YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Type your answer here. Hello, (1) My current GS Pay Grade is GS-11 (2) I am single and my monthly gross income is $4,902 per month and my annual gross pay is $63,731. (3) I anticipate paying off my loan between 2.5 and 3yrs.
can you detail the debts you want to consolidate: who you owe, how much, interest rate, monthly payment. Thanks Pepe	Type your answer here. I have a personal loan in the amount of $8,000 with 28% 60months $282/mo and on credit card $1,500 with 19%. $60/mo.

Member Payment Dependent Notes Series 668727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668727	$7,200	$7,200	5.79%	1.00%	February 11, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668727. Member loan 668727 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,625 / month
Current employer:	Pepsi	Debt-to-income ratio:	6.63%
Length of employment:	10+ years	Location:	La Grange, MO

Home town:
Current & past employers:	Pepsi
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > I am wanting to pay off my credit cards & have on payment.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,928.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Pepsi?	I am a service technician, I work on soda machines & fountains at our customers locations.

Member Payment Dependent Notes Series 668787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668787	$4,975	$4,975	5.79%	1.00%	February 10, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668787. Member loan 668787 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Metropolitan Museum of Art	Debt-to-income ratio:	10.40%
Length of employment:	10+ years	Location:	New York, NY

Home town:
Current & past employers:	Metropolitan Museum of Art
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > Loan will be used to purchase a car for work purposes. My job is very stable. I have been with the Museum for 15 years and in my current job for 5 years. I am scheduled for a promotion and raise in July. I have approximately $350/month budgeted for the car, including and the $150/month loan fee. Insurance will be $125 and the remainder will be for gas and incidentals.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,253.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at the Metropolitan Museum of Art?	I am an Assistant Museum Librarian in the Image Library. Currently I am working on digitizing our slides of the permanent collection galleries, which represent color and black and white photography from the turn of the 20th century to the early 2000s.
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household and from what sources? For your revolving credit, would you please list the existing amounts, interest rates and minimum monthly payments. For your household, please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact LC to have them verify your income (support@lendingclub.com or 1-866-754-4094, 8am-5pm Pacific Time Mon-Fri).	The combined net income in my household is about $63500. We are both scheduled for raises in March and July respectively. We have two credit cards with a total balance of $18k and combined minimum payment of about $400/month, which we over-pay each month. We own our apartment outright which is a condo, and there are no mortgages, or HELOCs. The latest appraisal on the apartment was $950k. We have no student loans, auto loans, or medical loans. We have combined about $100k in retirement. The loan payments will be made automatically from the bank every month. We are looking to get this loan paid off earlier than stated, hopefully by May 2012.

Member Payment Dependent Notes Series 668827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668827	$13,250	$13,250	10.37%	1.00%	February 11, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668827. Member loan 668827 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Flavors Eatery	Debt-to-income ratio:	10.50%
Length of employment:	3 years	Location:	st augustine, FL

Home town:
Current & past employers:	Flavors Eatery
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,549.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your debt to income seems pretty high to be able to pay it off in 3 yrs and still cover living expenses. How will you be able to pay this off?	Currently my credit card payments are higher than the monthly payment of this loan. The high interest rates of the credit cards are killing me. I have a very dependable roommate, we have been living together for 5 years. All of the living expenses are split 50/50. Having split living costs my monthly expenses are low. With the loan I will be able to get out of high interest credit card debt and be stress free! Paying the loan back will be no problem. As I already stated the loan payment will be much lower than my current credit card payments. My goal is to pay off those high interest cards.
What do you do at Flavors Eatery?	I am a cashier/server. My boss and I get along great and its am awesome job!
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	Last year my interest rates sky rocketed even though I never missed a single payment. One card in particular went from 8% to just over 30%. My balance on that card is currently 4k. I have another card that has a balance of nearly 3k at an interest rate of 22%. I was faced with a unknow recurring health issue with one of my dogs. After much frustration and thousands of dollars spent he is recovering and I now now the cause. I am only spending money on medications and routine exams. Knowing the cause of his issues I am no longer spending money on diagnostic testing, thank goodness! It might seem silly to some to spend so much money on an animal but he is a part of my life and completely my responsibility. Paying off these high interest cards will take a lot of stress of my life. I plan to put the rest in my savings in case I run into another emergency.
Thank you -- dog lover myself. I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	It really means a lot to see so many people willing to help me. You absolutely can count on me paying the loan back on time. Thank you so much!

Member Payment Dependent Notes Series 668836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668836	$10,000	$10,000	7.29%	1.00%	February 14, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668836. Member loan 668836 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,542 / month
Current employer:	State of Missouri	Debt-to-income ratio:	16.37%
Length of employment:	9 years	Location:	Jefferson City, MO

Home town:
Current & past employers:	State of Missouri
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > Pay off existing accounts. Borrower added on 02/08/11 > My wife's income is $36,070.00. Will use money for debt consolidation. I always pay my bills.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,639.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the State of Missouri?	I work for the Missouri Public Service Commission, the state agency that regulates investor-owned utilities. I do media relations and outreach.
Could you please enumerate the debt amounts and interest rates for the accounts you wish to pay off with this loan?	JC Penney (26.95%) -- $3,398 Kohl's (21.9%) -- $1,256.58 Best Buy(20.99%) -- $2,375.17 Discover (22.9%) --$700.40 Catherine's (22.96%)--1,430.00
Hi borrower. I'm interested helping to fund your loan. My questions are: 1 Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month? 2 What is the total balance of the mortgage loans and any Home Equity Line Of Credit you owe on your home? 3 What is the current market value of your home? (use zillow.com if unsure) 4 What is your monthly mortgage payment?	No. $6,547.90 combined gross monthly income. Current market value of our home is $190,000; we do not have a home equity line of credit. Monthly mortage payment $980.00

Member Payment Dependent Notes Series 668845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668845	$3,000	$3,000	11.11%	1.00%	February 11, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668845. Member loan 668845 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Quality Toyota	Debt-to-income ratio:	24.32%
Length of employment:	2 years	Location:	Corona, CA

Home town:
Current & past employers:	Quality Toyota
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > To fund my daughter's trip to Korea where she will be teaching English.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	5
Revolving Credit Balance:	$337.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Quality Toyota and where did you work prior to that?	I am a service technician. I have been a service technician for forty years.
What caused the delinquency 5 months ago? what steps are planned to avoid a future delinquency?	I am unaware of any delinquency. The last time I checked my credit report was about five or six months ago, so I will have to look into this.

Member Payment Dependent Notes Series 668941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668941	$12,000	$12,000	7.29%	1.00%	February 14, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668941. Member loan 668941 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Amscot Financial	Debt-to-income ratio:	14.85%
Length of employment:	7 years	Location:	Winter Haven, FL

Home town:
Current & past employers:	Amscot Financial
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,600.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	I will be paying off my car and a couple of credit cards, which have already been cut up and cancelled.

Member Payment Dependent Notes Series 668983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668983	$20,000	$20,000	11.11%	1.00%	February 15, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668983. Member loan 668983 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	FujiFilm Dimatix	Debt-to-income ratio:	19.96%
Length of employment:	9 years	Location:	San Jose, CA

Home town:
Current & past employers:	FujiFilm Dimatix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > I plan to use the funds to pay off high interest credit cards. I always pay my debt on time and maintain a good credit score. By paying off the high interest credit cards I will be able to save $1200 or more. I have been working for the same company for 9 years at Fujifilm. Alot of potential opportunity to move up and increase income.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,233.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at FujiFilm Dimatix?	I am a Process Engineer Tech 5. I create new process, maintain equipment, and perform all operations for dicing and grinding operations for wafers.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	GBFCU Visa $10700.00 19% APR $300.00 Sears $4100.00 25% APR $200.00 Frys Credit $1000.00 19% APR $100.00 All three cards will be paid by this loan.

Member Payment Dependent Notes Series 668994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
668994	$12,000	$12,000	18.25%	1.00%	February 14, 2011	February 20, 2016	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 668994. Member loan 668994 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	Chumash Casino	Debt-to-income ratio:	10.52%
Length of employment:	10+ years	Location:	Lompoc, CA

Home town:
Current & past employers:	Chumash Casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > I ve been at my job for 11yrs. I always make payments on time. I am in need of a little help to catch up on some high APR's on my credit cards. Thank you. Borrower added on 02/08/11 > I have a monthly budget that i have been doing for the last couple of years. I am able to pay my mortgage, my credit cards and all my bills on time with no missed payments. Unfortunately, I am only able to make minimum payments, that's the reason for the loan. The minimum payments can take up to 18 years to pay off. I know that I am at a point where i will be able to catch up and stay on track. I have a steady job, and paycheck. I have a plan of action, and this is part of it, getting a loan. I appreciate the help dearly. I know that if i didn't make payments on time, i would be penalize for more money, bad credit and still have to pay. It's not worth it, and most importantly it's my responsibility to pay back what i borrowed. I have done a lot of research in the past months on how to stay on track, making better choices on budgeting. I have learned a lot of useful information. If any one was to look at my credit history, you will see that I am never late and/or never missed any payments. It's not just my word but it's my history.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,803.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Chumash Casino?	I work at the Chumash Casino as a Table Games Supervisor.
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. If Debt Consolidation, or CC Refi, more advantageous to accept a 80, 85, 90 percent partially funded loan and pay off higher APR interest debts. After 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Hello! i work at the Chumash Casino. I am a Table Games Supervisor. I have worked there just over 11 years. It is only my income. I plan on paying of loan in 5yrs. Thank you.
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	The amount of the loan i requested is the amount owed. I always make my payments on time. I am never late. I do have high APR's on my credit cards, and i need a loan to catch up. I will be completely debt free if i am able to get a loan. I will cut up all credit cards, except for one for emergencies only. I will use cash not credit. I accrued this debt mostly by unfortunate circumstances. I try very hard to keep my name in good standing. My bills always get paid on time. I have been at my job for a little over 11 years. It is very stable. Thank you.
Can you please list the actual debts you have, one by one, saying what the balance, interest rate, and monthly payment is on each one? For example: "Credit Card 1, $2000, 20%, $100/month." Can you say a little bit more about the "unfortunate circumstances" that led to this debt, even if you don't want to be completely specific? Thanks.	Hello! I didn't really want to put the details of my unfortunate circumstances on display. I am going to give you a little history on myself. In the last couple of years i have lost my mother to cancer, I got out of a 6yr relationship, and bought a house by myself. I get no financial help for my 5yr son. When i bought my house, it needed some work. I had saved money to do these repairs. It was unfortunate that I hired the wrong workers to do the work. I had to have the work they did, redid. My credit was good and it was easy to get credit cards at decent limits. I used alot of it to fix the work. I also had to be on a budget because i now had only one income to work with, my own. I did. I always make my payments on time. In the process of starting and keeping a budget, i used credit cards for things like food and things my son and i needed. I have received pay raises and will continue to. I would be doing fine except my credit cards APR's jumped up last year. So the payments i made were minimum's and not paying down the debts. I know if i can catch up now with a loan, i can save my credit, and afford to pay a loan with no problem. I want to get ahead while i can. Saving my credit is so important to me. I have put alot of thought into doing the right thing. Thank you for your time.

Member Payment Dependent Notes Series 669010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669010	$8,975	$8,975	16.02%	1.00%	February 10, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669010. Member loan 669010 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Time Warner Cable	Debt-to-income ratio:	22.98%
Length of employment:	4 years	Location:	Cary, NC

Home town:
Current & past employers:	Time Warner Cable
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > I plan on using it to pay off old debt from a credit card issuer that was bought out by a larger bank that raised the rate very high. I've made all my payments but want more of the money going to principal. Borrower added on 02/08/11 > I would have an even higher credit score but it is lowered due to DTI, not from any bankrupties or missed payments. My DTI on this application does not reflect 1 debt being paid off after I qualified for this loan. My goal is to have the rest paid off smoothly in 3 years and continue my great payment history with this loan. The original creditor had a nice rate and offered free credit score info and simulators 24/7. The new larger bank that bought them took away the credit score info and simulators and hiked the rate to 29.99%. The new bank tends to "chase" potential borrowers with multiple mailing offers or commercials. I never accepted them but my lender sold out to them during a time when the larger banks started buying smaller lenders then later called for a bail out. With Lending Club this will be a win, win situation for myself and the investors because I like the terms of the offer and don't have to feel rushed to get rid of a rate almost twice as high that I've been paying. So the investors can see I am definetly not a default risk at all because I keep paying. I just want to see the principal reflecting my payments.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,270.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Time Warner Cable?	I am an Install/Service tech. I repair cable, internet and voip services (telephone) from the street to inside the customer's home. I am also able to install any of the services that I repair.
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Short term: (Approximate NUMBER years): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	I am an Install/Service tech. I repair cable, internet and voip services (telephone) from the street to inside the customer's home. I am also able to install any of the services that I repair. The income information I have listed is mine only. Based off the loan discloser a 3 year term is comfortable for me. I currently have a higher rate and I want more of the payment going towards principal so I actually see the balance going down.
What are your monthly expenses? Will this loan cover all the debt you are paying off?	My monthly expenses are your usual: rent, auto insurance, electric, gas, food and an online dvd rental service for entertainment. No car payments, back taxes, etc. This loan would cover everything except 1 credit card with a smaller amount and a low rate. It cost me more if I included it because my rate is already low on it.

Member Payment Dependent Notes Series 669015

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669015	$15,900	$15,900	13.43%	1.00%	February 14, 2011	February 20, 2016	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669015. Member loan 669015 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	ValueClick, Inc.	Debt-to-income ratio:	7.24%
Length of employment:	6 years	Location:	Dearborn, MI

Home town:
Current & past employers:	ValueClick, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, and thank you for taking the time to review my story. Over the past 1.5 years, my wife and I have been working to pay down our 45K in consumer debts. From September '09 to July '10, I worked two jobs totaling 65 - 80 hours per week. The loan we are asking for here is the final piece we need to completely remove our revolving debt. To ensure that we no longer accumulate additional debt, we have made several large sacrifices, including moving to significantly less expensive housing, as well as going down to a single car. In our current situation we are finally living within our means. We are also planning to cancel our CitiBank credit card as it has a high APR and a very high credit limit. This loan will enable me to stop working two jobs to spend more time with my family.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,259.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 669037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669037	$12,000	$12,000	14.17%	1.00%	February 14, 2011	February 20, 2016	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669037. Member loan 669037 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	MBTA	Debt-to-income ratio:	9.57%
Length of employment:	10+ years	Location:	Cambridge, MA

Home town:
Current & past employers:	MBTA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/11 > I wish i got a little lower rate. Borrower added on 02/06/11 > I wish it was a little lower rate. Borrower added on 02/09/11 > If there is a way to know good and responsible persons other than credit score there will be a big difference in so many people's life.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,913.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.1-175000 2-223000

Member Payment Dependent Notes Series 669046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669046	$11,200	$11,200	13.06%	1.00%	February 14, 2011	February 20, 2016	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669046. Member loan 669046 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,958 / month
Current employer:	Walmart Distribution	Debt-to-income ratio:	16.26%
Length of employment:	6 years	Location:	Sealy, TX

Home town:
Current & past employers:	Walmart Distribution
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > The funds are going to used to purchase a used vehicle for my wife. Her Jeep Grand Cherokee has 235,000 miles and our mechanic tells us it would cost more to fix it than it's worth. He suggest that we purchase a used vehicle and sell the Grand Cherokee for what we can get. The money we receive from the sale of the Grand Cherokee will be applied toward the principal. I pay my bills on time and all my credit cards are (store credit cards with 0% intrest), Except for a Wells Fargo Bank card because that is where I use to bank. Mine and my wife's monthly income is about $6000.00 dollars. I am retired from Southwestern Bell Telephone and have a Annuity that I currently receive money from montly. I don't want to touch the principal amount in that unless it is an emergency. I now work for a Walmart Distribution center in the maintenance department. I have been there for 6 years and 2 months and don't plan on quitting anytime soon. As for as having a stable job, I don't think Walmart is going out of business anytime soon. My plans are to pay this loan off sooner than the orginal term.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	53
Revolving Credit Balance:	$14,218.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Walmart Distribution?	I an in the maintenance department and take care of conveyors, forklifts, electrical problems, basically anything that breaks we fix.
Hi borrower. I'm interested to help fund your loan. My questions are: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept a 85, 90, 95 percent partially funded loan because after making 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1. Maintenance department we fix anything broken. 2. household income is about $6000.00 per mth. 3. term 4-5 years. 4. Will be somewhat flexable but need no less than $9000.00.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance of Mortage is $160,000.00 ; Market value is $215,000.00

Member Payment Dependent Notes Series 669057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669057	$8,000	$8,000	7.66%	1.00%	February 15, 2011	February 20, 2014	February 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669057. Member loan 669057 was requested on February 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	WorldWater & Solar Technologies, Inc	Debt-to-income ratio:	7.06%
Length of employment:	< 1 year	Location:	lawrenceville, NJ

Home town:
Current & past employers:	WorldWater & Solar Technologies, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > I manage research and development projects for the COO of a company that makes solar powered pumps and water purification machines that are used for humanitarian and emergency use. Our units have been used from everywhere from relief efforts in Haiti and Hurricane Katrina (producing drinkable water for the victims of both) to American Government applications. Prior to this job, I worked at MPG in New York City, where I was a research analyst for Louis Vuitton Moet Hennessy. I created detailed marketing reports for the Senior Vice President of Competitive Intelligence, which tracked the marketing strategies of competing companies. I accrued credit card debt in New York city due to its high living cost, but I having since moved to NJ, living expenses have decreased by more than half and my salary has nearly doubled. Borrower added on 02/08/11 > My monthly income is $3,595.36 and my monthly expenses are 1/3 of that. I just have to get get rid of my credit card debt that I accrued my first year out of school due to the financial meltdown.

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	39
Revolving Credit Balance:	$5,461.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at WorldWater & Solar Technologies, Inc and where did you work prior to that?	manage research and development projects for the COO of a company that makes solar powered pumps and water purification machines that are used for humanitarian and emergency use. Our units have been used from everywhere from relief efforts in Haiti and Hurricane Katrina (producing drinkable water for the victims of both) to American Government applications. Prior to this job, I worked at MPG in New York City, where I was a research analyst for Louis Vuitton Moet Hennessy. I created detailed marketing reports for the Senior Vice President of Competitive Intelligence, which tracked the marketing strategies of competing companies.
Could you please explain the difference between "My monthly income is $3,595.36" and "Gross Income: $5,000 / month"	$5,000 Gross, $3,595.36 Net The difference in values is due to deductions resulting from federal and state taxes and contribution to my company's health insurance plan.

Member Payment Dependent Notes Series 669087

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669087	$2,900	$2,900	13.43%	1.00%	February 9, 2011	February 21, 2016	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669087. Member loan 669087 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,300 / month
Current employer:	cb richard ellis	Debt-to-income ratio:	14.90%
Length of employment:	3 years	Location:	san jose, CA

Home town:
Current & past employers:	cb richard ellis
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,868.00	Public Records On File:	1
Revolving Line Utilization:	36.10%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for cb richard ellis?	operating engineer means that i can do all maintenance on all of there commercial buildings ie roof top chillers a/c units and boiler work i also just got my C-20 contractors license 956799

Member Payment Dependent Notes Series 669167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669167	$18,150	$18,150	12.68%	1.00%	February 11, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669167. Member loan 669167 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	The Restored Church of God	Debt-to-income ratio:	17.52%
Length of employment:	9 years	Location:	Wadsworth, OH

Home town:
Current & past employers:	The Restored Church of God
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > Have grown tired of playing the juggling game with credit card offers, to keep my interest rate low, so I wanted to move to a single loan to consolidate our debt. We are never late in our payments, but are too busy to play the game with credit cards anymore. That, and with the current climate in the market, credit card rates may turn north again.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,948.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at The Restored Church of God?	Associate Director of Operations.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I am not sure what HELOC is, so I am unable to answer your question. The short version of your question is that we are not underwater in our home. We bought when the market is low, so we have developed some equity in it.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	The following credit cards will be paid off by this loan. Other person debt is on a credit line, which has a low (13%) interest rate. Target ??? Interest rate: 23.24% ??? Min. payment: $115.00 ??? Balance: $3,818.67 Chase ??? Interest rate: 19.24% ??? Min. payment: $49.00 ??? Balance: $1,734.54 Wells Fargo ??? Interest rate: 20.30% ??? Min. payment: $60.00 ??? Balance: $2,300.82 U.S. Bank ??? Interest rate: 19.82% ??? Min. payment: $249.00 ??? Balance: $9,469.12
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	Beyond purchasing a home about a year and a half ago, we do not live beyond our means. Most debt that we have accrued was due to student loans, as well as to pay for our wedding (several years ago). We have been actively paying down our debt fro some time, but the rising interest rates on rolling debt has meant that we wanted to move it to a fixed-term personal loan.

Member Payment Dependent Notes Series 669200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669200	$5,000	$5,000	14.17%	1.00%	February 11, 2011	February 21, 2016	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669200. Member loan 669200 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	United Assistance Group	Debt-to-income ratio:	18.82%
Length of employment:	3 years	Location:	Huntington Beach, CA

Home town:
Current & past employers:	United Assistance Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > Thanks for viewing my loan. I am asking for your assistance to help me escape the outrageously high compounding interest rates we are paying to our credit cards. We got into the credit card debt at a difficult time in our lives and even though things have been good the past few years we are unable to make a dent in these balances because of high interest rates. The cards have been cut up, and we are already on a debit card budget. I will answer any questions you may have. Thanks again for viewing my loan and thanks in advance for those that help to fund it.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,948.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for United Assistance Group?	I am the Sales Manager. We do sales and marketing for different products and services.
Do you have other household income? Spouse, significant other? Do you have any other loans besides the credit card debt; car loans, student loans, etc?	No addition to the household income, except occasional bonuses. Those can vary from a couple hundred dollars to a couple thousand but nothing concrete. I have a car lease for $282/month, and a medical loan that is $185/month. No student loans.

Member Payment Dependent Notes Series 669219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669219	$4,000	$4,000	13.43%	1.00%	February 9, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669219. Member loan 669219 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,476 / month
Current employer:	C.R. England, INC	Debt-to-income ratio:	17.25%
Length of employment:	7 years	Location:	West Jordan, UT

Home town:
Current & past employers:	C.R. England, INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > I have worked at my job for 7 years. I believe I am a good borrower, I always pay my bills on time, and my job is 100% secure. I am using this loan to consolidate bills to a lower interest rate and to pay them off faster. Please feel free to ask questions through the forum and I'll answer any that you'd like. Thank you for considering funding my loan.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	38
Revolving Credit Balance:	$8,478.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for C.R. England, INC?	CR England, INC is a National trucking company. My title is Account Manager. My duties include invoicing freight charges for freight hauled around the country, collecting past due funds, contacting customers for potential business, and maintaining a good customer relationship with my clients. I have a specific portfolio of customers that I am responsible for. I receive a daily deposit and I post the funds to the appropriate invoices. If a customer of mine does not pay an invoice or does not pay it in full, I am also responsible for collecting those funds through various methods. My portfolio is $3.2 million dollars currently, and none of my customers have invoices or money that is past due, due to correclty invoicing them, and keeping on top of any issues as they arise. I also have been trained in 2 other positions in which I cover if either one of those persons call in sick or go on vacation. This has created great job security as I am the only person here who knows their duties other than them. In 2005 I was awarded "Employee of the Quarter" out of the entire corporate office. I take great pride in my work. Later this year, I will be trained in a new software program for which I will be responsible in training my department in as well.
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month") and say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? Thanks.	Great question. The following are where the funds are to be applied: Credit Card 1: $1169.00 @19.99% $68 a month 1 Medical Bill: $980.00 @ $75.00 a month Credit Card 2: $952.00 @ 18.90% $48 a month Department Store Card: $348 @ 24.99% $25 a month Credit Card 4: $600 @ 21% $35 a month the bulk of these balances are from furnishing my home last year. For 2011 I have set up a spending spreadsheet which will help better track my spending, obligations and show me what I can afford and what I cannot, this will help me avoid this situation in the future.
Thanks for your answers. Your credit report shows $8k in revolving debt, and this loan covers the $4k that you listed. Can you list the rest of the debts that you have that won't be paid off with this loan? Also, what was the delinquency from 38 months ago, and what was the recent credit inquiry you made?	I accidently made a payment on a credit card with the wrong checking account (I have 2). The funds did not clear and I had to make a double payment the following month, they gave me a "30 day late" mark. I contacted the company to see if they would remove it, but they refused. The recent inquiry was for this loan. the additional 4k is to be paid with my income tax refund. I do not want to borrow more than I need.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, 595101. The current balance on my Mortgage is $248,000 and according to Zillow, it shows a value of $239,000.00. On a side note, I have recently within the last 3 months finished another full bedroom, and full bathroom in the basement. I wish I could offer you a more accurate value. The amount Zillow shows is based on an unfinished basement. Thank you for your question. :)

Member Payment Dependent Notes Series 669256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669256	$5,000	$5,000	7.66%	1.00%	February 15, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669256. Member loan 669256 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	united states post office	Debt-to-income ratio:	8.75%
Length of employment:	10+ years	Location:	winfield, KS

Home town:
Current & past employers:	united states post office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,451.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 669286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669286	$3,000	$3,000	10.00%	1.00%	February 10, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669286. Member loan 669286 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	pizza hut	Debt-to-income ratio:	19.33%
Length of employment:	1 year	Location:	san antonio, TX

Home town:
Current & past employers:	pizza hut
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,307.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 669298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669298	$8,100	$8,100	7.29%	1.00%	February 15, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669298. Member loan 669298 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Citibank N.A.	Debt-to-income ratio:	13.22%
Length of employment:	10+ years	Location:	Woodside, NY

Home town:
Current & past employers:	Citibank N.A.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > The purpose of this loan is to consolidate some high APR Credit Cards that I have. I've been with Citibank for 10 years now, earn a pretty good salary and always pay my bills on time.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	45
Revolving Credit Balance:	$28,747.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Your credit history shows a delinquency 45 months ago, yet you say that you always pay your bills on time. Can you please comment on the delinquency? Thank you.	To be honest I'm not really sure what actually happened there. I have already put in dispute to all 3 Credit Bureau's to have it corrected they are all still pending. I have had a 3 year personal loan from Citi that never had any issues, same for the car note (which I no longer own). Currently I have a car lease for 2 years which also has had 0 issues.

Member Payment Dependent Notes Series 669394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669394	$7,200	$7,200	11.11%	1.00%	February 14, 2011	February 21, 2016	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669394. Member loan 669394 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Empire District Electric	Debt-to-income ratio:	14.82%
Length of employment:	4 years	Location:	Carthage, MO

Home town:
Current & past employers:	Empire District Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > Old shingle roof is failing. Replacing with a new metal roof. I have a very stable job with a utilities company where i have been employed for almost 4 years. Recently promoted with pay increase. Will be receiving a bonus within the next month which will go towards this loan. Have always paid bills on time or early. Never had a late payment or default. Funding the rest of this project with cash.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,294.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate 11k of revolving debt? What was the recent credit inquiry for? Thank you and good luck with your loan.	The recent credit inquiries are most likely from a local bank I first checked with about getting a loan for the completion of my roof--I ended up not going that route as the interest rate was not satisfactory. As for the 11k of revolving debt--plain and simple it was stupidity when I was younger and first married. It used to be almost double that, but I have been systematically paying it down and hope to finish it off soon as i never pay the minimum payments. Hope that answers your question.
I am interested in financing your loan. Here are some questions. 1. how many kids do you have if any? 2. does your wife work? if so, what does she do and how much does she make annually? 3. do you have any kids? are they in college and if they are what do you pay for monthly term tuition bill? monthly? bi annually? 4. what are your operating expenses? ie(electric, utility, cable) etc on a consolidated basis of course. Thanks and good luck with your project.	I have 3 kids. Twins that are 2yrs old and one 6yr old in kindergarten--so no college for quite some time. :) My wife is a stay at home mom but does teach piano lessons so she brings in an extra $6k p/yr average. All monthly expenses are covered out of my income. Our monthly expenses are roughly $2300--that is house, utilities, insurance, car, pretty much everything. My net income runs minimum of $3800, but usually closer to $4500. Hope that answers any questions.

Member Payment Dependent Notes Series 669400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669400	$9,950	$9,950	7.29%	1.00%	February 15, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669400. Member loan 669400 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,050 / month
Current employer:	The Hartford	Debt-to-income ratio:	19.87%
Length of employment:	2 years	Location:	Lawrenceville, GA

Home town:
Current & past employers:	The Hartford
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > I work for a large insurance company in their claims department. My job is very stable. I am using the funds to consolidate credit card debt, which was accrued mostly in wedding planning. Borrower added on 02/10/11 > Additional Answers to Questions: My mortgage balance is $112,000, our home value is $130,000. We do not have any home equity lines of credit. My husbands gross monthly income is around $3200. And clarification-- my portion of the loan payment is $465. We are actually currently refinancing due to lower mortgage rates. My new portion of the mortgage payment will be $381.50. This will close by the end of this month. I hope this helps. I apologize for the short answer before. I preemptively pressed the submit button. Thank you!

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,974.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested helping to fund your loan. My questions are: 1. Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month? 2. What is the total balance of the mortgage loans and any Home Equity Line Of Credit you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) 4. What is your monthly mortgage payment?	No my husband's income is not included. My monthly mortgage payment is $465. Thank you!

Member Payment Dependent Notes Series 669413

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669413	$3,600	$3,600	10.37%	1.00%	February 9, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669413. Member loan 669413 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Cox Communications	Debt-to-income ratio:	16.02%
Length of employment:	5 years	Location:	Johnston, RI

Home town:
Current & past employers:	Cox Communications
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,221.00	Public Records On File:	1
Revolving Line Utilization:	41.70%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 669474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669474	$5,500	$5,500	10.37%	1.00%	February 11, 2011	February 21, 2016	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669474. Member loan 669474 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	Bluepearl Veterinary Partners - New York	Debt-to-income ratio:	6.74%
Length of employment:	5 years	Location:	New York, NY

Home town:
Current & past employers:	Bluepearl Veterinary Partners - New York
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > Deposits for new apt. moving in New York City. Borrower added on 02/08/11 > Deposits required to move to a new apt in NYC. Borrower added on 02/09/11 > Deposit required for moving to new apt in NYC Borrower added on 02/09/11 > Deposit for moving to new Apt in New York City. Borrower added on 02/09/11 > Need Money for deposits to move to a new apt in NYC. Borrower added on 02/09/11 > Deposit required for moving to new apt in NYC Borrower added on 02/09/11 > Money required for moving to a new apt in NYC Borrower added on 02/09/11 > Need money for deposits on a new apt as soon as possible. I have a budget and plan to pay the loan off as soon as possible. I always pay my bills on time and work for a prominent Veterinary Referral Cancer Treatment Center in Manhattan( NYC VETERINARY SPECIALISTS). I have a very stable job and will be able to always make my payments. I've been in my current apt for four years and I have had enough of living in a noisy tiny apt. I'm moving to a bigger apt in Williamsburg, Brooklyn where I will be much happier and in a bigger place.I have good credit and I am a reliable borrower. Please help contribute to my move. Borrower added on 02/09/11 > Trying to move to an apt in NYC. I am a very responsible person and have a very stable job at a prominent Veterinary Referral Cancer Treatment center. I've been in my current apt for the last four years and have been a loyal tenant. I have a budget and plan on paying my loan off in a timely manner.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,235.00	Public Records On File:	1
Revolving Line Utilization:	32.90%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Bluepearl Veterinary Partners - New York?	I'm the Purchasing Manager. I'm in charge of all purchasing and equipment for the Hospital.( we have three locations) I'm also a Licensed Veterinary Technician.
I'm a veterinarian and would like to help you out on your loan. Please describe the circumstances of your previous bankruptcy/public record that is showing up on your credit history. Thank you and good luck with your loan.	Thank you for your interest in helping me. I filed Bankruptcy many years ago when I lived in Florida( 2001 or 2002?). My roommate had moved out and it was too expensive for me to move at the time so I stayed in the house I was at and had to cover all my bills myself on a limited salary. I accumulated too much credit card debt using them to consolidate other bills and trying to keep up with paying everything on my own.A friend advised me to seek a financial lawyer to help me and this is when I filed bankruptcy. I have since then maintained control of my finances and have been responsible in paying my bills and building my credit back up. I hope this helps answer your question. If you would like more information please don't hesitate to ask. Sincerely,
Could you please explain the amount and circumstances of your last public record on file? Thanks.	Thank you for your interest in helping me. When I lived in Florida back in 2001, I lived in a house with a roommate. She moved out and got married and I stayed in the house and took on the bills myself on a limited salary. I got behind with my credit card bills and started using a consolidating company to help me pay them off. My debt was still increasing so I was advised to speak to a financial lawyer and this lawyer advised me to file bankruptcy for my credit card debt. I have since then gained control of my finances and have always payed my bills. I have a stable job where I would never allow this to happen to myself again. I cannot remember the exact year of this but I thought it was somewhere between 2001 - 2002?

Member Payment Dependent Notes Series 669503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669503	$5,000	$5,000	10.74%	1.00%	February 11, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669503. Member loan 669503 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	MKG Martial Arts	Debt-to-income ratio:	8.31%
Length of employment:	2 years	Location:	Seattle, WA

Home town:
Current & past employers:	MKG Martial Arts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > I recently got married, and my wife and i are trying to consolidate our debts together and get them cleared away. Most of our debt comes from her taking care of her family when they were in hard times 5 years ago, and us paying for our wedding. We work together at a martial arts school with over 200 students. We currently put over $400 a month into our payments, and this would drop it a little and give us a set timeline that we would have our debts cleared by. Thanks to all who help us out in completing this loan.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,810.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I was hoping to consolidate my primary credit card debt ($2338.47 @17.9%) from our wedding, my wife's student debt ($1919) and start paying into my last debt ($2407.20 @ 8%) of money put into a side business that I have been building. The other debts that we have are is about $7000 in credit cards in her name that have all been canceled and we are making lowered payments on to have them payed off in a timely manner. My wife and I both have the habit of only spending money from our checking accounts, and not paying for anything with credit cards. The only reason we have debt in the first place is from putting on our wedding, and from debts that her family has passed onto us. In the past year we have been able to eliminate a few of our debts and still have money left over for savings.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	And thank you for helping my wife and I get things consolidated.

Member Payment Dependent Notes Series 669559

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669559	$18,000	$18,000	11.11%	1.00%	February 14, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669559. Member loan 669559 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	University of California at Davis	Debt-to-income ratio:	3.53%
Length of employment:	3 years	Location:	Oakland, CA

Home town:
Current & past employers:	University of California at Davis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > I am a University Professor with a permanent position and an entirely stable income. My rent is presently 1/5th of my gross monthly salary. I carry no other debts than this loan, and do not owe any monthly car payments. My budget allows up to $1000 per month for loan payments: well in excess of the monthly payment for this loan. I plan to make absolutely regular payments of the set amount on the first of the month in order to pay off the loan in the set term of 3 yrs.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,964.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for University of California at Davis?	I am a professor in the Department of English at UC Davis. This is a permanent position with a stable salary.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Short term: (Approximate NUMBER years): 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 percent partially funded loan and pay off higher APR interest debt. After 6-months of on time payments, you're automatically eligible to relist loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1) I am a professor in the English Department at UC Davis. This is a permanent position with a stable salary. 2) There is no spouse or partner's income included in my reported Gross income per month. My household's gross income per month is $64,000. 3) Full term 3 yrs. 4) Yes I will accept a partially funded loan.
Your revolving credit line shows $8K but you are requesting $18K. Can you explain what plans do you have for the rest of the money? Thx. Pepe	I hold an additional credit card balance of $9000 in Canada (from my time as a student at a Canadian university). I plan to pay off that balance with this loan as well. Again, I am now a permanent resident of California with permanent employment in the United States.

Member Payment Dependent Notes Series 669582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669582	$7,000	$7,000	6.92%	1.00%	February 15, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669582. Member loan 669582 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Miller Bearing	Debt-to-income ratio:	19.68%
Length of employment:	1 year	Location:	HAINES CITY, FL

Home town:
Current & past employers:	Miller Bearing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > Purchase of 1974 corvette for restoration Borrower added on 02/09/11 > Purchase of 1974 corvette

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,703.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 669586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669586	$15,000	$15,000	11.11%	1.00%	February 14, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669586. Member loan 669586 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	shopzilla.com	Debt-to-income ratio:	6.55%
Length of employment:	5 years	Location:	oak park, CA

Home town:
Current & past employers:	shopzilla.com
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,562.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 669678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669678	$8,800	$8,800	9.63%	1.00%	February 15, 2011	February 21, 2016	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669678. Member loan 669678 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Chaffey Joint Union High School District	Debt-to-income ratio:	3.84%
Length of employment:	4 years	Location:	Rancho Cucamonga, CA

Home town:
Current & past employers:	Chaffey Joint Union High School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > My wife is a stay-at-home mom. We only have a revolving balance on 2 remaining credit cards after paying off 2 others over the past year. This loan will allow us to consolidate those two cards. Borrower added on 02/08/11 > Also requested a little cushion to help us replace our broken furnace - yes, it actually does get cold in Southern California sometimes. ;)

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,130.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Chaffey Joint Union High School District?	I teach at Etiwanda High School.
Hi I am interested in funding part of your loan. CREDIT CARDS : Could you tell me what the balances are on your credit card and what is the current APR? How did you build up such a high balance on your card? HOME OWNERSHIP As well, if you own a house what is : The value right now (use Zillow if needed) What is your mortgage amount, interest rate, and monthly payment? Is there a line of credit attached as well and if so what is its balance and rate? PAYMENT ABILITY: Starting with your gross income per month , can you tell us what is NET income and then list your major expenses so that we are comfortable that you can pay this loan off? Thanks and we look forward to helping you out! Cheers Joe	Wow, lots of questions... Ok, we owe $4400 at 14% and $3000 at 16%. The balances got high when my wife and I were in college and we have been working hard to pay them off since we had our first child in May of last year. The value of our home is right around 275k, down from 300 when we bought in 2008. We do NOT have a line of credit attached. Our mortgage is around $1350 at 5.25%. I won't go into details about our income, I don't really feel it's necessary for the amount of loan we are looking for. We currently pay around $170 in minimum payments on the 2 cards we are looking to consolidate, so the new $185 payment will not be a problem for us. I hope that gives you the info you were looking for.
Nice credit score. Someone doesn't think your cards are up too high. Neither do I. Good luck.	Thanks. :) we have been working very hard to pay them down.

Member Payment Dependent Notes Series 669732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
669732	$4,000	$4,000	10.00%	1.00%	February 11, 2011	February 21, 2014	February 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 669732. Member loan 669732 was requested on February 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Ajilon Professional Staffing	Debt-to-income ratio:	13.50%
Length of employment:	1 year	Location:	Sacramento, CA

Home town:
Current & past employers:	Ajilon Professional Staffing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/11 > I will be using these funds to pay off my Vespa Scooter, and a few Credit Cards. I am a good borrower because I always make at least the minimum payments on all my utilities and cards. I typically have around $500 dollars (out of $1,700) left over after my monthly expenses to use as I see fit. This is saved for emergencies or to help pay a bit extra to my loans. I have worked with Ajilon for 1 and 1/2 years now, always showing up on time and working hard. I would consider my position there very stable.

A credit bureau reported the following information about this borrower member on February 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,083.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Ajilon Professional Staffing and where did you work prior to that?	I am currently assigned at the California Tourism and Travel commission, handling Data Entry and ingestion of media (video & photos) into our system. This particular assignment has been ongoing for 6 months (and does not have a stop date), however I have had other data entry related positions in the past with Ajilon. My previous larger employer was the Sears at Arden Fair Mall. I worked as a Sales Associate in the electronics department for just about 2 and 1/2 years.

Member Payment Dependent Notes Series 670030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670030	$10,000	$10,000	10.00%	1.00%	February 14, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670030. Member loan 670030 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	4.45%
Length of employment:	1 year	Location:	Portland, OR

Home town:
Current & past employers:	Thomson Reuters
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > Existing business that has been performing successfully for 1 year. 145% growth from last year in January alone. Need investment for inventory re-stocking and some equipment purchases (bottle filler).

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	31
Revolving Credit Balance:	$8,298.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What time frame do you plan on repaying the loan? 1 year or less, 2 years, full term 3 years?	This is dependent on sales, but I do anticipate paying the loan off earlier than full term.
What type of business is this and how long have you been in business (considering it says you work for Reuters)?	This is a manufactured foods business, which I have been operating since December 2009. This business is entirely unrelated to my position with Thomson Reuters.

Member Payment Dependent Notes Series 670036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670036	$12,000	$12,000	10.37%	1.00%	February 14, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670036. Member loan 670036 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,625 / month
Current employer:	Ernst & Young	Debt-to-income ratio:	11.00%
Length of employment:	8 years	Location:	New York, NY

Home town:
Current & past employers:	Ernst & Young
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > Just scraping some interest rate points off of my current debt and making myself more liquid to fund my wedding. I have aggressively paid off debt over the past 3 years and will have no problem with this.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1975	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,794.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	Consolidate $7,473.17 16.99% $3,809.92 14.50% Not Consolidate $5,071.44 7.75% $2,841.24 12.00% $1,900.00 0.00% $2,855.78 0.00% $2,744.63 1.99%
What are your major monthly expenditures? rent, car loan, student loan, etc.?	rent - $1475, student loans $350, other debt/life insurance $700

Member Payment Dependent Notes Series 670037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670037	$12,000	$12,000	18.25%	1.00%	February 15, 2011	February 23, 2016	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670037. Member loan 670037 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,750 / month
Current employer:	Hedwig House, inc	Debt-to-income ratio:	13.76%
Length of employment:	10+ years	Location:	norristown, PA

Home town:
Current & past employers:	Hedwig House, inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > debt consolidation

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,488.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I own title to the home. the total balance owed is 122k. value 145k
Please verify your income with Lending Club (support@lendingclub.com), and I will be happy to help fund your loan!	105k a year
Can you verify your income with lending club?	105k a year

Member Payment Dependent Notes Series 670092

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670092	$12,000	$12,000	11.11%	1.00%	February 14, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670092. Member loan 670092 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,066 / month
Current employer:	Department of Veterans Affairs	Debt-to-income ratio:	3.89%
Length of employment:	10+ years	Location:	alexandria, VA

Home town:
Current & past employers:	Department of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > This is a loan to pay off $9500 on a higher interest rate loan. The remaining $2000 is to add to the $3000 I have in the bank for a small cash reserve I might need in the coming months, as I am trying to sell my condo and buy a single family home. I have no car payment, and a single credit card that I pay off every month. Borrower added on 02/09/11 > Some other financial information... I am insured for $250,000; I have $2000 in a brokerage account; about $3000 in a savings account; $2000 in my savings account; and $50,000 in my 401K. My home is worth $170,000 and I owe $164,000. Thanks. Borrower added on 02/13/11 > It appears this will fully fund and I want to thank everyone... no worries here; it is a $260 a month payment, and is replacing a higher interest loan for which I was easily making a $280 payment. Thanks again.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,270.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Approximate NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 percent partially funded loan and pay off higher APR interest debt. After 6-months of on time payments, you're automatically eligible to relist loan's unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1. I am a supervisory management analyst for the US Department of Veterans Affairs, Education Service Division. I am part of the team that administers VA education benefit programs for veterans and family members, such as the Post 9/11 GI Bill. 2. I am single. 3. I wanted the lower payment and flexibility of a 60 month loan, but intend to repay within 36 months. 4. I have only one debt to pay for $9600 and 18%, balance of requested loan is for reserve cash for new home purchase/ moving expenses in coming months. Less than full amount does me little good.
Could you please explain the amount and circumstances of your last delinquency? Thanks.	Seriously...?? I kind of resent the term "delinquency". I have had one, maybe two late payments on absolutely anything in the last 6-10 years or more and those would have been 30 days at the most. As I recall, a simple oversight on my part (busy, life's circumstances, etc) had me thinking I had sent a payment, when I had in fact not... and of course not realize it until I got the next bill. Simple as that.

Member Payment Dependent Notes Series 670099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670099	$8,000	$8,000	6.92%	1.00%	February 10, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670099. Member loan 670099 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Erie 2 Chautauqua Cattaraugus BOCES	Debt-to-income ratio:	7.73%
Length of employment:	10+ years	Location:	West Falls, NY

Home town:
Current & past employers:	Erie 2 Chautauqua Cattaraugus BOCES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > I'm a teacher with a stable job and excellent credit rating. Will use the loan to repair our 2 vehicles instead of buying new vehicles. This monthly loan payment is well below our budget, where as new or different vehicles would not be. The vehicles will be good as new when done.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$88.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Just wanted to inquire if the two vehicles you currently own are fully paid off or not. If not, can you please list the balance owed on the vehicle(s)? Thanks.	Hi, They are paid off. Thank you

Member Payment Dependent Notes Series 670105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670105	$3,000	$3,000	14.91%	1.00%	February 10, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670105. Member loan 670105 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Red Rocket Merchandising Corp	Debt-to-income ratio:	12.86%
Length of employment:	3 years	Location:	East Haven, CT

Home town:
Current & past employers:	Red Rocket Merchandising Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > This loan is to consolodate the small amount of debt I have (less than $1000), and to begin a savings platform for the future. I have worked full time with the same employer for three years and have no risk of job loss.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,332.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 670118

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670118	$1,800	$1,800	9.63%	1.00%	February 15, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670118. Member loan 670118 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,708 / month
Current employer:	UPMC Physican Services	Debt-to-income ratio:	23.08%
Length of employment:	2 years	Location:	PITTSBURGH, PA

Home town:
Current & past employers:	UPMC Physican Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	12
Revolving Credit Balance:	$239.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 670149

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670149	$2,000	$2,000	10.37%	1.00%	February 9, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670149. Member loan 670149 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Youth Empowerment Project	Debt-to-income ratio:	18.78%
Length of employment:	3 years	Location:	New Orleans, LA

Home town:
Current & past employers:	Youth Empowerment Project
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > I would like to pay off 2 credit cards I have with a 23% interest rate and put the rest on my American Express account (which I closed due to increasing interest rates) to pay down the amount owed. I now have stable employment again (3.5 years) and I am trying to clean up my credit in the next 3 years.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,676.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	I'm on a "cash-only" budget plan right now since my salary was raised from $35k to $40k this year.

Member Payment Dependent Notes Series 670165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670165	$7,000	$7,000	17.88%	1.00%	February 11, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670165. Member loan 670165 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,333 / month
Current employer:	UPMC	Debt-to-income ratio:	21.79%
Length of employment:	2 years	Location:	GEORGETOWN, PA

Home town:
Current & past employers:	UPMC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	34
Revolving Credit Balance:	$5,855.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 670226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670226	$6,000	$6,000	11.11%	1.00%	February 15, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670226. Member loan 670226 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	SGS	Debt-to-income ratio:	20.89%
Length of employment:	4 years	Location:	Menasha, WI

Home town:
Current & past employers:	SGS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > Stan's Home Improvement Loan! Borrower added on 02/09/11 > Updating bathroom and adding insulation to my 150 year old home. Secure job in stable industry.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	43	Months Since Last Delinquency:	7
Revolving Credit Balance:	$3,659.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are your other loans that impacts your debt to income ratio? Also what interest rate are your loans at and are they fixed?	Joe, I had 2 School loans I had to pay. I used a 0 interest credit card transfers. Yes they are fixed. Thanks. Stan

Member Payment Dependent Notes Series 670233

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670233	$6,000	$6,000	10.74%	1.00%	February 14, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670233. Member loan 670233 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Provident	Debt-to-income ratio:	13.25%
Length of employment:	1 year	Location:	aberdeen, NJ

Home town:
Current & past employers:	Provident
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,765.00	Public Records On File:	0
Revolving Line Utilization:	84.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 670267

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670267	$12,000	$12,000	10.74%	1.00%	February 14, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670267. Member loan 670267 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	DesignAShirt.com	Debt-to-income ratio:	21.41%
Length of employment:	5 years	Location:	Scottsdale, AZ

Home town:
Current & past employers:	DesignAShirt.com
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,160.00	Public Records On File:	0
Revolving Line Utilization:	74.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	$6000@16.45% $1800@16.25% $1000@25.00% $1100@15.25% Car loan will be paid off 09/2011 - most debt is fairly old - looking to simplify to pay off more efficiently.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thank you, I won't disappoint.

Member Payment Dependent Notes Series 670271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670271	$10,200	$10,200	10.37%	1.00%	February 14, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670271. Member loan 670271 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Fields service Inc.	Debt-to-income ratio:	13.15%
Length of employment:	5 years	Location:	EASTON, PA

Home town:
Current & past employers:	Fields service Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,681.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Fields service Inc.?	Hvac tech, fuel truck driver, crew leader of our insulation department.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	citi financail loan 2500$, amount paid, 4000$ int. rate around 20%. bank of amerca CC 3800$ intrest rate 17, i owe a family member 3500$ for vehicle repairs, all these will be consolidated, and the rest saved, or do what i wish. i plan on doubling my monthly payment for this loan, as i almost always try to do with everything else.

Member Payment Dependent Notes Series 670277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670277	$1,000	$1,000	7.66%	1.00%	February 9, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670277. Member loan 670277 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	MetaClin Research, Inc.	Debt-to-income ratio:	20.55%
Length of employment:	4 years	Location:	Austin, TX

Home town:
Current & past employers:	MetaClin Research, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	59
Revolving Credit Balance:	$7,118.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 670280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670280	$5,800	$5,800	7.29%	1.00%	February 15, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670280. Member loan 670280 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,000 / month
Current employer:	Visual Elements	Debt-to-income ratio:	7.85%
Length of employment:	< 1 year	Location:	Durango, CO

Home town:
Current & past employers:	Visual Elements
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,734.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You make $12K per month ($144,000 per year) and you need a $5,800 car loan? How soon do you plan on paying off this loan? I would think you could pay it off in a few months.	I plan on paying off the loan within three months.

Member Payment Dependent Notes Series 670308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670308	$16,000	$16,000	20.11%	1.00%	February 14, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670308. Member loan 670308 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Cartus	Debt-to-income ratio:	7.49%
Length of employment:	7 years	Location:	Rancho Santa Margarita, CA

Home town:
Current & past employers:	Cartus
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > I will be paying off credit cards that have higher interest rates. I have good credit and do not miss payments. I've been with the same company for seven years. I'm the perfect borrower.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,692.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, 1. I have one loan on my condo with a balance of $199,948. 2. Zillow has my home's value at $279,000. Let me know if you have any additional questions.

Member Payment Dependent Notes Series 670357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670357	$2,100	$2,100	13.06%	1.00%	February 15, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670357. Member loan 670357 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	15.42%
Length of employment:	4 years	Location:	Round Rock, TX

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	7
Revolving Credit Balance:	$8,600.00	Public Records On File:	1
Revolving Line Utilization:	74.80%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With a $6k a month income, why do you need a 3 year loan for $2,100?	I collect classic motorcycles for both use and investment. This purchase is an opportunity to buy at auction for a reasonable price. I have several other obligations that are a higher priority now. Taking out a loan to purchase this machine for this price right now makes sense to me, as these machines are getting scarce and the restored or origanal prices are going through the roof. This is an oppportuniy not aneed or requirement
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My total mortgage balance is $134,800.00. I have never taken any loans on my home. The market value is all over the place now. My TAX value is $145,500.00. Prices for my floor plan in my development are from 135K to 155K. The house acrost the street, which is the same floor plan went for 154K in less than a month, most take a year or more and typicaly sell for 10 to 15K under sale price. I am a realist I see the current fair market value as 140K

Member Payment Dependent Notes Series 670360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670360	$5,500	$5,500	10.37%	1.00%	February 11, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670360. Member loan 670360 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Arkansas Children's Nutrition Center	Debt-to-income ratio:	19.11%
Length of employment:	4 years	Location:	Little Rock, AR

Home town:
Current & past employers:	Arkansas Children's Nutrition Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > I plan on paying off credit cards, which I opened during college years and now am very anxious to get rid of. I have an excellent payment history, I have never defaulted or been sent to collections. Borrower added on 02/08/11 > I plan on paying off credit cards that i opened while in college, and am now anxious to get rid of. I have already paid off a good amount of my credit card debt, and this will cover the remaining amounts. I have an excellent repayment history and have never defaulted or been in collections.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,391.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	One card is 23.99% interest with a balance of $1978. One has an interest rate of 24.99% with a balance of $1250. One is 23% interest with a balance of $571. One is also 24.99% with a $661 balance. Finally I have one with a 0% interest purchase with a balance of $773. The only other debt I have besides these credit cards is my student loans. As far as avoidance of accruing any new debt, I have not used my credit cards in about a year, with the exception of one emergency. I talked with one of my card companies to decrease my rate on the larger balance card a few months ago which has helped. I have paid larger amounts than the minumum due almost every month, but this has been dificult as my significant other had all of his hours cut (as in to zero hours) at his main job and his second job is not steady by any means, AND he is also in school. I had a part-time seasonal job to help during the holiday season. We live on my income, in an apartment now outside our means, and plan on downsizing to a cheaper apartment as soon as this lease is up in a couple months. This will free up alot of spending money, which also helps to prevent debt. I have dealt with credit card debt and stress throughout my college career, and I am DONE with it!

Member Payment Dependent Notes Series 670388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670388	$4,000	$4,000	16.02%	1.00%	February 11, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670388. Member loan 670388 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	10.76%
Length of employment:	6 years	Location:	Woodside, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > I would like to use my loan founds for purchasing my own apartment in NYC. My credit score is: 698 (Date: 01/25/11, Source: Experian), what means I am always paying my bills on time. I've been working for the Music and Art School, Manhattan,NYC for the last six years. I am free lance musician and free lance medical and legal interpretor. I've received the Green Card a year ago as an Exceptional Artist and Educator with the National Interest Waiver. It means that, form the last year/January I have more freedom with having a job and earing more money than before, when as H1B visa holder I was limited to the one employer only. Thank You Borrower added on 02/09/11 > I am a classical pianist with the Polish background working in NYC area as an: pianist/accompanist and music therapy teacher. I have also studied jazz for the last three years :piano and voice in NYC.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	42
Revolving Credit Balance:	$6,858.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	hi, I sent the answers for your questions yesterday, could you please let me know if you received them?..your questions appear constantly so I don't know if the message I sent went through. Thank you
What are your monthly expenses (morgage, insurance, car, food, utilities)? What credit card debt do you have?	My monthly payment for the apartment I rent is $600 plus utilities approximately $40. I don't have a car I use the public transportation/ monthly metro card for $104 I spent around $400 monthly for food/I cook by myself I have CITI Bank credit/debit card and CHASE Bank debit card.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	hello, Thank you for an interest in financing my loan. here are the answers for your questions: 1. The title on my apartment will be on my "own" name, but it will be a cooperative share with the Housing Corporation in New York, NY, which is a private company categorized under Apartments.(NYC Department of Housing Preservation and Development/ HPD) 2/3 The total balance "Equity Plus Amortization"(Sales Price) for One Bedroom w/Terrace is: $9,608.00 and the Maintenance for it is $750.00 $9,608.00 is a total balance I need to pay. I can stay in the apartment I will buy as long I want to and can sale it receiving the money I will invest only. This is a special program for people with the low and middle income in NYC. The building with an apartment I would like to buy is on the Upper East Side/Manhattan/NYC. I don't know the market value of my home. I can't sale it for the market value. Thank you

Member Payment Dependent Notes Series 670397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670397	$8,000	$8,000	7.29%	1.00%	February 11, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670397. Member loan 670397 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Army	Debt-to-income ratio:	21.77%
Length of employment:	10+ years	Location:	Newport News, VA

Home town:
Current & past employers:	Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,089.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	Military Star Card Andrews Federal Credit Union Visa Credit Card Jared Jewelers Credit Card Best Buy Credit Card USAA Master Card These are listed from lowest to highest balance.

Member Payment Dependent Notes Series 670466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670466	$8,000	$8,000	7.29%	1.00%	February 15, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670466. Member loan 670466 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	United States Army	Debt-to-income ratio:	20.71%
Length of employment:	9 years	Location:	Killeen, TX

Home town:
Current & past employers:	United States Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > Just trying to consolidate my credit card debts so that I can pay them off quicker. Borrower added on 02/08/11 > I have been in the Army since 2000, right now Im a Sergeant First Class. I have also been accepted to become a Warrant Officer which makes me a Subject Matter expert on my field. I have been in nine years and Im planing on retiring from it. I will be using the money to pay off my credit card debt quicker and stop paying higher interest rates. My debts have never been late since I had them and I always set up allowances to get them directly pay from either the Army or my Bank. I monitor my credit on the weekly basis and work very hard to keep my credit score above 700. My monthly income is about $4,000. Borrower added on 02/08/11 > I have been in the Army since 2002 and Im currently a Sergeant First Class. I have also been selected to become a Warrant Officer scheduled to be commisioned in August, 2011. I plan on retiring with 20 to 30 years of service. I will use the money to pay off my debts quicker and under lower interest rate. I have never been late on my payments and I always set my payments thru Army allowance or straight thru my bank. Borrower added on 02/08/11 > I have been in the Army since 2002 and Im currently a Sergeant First Class. I have also been selected to become a Warrant Officer scheduled to be commisioned in August, 2011. I plan on retiring with 20 to 30 years of service. I will use the money to pay off my debts quicker and under lower interest rate. I have never been late on my payments and I always set my payments thru Army allowance or straight thru my bank.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	106
Revolving Credit Balance:	$8,773.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? And can you comment on the delinquency 106 months ago? Thank you.	Hi! Im trying to consolidate my credit cards. Im not sure which delinquency you're refering to, but I will tell you that I did had very bad credit before I joined the Army due to separetion from my former spouse and loss of job. I have since rebuilt my credit and have been paying my bills without problems. I just enlisted for 3 more years and will reenlist(for 6years at that time) again in August after I get commisioned as a Warrant Officer. I have been keeping track of any issues that might arised in my credit in regards to my former spouse or any other issue and have been working closely with creditor to take care of them. I hope this answers your question.

Member Payment Dependent Notes Series 670471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670471	$4,000	$4,000	10.37%	1.00%	February 10, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670471. Member loan 670471 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,860 / month
Current employer:	Education Development Center	Debt-to-income ratio:	23.40%
Length of employment:	4 years	Location:	AUBURNDALE, MA

Home town:
Current & past employers:	Education Development Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > My current apartment has developed water damage spots, forcing me to move unexpectedly. My current employment is very stable, being in federally funded education, thus repayment is not an issue. I need this loan due to the short timing of the move.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	48
Revolving Credit Balance:	$6,525.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Education Development Center?	I am an accountant in the Accounts Receivable department.

Member Payment Dependent Notes Series 670475

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670475	$3,000	$3,000	10.00%	1.00%	February 10, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670475. Member loan 670475 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,940 / month
Current employer:	Sterling Equities	Debt-to-income ratio:	21.02%
Length of employment:	3 years	Location:	Merrick, NY

Home town:
Current & past employers:	Sterling Equities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > The loan is needed for immediate costs associated with moving to a new apartment I am renting. Some of my assets are tied up in investments and it would be difficult for me to liquidate them in the short period of time I have before I move. I am employed full-time with a secure job that I have held for about 3 years. I also have good credit.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,117.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Sterling Equities?	I am a Financial Analyst for their Commercial Real Estate Funds.
Have you provided Lending Club with your new address and related contact information?	Yes, I e-mailed it to their support team because there was no where to input it on the loan application (only asked for my current address).
Thank you! Do you anticipate paying this loan off earlier than the 3 year term?	Not in year 1 but it is a possibility in year 2 or 3.

Member Payment Dependent Notes Series 670488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670488	$6,400	$6,400	14.17%	1.00%	February 11, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670488. Member loan 670488 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	goodyear	Debt-to-income ratio:	4.64%
Length of employment:	10+ years	Location:	Plantation, FL

Home town:
Current & past employers:	goodyear
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,760.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. The market price of my house is $369.000 Balance mortgage $350.000
What do you do for goodyear?	Type your answer here. Sales manager
Why is the description of the loan for small business? You are an employee of Goodyear. Is this for a side business?	Type your answer here. It's for a small business I been running for a couple of years from my house but its been doing so good that I decided to take it to the next level. I leased a small warehouse, bought the equipment required to run it and working hard to make it bigger
Are you going to keep your job with Goodyear? Do you have any other household income; spouse, siginificant other? What type of business is it?	Type your answer here. no i am not keeping my job with goodyear. i am going to work full time in the new business. Wife will help with house upkeep. She runs a physical rehab clinic.
Please describe the purpose for the loan. What do you intend to use the money for and why. Thanks.	Type your answer here. I intend to use this money to fund my business for the first 8 months. in addition to money i have save for this purpose.

Member Payment Dependent Notes Series 670547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670547	$10,000	$10,000	17.88%	1.00%	February 15, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670547. Member loan 670547 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	17.72%
Length of employment:	10+ years	Location:	racine, WI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1973	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	74	Months Since Last Delinquency:	18
Revolving Credit Balance:	$14,097.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact Lending Club by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of 100% funding. Thank you!	Type your answer here.I faxed you tax information as well as part of my divorce decree. Could you let me know that your credit support recieved my fax? Thank you Jean Basil
Hi, can you tell us which debts you'll be consolidating(creditor & amount, eg. BoA CC & 2500), their APRs and their monthly minimum payments? Also, what do you do? (career wise) Thanks - it'll help you get your loan funded much faster.	Type your answer here.BOA and a few other small bills. I own an office building, and I also recieve money monthly for marital settlement as well as child support. Thank you, Jean Basil
What is your source of employment and income? No need to get into details--just a brief description.Also what are the balances and interest rates of the debts you are consolidating?	Type your answer here.I own an office building and I recieve marital settlement money as well as child support.
What is the purpose of your loan?	Type your answer her I needed to build out, for two new tenants, so they could move in, they signed a long term lease. Thank You Jean Basil
Why the delinquency 18 months ago?	Type your answer here. what was the delinguency? I am not sure I understand the question., without some sort of reference. Thank You Jean Basil
What is the occupancy rate in your office building?	Type your answer here.The building is fully leased, Some tenants have sighned new five year lease and the others have been with me for years. I also have a couple large companies that have an eight year lease. Thank you Jean Basil

Member Payment Dependent Notes Series 670563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670563	$10,000	$10,000	9.63%	1.00%	February 14, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670563. Member loan 670563 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	WAL-MART	Debt-to-income ratio:	11.84%
Length of employment:	8 years	Location:	CHURCH POINT, LA

Home town:
Current & past employers:	WAL-MART
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > home improvement,never late on bills,40 hours a week Borrower added on 02/09/11 > HOME IMPROVEMENT,NEVER LATE ON BILLS,WORK A FULL 40 HOUR A WEEK,TWO INCOME HOME,$3500 MONTHLY INCOME ONLY $1500 IN BILLS

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,062.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you detail the improvements you are making on your home? what is the market value of your home (use zillow.com)? how much do you still owe on your mortgage? Thanks. Pepe	Type your answer here.My improvements will be on the kitchen new cabinets and counter top also new appliances. The market value of my home is $65,000 and I owe $31,000 on a 30 year fix mortgage with my monthly payment at $323.00. I hope this is helpful in your decision.

Member Payment Dependent Notes Series 670582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670582	$11,000	$11,000	10.74%	1.00%	February 15, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670582. Member loan 670582 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Welliver	Debt-to-income ratio:	12.28%
Length of employment:	2 years	Location:	Locke, NY

Home town:
Current & past employers:	Welliver
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > I am motivated to be debt free. This loan will acheive my goal faster with debt consolidation and paying off Uncle Sam. Borrower added on 02/08/11 > I am a motivated individual seeking to become debt free faster with this loan. I intend to use the money for debt consolidation and pay Uncle Sam in full to avoid a payment plan this year. I have a steady job with a monthly net income of over $3800. My rent and monthly expenses are lower than what I bring in. This makes me a great candidate because I cash flow each month in the positive.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	44
Revolving Credit Balance:	$2,071.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 670585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670585	$6,000	$6,000	5.42%	1.00%	February 11, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670585. Member loan 670585 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	VERIZON WIRELESS	Debt-to-income ratio:	5.64%
Length of employment:	2 years	Location:	ASTORIA, NY

Home town:
Current & past employers:	VERIZON WIRELESS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > LOAN TO PAY OF DEBT

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,535.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt?	I am borrowing money to pay off credit card debt. Paying back $5000 i occumilated this debt is buying furniture when i moved out of my parents appartment into my own and got married. i work for verizon wireless as a salesperson. prior i have worked for sleepys matress professionals for 3 years and prior compusa for 2 years until they went out of business. my monthly expense is about $1300. my wife lives with me she is not working she is a house wife and is pregnant with our second child and she is not in debt.
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household and from what sources? Please would you tell us about yourself, your work, and explain what exactly this loan is for. If refinancing, would you list the existing amounts, interest rates and minimum monthly payments. For your household, please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity. Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term?	i work for verizon wireless as sales my combined income is $47000 annual i am borring this loan to pay of credit card debt and to have one consolidated bill. I only have credit card bebt of $5000 I have savings for emergency purposes $500 i also do have a 401k plan in place with my company. i do to enticipate paying this loan back sooner than 36months.

Member Payment Dependent Notes Series 670596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670596	$10,000	$10,000	16.02%	1.00%	February 15, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670596. Member loan 670596 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	dimension one	Debt-to-income ratio:	18.68%
Length of employment:	10+ years	Location:	middleburg, FL

Home town:
Current & past employers:	dimension one
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > need this loan too pay taxes an too get combine credit cards into a lower payment

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	59
Revolving Credit Balance:	$27,829.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is current employer? and What is your position? (BRIEF job description) (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Short term: (Approximate NUMBER YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	DIMENSION ONE my job is maintenance class 3 Havc Certifided / HVAC Certifed an classB in Waste an Water Painting / Plummer/ For a number Of Aptartment complexes I train new workers in trade as they are hired on supervise if needed / yes spouse is income is included she is apt manager / house income per month 5,000 month / 60,000 year 2010 / yes selected 3 years for loan / we would like to repay loan as soon as we can all depends on extra work I recive this year with hvac change outs to the new revised R 410 A systems in these complexes. I f not a lot of extra work then the full 3 year loan.

Member Payment Dependent Notes Series 670599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670599	$10,000	$10,000	12.68%	1.00%	February 14, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670599. Member loan 670599 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	GE Aviation	Debt-to-income ratio:	0.78%
Length of employment:	10+ years	Location:	Clifton, NJ

Home town:
Current & past employers:	GE Aviation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	15	Months Since Last Delinquency:	7
Revolving Credit Balance:	$3,041.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at GE Av ? Credit report shows revolving debt of $3k. What is $10k loan being used for?	The anwser to the first question is I am in the test department of aviation. Second the 10k loan is being used for the revolving debt and also for a major car repair
Please provide details of the two delinquencies that are showing up on your credit history.	The two delinquencies on the credit report are items that do not belong to me. I have forwarded my credit report and disputes but have not heard back from the credit agencies. Those are not accurate items. Bank of America and HSBC Bank. HSBC is from 2000 and Bank of America is from a couple of years ago. They are not my items

Member Payment Dependent Notes Series 670625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670625	$5,050	$5,050	5.42%	1.00%	February 14, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670625. Member loan 670625 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,825 / month
Current employer:	A.L.Ayala Roofing co.inc.	Debt-to-income ratio:	4.36%
Length of employment:	10+ years	Location:	Los Angeles, CA

Home town:
Current & past employers:	A.L.Ayala Roofing co.inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,624.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 670634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670634	$15,000	$15,000	10.00%	1.00%	February 14, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670634. Member loan 670634 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	M&T bank	Debt-to-income ratio:	16.77%
Length of employment:	3 years	Location:	odenton, MD

Home town:
Current & past employers:	M&T bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > Combining two high rate lows into one. Also lowering term to pay back quicker. Also have second income (wife) to pay bills Borrower added on 02/08/11 > This loan will allow me to payoff one credit card and one 5 year term loan (4.5 years left). Final step to being debt free besides house and student loans. Total household income is around 110K and this does not include raise that starts this monday.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,156.00	Public Records On File:	0
Revolving Line Utilization:	21.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 670653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670653	$5,000	$5,000	10.74%	1.00%	February 14, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670653. Member loan 670653 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,932 / month
Current employer:	n/a	Debt-to-income ratio:	6.92%
Length of employment:	n/a	Location:	warren, MA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > I plan on buying a used car and paying off a prior bill consolidation loan. I am applying for this loan as an emergency. I got a loan from CitiFinancial last October to buy a heater core for my car and to catch up on my bills. Everything was going great until last Monday when a herd of deer ran across my path. I missed the first one, I dodged the second one, but the third one got me. Since I only had liability policy for insurance, my insurance wont pay for the costs, though my care is considered totaled anyways,the money I would have got from insurance after a deductible would be minimal. I have been increasing my credit rating since buying my condo 4 years through responsible credit card use. Although I paid the balances off, I still use them to pay for everyday billable items and keep the balances low to show the credit raters I am not afraid to use them, but also to show I don't abuse them. If I wanted to, I could buy a car using my credit cards, but that is not responsible. I want to pay off my prior bill consolidation loan that has a balance of approximately 2300 dollars with a high interest rate and then use the remainder of the money to buy a decent used car. I have made every payment on every loan, bill, credit card etc for over 5 years. I am currently paying 100 dollars a month to my current loan and if I get this loan, the payment would be 164 a month. If I had to use credit cards to buy a car, it would be multiple payments from multiple cards totaling to over a hundred dollars a month plus the monthly payment for my other loan. I feel I can meet those payments without an issue but want to be responsible with my credit. I am a 100 percent disabled war time veteran for PTSD. This isn't going to change at anytime soon so I have a steady income. I also work self employed, mostly as a hobby to keep myself occupied but many times I find a good paying job that always helps me with my finances, but never takes away. I feel I am a good risk and that I would be able to get conventional financing and/or a car loan, but feel why should we share that money with the bank when I can pay good people that interest. Thank You Borrower added on 02/09/11 > Just making a small correction on one of the above paragraphs, my "car" is considered totaled not my "care"

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,484.00	Public Records On File:	1
Revolving Line Utilization:	16.50%	Months Since Last Record:	58
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Couple of questions:- 1. ) Please list all your open (used or not used) credit lines / credit-cards, APRs', outstanding balances, monthly payments for each, durations and please highlight the ones that would be paid off with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses?	Hi Thanks for asking, but I wasn't able to answer before the end of funding.

Member Payment Dependent Notes Series 670689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670689	$8,075	$8,075	16.77%	1.00%	February 14, 2011	February 22, 2016	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670689. Member loan 670689 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Genex, CRI	Debt-to-income ratio:	19.42%
Length of employment:	2 years	Location:	Jeffersonville, VT

Home town:
Current & past employers:	Genex, CRI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,902.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 670717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670717	$8,000	$8,000	12.68%	1.00%	February 15, 2011	February 23, 2016	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670717. Member loan 670717 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	United States Air Force	Debt-to-income ratio:	19.38%
Length of employment:	10+ years	Location:	Stafford, VA

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > I am Military (E-6/United States Air Force) and this move is because of a divorce. The military is not paying for it..Directly. The in the proccess of agreeing to who would pay what, a couple of bills were not paid on time. I have sense corrected this issue. Looking at my credit you will find that other than the recent issue I am very good at paying my bills. My home is worth 273K in today's market. I have 305k left to pay on it. The reason for 5 years vs 3 years is because I know things don't always got the way you plan it so a little wiggle room was added. However, this loan will be paid back in 1-2 years. If you have any other questions please don't hesitiate to ask. Thank You.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	27	Months Since Last Delinquency:	3
Revolving Credit Balance:	$7,869.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) USAF current: Rank? Pay Grade? Enlisted ETS? (Officers are "Indefinite") (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Approximate NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Sir/Ma'am, (1) USAF current: Rank? Pay Grade? Enlisted ETS? (Officers are "Indefinite") Like I said in my short write up...I am an E-6 and testing for E-7 this year. 2013 is the year I reenlist for another 4. (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? This is based on my income alone. Gross year 65K+ Month 5K+ (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Approximate NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? I don't plan on this loan hanging out there for more than 1 or 2 years. I like having the room to breath....so i went for the 5 year term. the sooner I pay if off the better. Thank You
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Sir/Ma'am, 305K total amount owed....current market value 273K

Member Payment Dependent Notes Series 670763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670763	$4,000	$4,000	13.43%	1.00%	February 14, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670763. Member loan 670763 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	FUJITSU AMERICA INC	Debt-to-income ratio:	9.50%
Length of employment:	5 years	Location:	RANDOLPH, MA

Home town:
Current & past employers:	FUJITSU AMERICA INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > I just want to consolidate 3 credit card payments into one and save on the high interest, never been late on my cards, and need to increase my credit score for future house refinance planning

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,199.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My current mortgage balance is $164,000.00 and according to zillow.com its current value is $215,000.00. I do not owe anything else on this house.

Member Payment Dependent Notes Series 670765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670765	$12,000	$12,000	5.79%	1.00%	February 15, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670765. Member loan 670765 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Oracle Inc.	Debt-to-income ratio:	16.40%
Length of employment:	10+ years	Location:	Hampton, VA

Home town:
Current & past employers:	Oracle Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > Money to be used for Kitchen renovation. Good repaying history, no defaults, no late payments.

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,631.00	Public Records On File:	0
Revolving Line Utilization:	12.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your Revolving credit debt or $48,531.00, Please list sources & interest rates.	I looked at the equifax report, and I dont see that. Under revolving there is a balance of about $7k and available of $45k. I could finance this renovation on credit cards, but the interest rate would be much higher.
What is your current mortgage &/or HELOC balance? What is the current value of your home (zillow.com)? If you do not have a HELOC why are you getting a personal loan for home renovations.	Mortgage + HELOC is about $175k, zillow shows my house at $398k.
There's a large revolving credit balance of $48,631 listed. What does that consist of? Thanks!	I looked at the equifax report, and I dont see that. Under revolving there is a balance of about $7k and available of $45k. I could finance this renovation on credit cards, but the interest rate would be much higher. There is an installment loan of about $41k, that is a car loan.
As investors we see the revolving credit balance reported to Lending Club by TransUnion, of $48,631. Since not all revolving credit balances are reported to all of the major credit Bureaus, I am curious as to the total amount of revolving credit balance that you have at this time. (Rough amount only). Thank you in advance.	Ok, I see what it is. The HELOC account is being listed as revolving for some agencies. Revolving (credit cards AMEX/Visa) total is about $7k. I dont have any active store accounts. HTH

Member Payment Dependent Notes Series 670812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670812	$10,200	$10,200	5.79%	1.00%	February 15, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670812. Member loan 670812 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,958 / month
Current employer:	Norfolk Southern Corporation	Debt-to-income ratio:	8.87%
Length of employment:	7 years	Location:	Mechanicsburg, PA

Home town:
Current & past employers:	Norfolk Southern Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,052.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are requesting over 10K for CC consolidation, yet list a revolving balance of 2,052? please advise your debt accounts and balances so we may make an informed decision. Also, lack of a description is a turnoff.	Master card debt: $14995 Capital one card debt: $1500 The revolving bance of $2000+ that you referenced in your question may have been my capital one card balance a few months ago. I have not been delinquent in my payments. I am looking to consolidate my credit card debt at a lower interest rate.
what are the rates of the credit cards that you are paying off and have you been paying the full amounts as required?	Rates are 13.9% and 13.45%. I pay over the minimum required payment.

Member Payment Dependent Notes Series 670830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670830	$6,000	$6,000	5.79%	1.00%	February 14, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670830. Member loan 670830 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,542 / month
Current employer:	Kronos Incorporated	Debt-to-income ratio:	18.79%
Length of employment:	10+ years	Location:	Burleson, TX

Home town:
Current & past employers:	Kronos Incorporated
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > I am using these funds to refinance a credit card balance that currently has a 14.24% interest rate. I have been employed with the same company for 12 years.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,127.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 670832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670832	$15,000	$15,000	10.37%	1.00%	February 15, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670832. Member loan 670832 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Glenwood Inc	Debt-to-income ratio:	26.72%
Length of employment:	10+ years	Location:	Irondale , AL

Home town:
Current & past employers:	Glenwood Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > Making a new home purchase in the Springville Al. Home has an estimated $100k in equity left after closing. Borrower added on 02/11/11 > Employed at the same job since college graduation in 2001. All financial obligations met.

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	63
Revolving Credit Balance:	$44,850.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I love when people think that a home has equity in this market after you buy it. None the less, What was your last delinquency? What is your current revolving balances of $44,850? What credit cards with interest rates and debt amount do you have?	I ve actually had an appraisal of this property and it is worth more than 100k of the purchase price....I haven't had a delinquent item since 1998. The revoling debt is an equity line. I have about a 3k balance on credit cards/ 25K still available.
According to your credit history, it's been about 5 years since your last delinquency, but in the post above, you mention that you have not had a delinquent item since 1998. Please elaborate.. Thanks	Rental home was tagged as 30 days late while in the process of being sold. Error has only been correct by equifax. Payment was made on time.

Member Payment Dependent Notes Series 670841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670841	$4,000	$4,000	10.74%	1.00%	February 11, 2011	February 22, 2014	February 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670841. Member loan 670841 was requested on February 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Buffalo wild wings	Debt-to-income ratio:	7.75%
Length of employment:	< 1 year	Location:	tempe, AZ

Home town:
Current & past employers:	Buffalo wild wings
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/11 > my job is stable, i work alot and i am tryin to get my bills down to one lower interest rate than what i pay now!

A credit bureau reported the following information about this borrower member on February 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,834.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 670870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670870	$8,000	$8,000	14.54%	1.00%	February 11, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670870. Member loan 670870 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Carol Woods Retirement Community	Debt-to-income ratio:	19.65%
Length of employment:	9 years	Location:	Durham, NC

Home town:
Current & past employers:	Carol Woods Retirement Community
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	72
Revolving Credit Balance:	$8,575.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello borrower, I am very interested in financing your loan. However can you answer these questions: (1) What is your position (brief job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is your household's total Gross Income Per Month, or Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term? Or Short term: (Approximate NUMBER years): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 365. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired eligible for issue. When listing expires, IF loan 60 pct PLUS funded, will you accept partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified early helps loan fund quickly. Pace quicker when loan nears expiration. Best option is to be FLEXIBLE. More advantageous to accept a 85, 90, 95 percent partially funded loan because after making 6-months on time payments, you're automatically eligible to relist loan's unfunded $ amount or can list new loan purpose, $ amount.) (5) What is the total balance of the mortgage loans and any HELOC you owe on your home? (6) What is the current market value of your home? (use zillow.com if unsure) (7) Can you verify your income with lending club?	Registered nurse. I oversee others, as well as manager the care of my resident. I, administer medications, assess residents' physical, mental, and physical well being. 2) no, total is still 62,000 .3) I thought I picked 3 years with monthly payments of 200.00 something .4)105,896.03; 111,000.00 5) YES, W-2.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	105,896.03. 111,000.00
Sorry I meant three years. Thanks for the reply, I hope the verification goes as quickly as possible.	Thanks, I pray that the verification process go quickly too.

Member Payment Dependent Notes Series 670901

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670901	$10,000	$10,000	5.42%	1.00%	February 14, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670901. Member loan 670901 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	TX Health Resources	Debt-to-income ratio:	10.24%
Length of employment:	10+ years	Location:	Aledo, TX

Home town:
Current & past employers:	TX Health Resources
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,222.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? 8. How long do you expect to pay back?	I owe 7500 at 11.9% on one card. Paying back 400.00 a month not making much progress. Owe 2000 on another one at 13.9% paying 500.00 a month on it, making some progress but want to pay them both off. So two cc will be paid off! Resons for debt? Good question, but the true answer is spent too much money! Registered Nurse. Paramedic for 20 years, nurse for 16. Monthy expenses with mortage and utilities 2500 a month. Have children and spouse. Spouse works. No credit card debt on Spouse. 3 years will pay it off.
Why is your revolving Credit Balance listed at $17,222.00 yet you only list $9,500 total credit card debt? What is the other debt?	I have only 2 credit cards with balances with interest. I do have a no interest for 3 year account that was opened in December but that is only for 3,000.00. I guess it just hasn't been updated yet. Hope this answers your question.

Member Payment Dependent Notes Series 670906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670906	$6,000	$6,000	11.11%	1.00%	February 14, 2011	February 23, 2016	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670906. Member loan 670906 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,917 / month
Current employer:	Ipendo Inc.	Debt-to-income ratio:	17.47%
Length of employment:	1 year	Location:	San Diego, CA

Home town:
Current & past employers:	Ipendo Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > Unexpected expenses, looming debt from our younger and more irresponsible years -- we've all been there. But a new year brings a new start and a newfound determination to get my finances under control. I am very hard-working with great credit and an excellent and STABLE job as an IT Account Manager for a software company. I am very serious about taking steps to consolidate and pay off my debt. Please help me reach my goal as you watch your investment grow! :)

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,279.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	I will be paying balances on 2 credit cards: A balance of just under 4k on a Visa at 13.65% and a balance of just over 2k on a MasterCard at 15.24%. Both of these will be consolidated into a lower monthly payment on the new 11.11% loan.

Member Payment Dependent Notes Series 670942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
670942	$6,000	$6,000	7.29%	1.00%	February 15, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 670942. Member loan 670942 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Executive Office of the Mayor	Debt-to-income ratio:	6.55%
Length of employment:	7 years	Location:	New Carrollton, MD

Home town:
Current & past employers:	Executive Office of the Mayor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/11 > These funds are solely for the purpose of my wedding. I have had the same DC Government job since 2003 and quite confident that this loan will be re-paid in full well before the 36 month allowance. My current Equifax and Experian credit scores are 738 and 758, respectively. This does not include the latest update in which three more of my creditors have been paid in full. Thank you!

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	30
Revolving Credit Balance:	$5,928.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you comment on the delinquency 30 months ago? Thank you.	This is something that I find a bit perplexing. My Experian and Equifax reports do not reflect such a delinquency. It only appears on the Trans Union report.

Member Payment Dependent Notes Series 671047

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671047	$6,000	$6,000	10.74%	1.00%	February 15, 2011	February 24, 2016	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671047. Member loan 671047 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Coventry Local Schools	Debt-to-income ratio:	6.41%
Length of employment:	8 years	Location:	Akron, OH

Home town:
Current & past employers:	Coventry Local Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/11 > We need this loan to get my wife's tubal reversal. We want more children (we only have one, from my wife's previous marriage~very stressed marriage). We did all the tests that the doctors wanted us to do and now we have the green light to go forward with this desire. My wife is much older than I am and the doctor's told us that this is the optimal time to do this procedure with success. I have great credit, I am always on time for all payments and I only have 2 personal loan debts, a mortgage and a car payment. My monthly budget will allow me to do this loan with confidence. My wife and I sat down just last week to discuss what our budget is and how much the loan would add to it. Our budget will allow us to pay this loan off in 3.5 to 4 years. I have an excellent, stable job that I love! I am an Elementary P.E. teacher and my wife works in an Elementary Multi-Handicapped room. As you can tell, we love children. Thank you for looking and helping us out. God bless you all!

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$275.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 5-yrs? Or Short term: (Approximate NUMBER YEARS): 4-5 yrs? 3-4 yrs? 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1) I am an Elementary P.E. Teacher, teaching K-2nd grade. 2) No, my spouse didn't want to be on my loan. For two major reasons, 1) she didn't want to bring down my credit as her credit isn't as good as mine is and 2) her job is always swinging, meaning the last 3-4 years, she's been part time, this year full time and as of next year, it may be back to part time. She also works in my district that I work in. Household's income for the month after taxes/dues, etc are around $3,166.04 3) We requested the 5 year loan to make sure we did have plenty of time to pay it off. However, we are hoping to pay it off between 3.5 - 4 years.
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? And what are the medical expenses for? Thanks, Ron	My MasterCard only has a $19.95 total amount owed and it is currently frozen in our freezer. I use it as a last resort. My Discover card has a $277.70 total amount owed, as we use this card for gas purchases only and when needed, car repairs. As for my personal loan debts, I have two. First, is my mortgage on my home, amount due is $509.12 a month. I have never missed a payment. I owe $57,285.39 on my home as of February 1, 2011. Second, is my car loan, amount due is $190.00 a month. I haven't missed a payment here either. I owe $3,326.60 on my car as of February 1, 2011. I haven't had any late fees on either. I am asking for this loan for my wife and I to try to have children. We have one child (from my wife's first marriage, she then got her tubes tied-stressful marriage) but we are longing for more. We had the tests already done by the doctors and they have given us the green light for the tubal reversal. Every test came back positive and we are really excited to get this opportunity to expand our family. The only negative was that my insurance at work doesn't cover any type of procedure to help with infertility. My wife is older than I am and the doctor told us from his medical opinion, that right now is the optimal time for us to do this and have a successful pregnancy/pregnancies. We are afraid that if we wait, we will lose this opportunity. This is why we are in need of a loan.

Member Payment Dependent Notes Series 671087

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671087	$10,800	$10,800	10.74%	1.00%	February 14, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671087. Member loan 671087 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Killgore Pearlman	Debt-to-income ratio:	12.82%
Length of employment:	4 years	Location:	Sanford, FL

Home town:
Current & past employers:	Killgore Pearlman
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	6
Revolving Credit Balance:	$22,001.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 671163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671163	$10,000	$10,000	14.91%	1.00%	February 14, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671163. Member loan 671163 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	Education Technology Services	Debt-to-income ratio:	13.28%
Length of employment:	3 years	Location:	Miramar, FL

Home town:
Current & past employers:	Education Technology Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > I have worked for the School Board of Broward County for 3 years and have a guaranteed pay of 1200 bi-weekly. My goal is to pay off credit card debt I've accumulated through school, travel, and family expenses. I'm a good borrower because I'm always looking for new opportunities to make sure that I can pay my debt off to build good credit and ensure that I can continue receive support from creditors in the future. My monthly budget for these next few months isn't going to be more than 1500 a month so I will have more than enough funds to cover my monthly payments.

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,394.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	1. Debt consolidation of 4 credit cards, plan to pay off all credits card debts with this loan. Monthly payments are currently $100 or lower for each credit card. 2. My father was forced to retire early due to some issues with an employee and I've had to assist him in covering some large expenses for my parents in the past year, (mortgage payments, medical insurance, etc...). My dad has since acquired work so now this alleviates much of the pressure that was handed off to me. Also, I accumulated some large school expenses in the past year to complete my bachelor's degree. Now that I've finished paying off my school debt I can start to pay off all my credit card debts. 3. Customer Service Specialist I (IT Helpdesk/Server Support) 4. Apple Vendor, installing Apple machines into Schools and Centers 5. Car = $252, Geico Auto Insurance = $179, Family Phone Plan = $150, AT&T DSL Bill = $48, Monthly Rent = $200, Sunpass = $20, Food = $160, Gasoline = $150, Miscellaneous Activities = $300 6. Family Support (Phone Plan, Monthly rent), No Children 7. Father (YES), Brother (YES) = School loans for Vocational schools

Member Payment Dependent Notes Series 671179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671179	$4,675	$4,675	10.00%	1.00%	February 14, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671179. Member loan 671179 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	aNetworks Inc	Debt-to-income ratio:	20.71%
Length of employment:	< 1 year	Location:	North Easton, MA

Home town:
Current & past employers:	aNetworks Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > I'm requesting this loan for credit debt that I accrued while I was in college. I've been paying the debt as fast as possible, however the credit card company escallated the interest to 26.75%. I'd be greatful to be financed by peers who have had similar circumstances and are now debt free. Best, DH

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	25
Revolving Credit Balance:	$8,369.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 671194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671194	$8,000	$8,000	10.37%	1.00%	February 15, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671194. Member loan 671194 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Stoll America	Debt-to-income ratio:	11.04%
Length of employment:	10+ years	Location:	Long Beach, NY

Home town:
Current & past employers:	Stoll America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 671210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671210	$7,000	$7,000	5.79%	1.00%	February 15, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671210. Member loan 671210 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Synergetics, Inc	Debt-to-income ratio:	1.66%
Length of employment:	< 1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Synergetics, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > Amex charges a hefty fee for financing. It was never meant to be a financing vehicle, so I'm terming out my debt on Lending Club.

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$424.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan. What interest rate/finance charges does Amex charge?	Hello. Amex charges 19-20% APR.
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household and from what sources? Please would you tell us about yourself, your work (include prior work as length of emplyment shows < 1 yr), and explain what exactly this loan is for. If refinancing, would you list the existing amounts, interest rates and minimum monthly payments. For your household, please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact LC to have them verify your income (support@lendingclub.com or 1-866-754-4094, 8am-5pm Pacific Time Mon-Fri).	My income is currently 100k/year where I work at a software engineering consulting company. I switched to this new job after working for ~3 years at a different consulting company. The loan is to refinance my AMEX. It's not because I need to, it's because I would like to term it out at a much lower rate than I am paying at AMEX. AMEX charges somewhere around 19-20% APR for financed balances. The debt on this credit card (the one that I am refinancing) is approx 6k, and it is my only form of debt aside from my mortgage. I pay approx $2000 for mortgage each month. These payments will be made automatically, and likely for a higher amount than the loan stipulates. Thanks.

Member Payment Dependent Notes Series 671243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671243	$6,300	$6,300	16.40%	1.00%	February 11, 2011	February 23, 2016	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671243. Member loan 671243 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Advanced Medical Reviews, Inc.	Debt-to-income ratio:	17.90%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Advanced Medical Reviews, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,220.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I will pay off the following debts with the new loan: 1. Wescom Credit Union Balance: $4990 Payment: $296 2. CitiFinancial Balance: $1322 Payment: $77

Member Payment Dependent Notes Series 671259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671259	$7,500	$7,500	12.68%	1.00%	February 15, 2011	February 23, 2016	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671259. Member loan 671259 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,772 / month
Current employer:	Lake Park Skilled Facility	Debt-to-income ratio:	12.19%
Length of employment:	2 years	Location:	Toledo, OH

Home town:
Current & past employers:	Lake Park Skilled Facility
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/11 > I plan to use the funds for my wedding reception. I am a good borrower as I am young and I only have 7 more months to pay on my auto loan and I am currently buying a house. I have done all of this on my own and I can work as much overtime as I want. My job is very secure, as nurse aids are always in demand. I am a goal oriented person and mature for my age.

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,312.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	balance 62000 market value 85000
What do you do at your job? Also, does your spouse work and is that income included in this loan request? Thank You	Nurse Aid. Fiance on unemployment and trying to get demolition business started, this includes his unemployment. Will I be penalized for paying back loan early, if approved. Please answer. Thank you.
In answer to your question, you WILL NOT be penalized for paying back loan early. Good luck	Good to hear, thank you!

Member Payment Dependent Notes Series 671468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671468	$16,000	$16,000	10.37%	1.00%	February 15, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671468. Member loan 671468 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,000 / month
Current employer:	Chattahoochee Technical College	Debt-to-income ratio:	20.48%
Length of employment:	10+ years	Location:	Marietta, GA

Home town:
Current & past employers:	Chattahoochee Technical College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > Using money to pay off charges incurred on credit cards when cash remodeling effort required more than money budgeted. Have minimal other debt. Own home. Borrower added on 02/10/11 > I wanted it to be clear that my earned income is 72,000 per yr. Other income is not included in that figure. Borrower added on 02/11/11 > Please allow me to add more detail now that I have read other applications: I am a federal grants manager and teacher in a community college. My goal is to consolidate all credit card debt, some of which is financed on longterm, no-interest plans about to expire and some of which "grew" (with APRs of 13%) during the time my late husband was ill. The cost of home repairs and remodeling simply cost more than the original bids. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1982	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,021.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Short term: (Approximate NUMBER YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? (4) Usually 300 loans listed; today 355. Not all 100 pct fund. Loans 60 pct plus funded when their 14-days expired is eligible for issue. When listing expires, if loan 60 pct PLUS funded (MORE than $9,600), will you accept the partial loan? (FYI: Partial, and 100 pct, loans APR are identical. Required employment, optional income, verified EARLY help loans to quickly fund. Pace quickens when loan nears expiration. Best option is be FLEXIBLE. If Debt Consolidation, or CC REFI, more advantageous to accept 80, 90 percent partially funded loan ($12,800-$14,400) to pay off higher APR interest debt. After 6-months of on time payments, you're automatically eligible to relist loan unfunded $ amount or you can list new loan purpose and $ amount.) Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	Type your answer here. I write and manage federal grants for a community /technical college. I also teach English. I generally have other income from private endeavors in the grants field, and I also own income property. I am a widow, so the income reported includes a small pension from my husband. I prefer the full loan as opposed to the partial. I intend to have mo payments automatically sent from my checking account over a period of 3 years.

Member Payment Dependent Notes Series 671498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671498	$5,650	$5,650	14.17%	1.00%	February 14, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671498. Member loan 671498 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	ACLU of Washington	Debt-to-income ratio:	20.33%
Length of employment:	< 1 year	Location:	seattle, WA

Home town:
Current & past employers:	ACLU of Washington
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/11 > Hello, Investors- I am pursuing a small loan to pay off my highest APR credit card loans. These credit cards are from college when I stupidly signed up for any card from any company with a table on campus and willing to give me a free water bottle. Silly youth. However, I'd like to pay these down faster than what the current APR is letting me do. I am a good borrower because I make timely payments and I do not miss payments. I'm not actually having trouble paying these credit cards at the moment and I am making the payments without it being a strain on my monthly budget but, again, I'd like to make bigger payments on this debt and have them have a bigger impact. My budget right now actually puts me in a great position to really tackle this debt head-on. My monthly expenses, with rent, bills and food, comes out to about $1,000/mo and I have about $1,500 left from my paycheck. Now that the holiday season is over and with no more traveling to do and gifts to buy, I'm trying to save about $400-600 a month and I want to devote the rest to paying down my student loans, car loan and, of course, this loan. The terms of this loan are more than agreeable to me. The monthly payment of $200/mo will not be a financial difficulty while the idea of paying off my high interest credit cards in just 3 years thrills me. My job is very secure (I have been here for six months, have great job performance reviews and signed a contract with my company to be in the position for at least 2 years) and I may reasonably expect a salary raise after my next performance review in two months. I am really intrigued and hopeful about the premise behind Lending Club. I would like to one day get involved in the investing side of this site. Thank you for taking the time to read my modest proposal and I hope you'll consider funding my loan.

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	14	Months Since Last Delinquency:	9
Revolving Credit Balance:	$9,667.00	Public Records On File:	0
Revolving Line Utilization:	88.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 671552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671552	$7,000	$7,000	5.42%	1.00%	February 14, 2011	February 23, 2014	February 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671552. Member loan 671552 was requested on February 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Compucom	Debt-to-income ratio:	15.92%
Length of employment:	5 years	Location:	Hillsboro, OR

Home town:
Current & past employers:	Compucom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/11 > Hello, This loan request is to consolidate 2 credit cards that have poor interest rates (BofA Mastercard and BofA Visa). I have a very strong borrowing history and have accounts that are over a decade old with no missed payments. My plan is to replace the credit card debts so I am not adding extra debt load. I am an IT technician working in a corporate data center environment. I have been with my current employer for over five years and consider my job very stable (especially given the economy). Besides the credit cards I am trying to consolidate I have student loans, but no car payment or other major debts. Each month after meeting my obligations I have approximately $900-1000 left over so this loan payment should not be a problem. Thank you.

A credit bureau reported the following information about this borrower member on February 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,647.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What specific debts will you consolidate with this loan? Thank you.	Hello, I have two credit cards (BofA Visa and BofA Mastercard) that I am trying to consolidate. Over time the rates have went up and while I am making progress on them (minimums plus extra each month), it would be helpful if I could find a loan with a lower rate. Thank you.
what are the rates of the loans that you are consolidating? how did you build up such a high balance on your credit cards?	Hello, As of today it looks like 12.5% and 22% respectively. The 22% card was under a promo rate initially and then steadily rose over time. The balance is split between medical/pharmacy bills and poor budgeting when it comes to larger purchases (ie put it on the credit card, swear to have it paid off in 3 months...which doesn't happen). I have created a monthly budget to deal with the ongoing expenses and have also started an emergency fund in hopes of having a bit of a safety net, so my plan is to no longer use the cards. Thank you.

Member Payment Dependent Notes Series 671807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671807	$2,800	$2,800	11.11%	1.00%	February 14, 2011	February 24, 2016	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671807. Member loan 671807 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Pahrump Valley air	Debt-to-income ratio:	12.54%
Length of employment:	1 year	Location:	Pahrump, NV

Home town:
Current & past employers:	Pahrump Valley air
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/11 > Buying car for wife Borrower added on 02/10/11 > Buying Corvette for my wife off Ebay Borrower added on 02/10/11 > I appreciate the opportunity to use your services

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,504.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 671891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671891	$6,000	$6,000	13.06%	1.00%	February 15, 2011	February 24, 2014	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671891. Member loan 671891 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Stephens Media LLC	Debt-to-income ratio:	11.50%
Length of employment:	8 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Stephens Media LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/11 > This is a loan to consolidate my two old high interest credit cards. I am not making a fast enough progress on them I feel and by emptying them out and paying a consolidation I can help my credit score and save money

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	70
Revolving Credit Balance:	$5,557.00	Public Records On File:	0
Revolving Line Utilization:	91.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your debts, including interest rates, balances, and monthly payments (for example, "Credit Card 1, $2000, 20%, $100/month"). What is this debt from, and what will you do to avoid accruing more debt in the future? What is your job and how stable is it? Thanks.	I have two credit cards with appx 22% interest and a combined total of $5,600 dollars. I pay a combined $400 a month between them. I also have a year old Auto Loan at %8.5, I pay that at $500 a month to try and get ahead on that. This is a cumulative debt built up from poor spending decisions and times when I was put up fiscally due to trusting the wrong people. I have found myself fiscally stable and if I can get a combined loan with a smaller payment I can invest the extra money in building a full buffer that, within 6-10 months, would allow me to be completely living off previous months income, instead of spending money I just earned. I am the Senior Unix Admin for a large private company, my position is very stable.
Can you verify your income with lending club?	According to the FAQ entry below I will need to wait for Lending Club to request paperwork for verification. Until this is requested there is nothing I can do. http://www.lendingclub.com/kb/index.php?View=entry&EntryID=76

Member Payment Dependent Notes Series 671912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671912	$3,000	$3,000	5.79%	1.00%	February 15, 2011	February 24, 2014	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671912. Member loan 671912 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,600 / month
Current employer:	n/a	Debt-to-income ratio:	1.00%
Length of employment:	10+ years	Location:	Highlands Ranch, CO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/11 > I plan on using the funds to update my hair salon. I work part-time out of my home so I pay no rent.My husband works full-time so making payments will not be an issue. This loan will be payed off in 15-20 months. Thanks for your support.

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$935.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 671941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671941	$8,000	$8,000	14.91%	1.00%	February 15, 2011	February 24, 2014	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671941. Member loan 671941 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,257 / month
Current employer:	Veteran's Healthcare Administration	Debt-to-income ratio:	10.72%
Length of employment:	10+ years	Location:	las vegas, NV

Home town:
Current & past employers:	Veteran's Healthcare Administration
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	29
Revolving Credit Balance:	$17,353.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	There is currently no loan or HELOC on the home. My mother has lived in it for 37 years (I grew up there) so it needs repairs/updates. I've depleted quite a bit of savings so many consider a HELOC if necessary. I will have an appraisal completed after updates are done. Estimate in current condition is 225-250K. The home my husband and I live in has a loan of 400K. There is no HELOC. Market value was $425 when we purchased last year.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Short term: (Approximate NUMBER YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	1. I've been a nurse with the VA for 13 years. 7 years as ICU Nurse Manager, 3 years as Nurse Manager for Geriatric programs and currently work in Quality Management. 2. No spouse is not included. The income reported is from my job only. My gross pay is $7620 and my gross income is $99,073. 3. I hope to have loan paid back in one year.

Member Payment Dependent Notes Series 671996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
671996	$5,500	$5,500	7.66%	1.00%	February 14, 2011	February 24, 2014	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 671996. Member loan 671996 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Marriott International	Debt-to-income ratio:	3.23%
Length of employment:	5 years	Location:	San Jose, CA

Home town:
Current & past employers:	Marriott International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/11 > A good friend of mine has been down on his luck for two years now and has only just recently gotten back on his feet. His car is about a month away from dying, and though I initially was going to buy a new car in May, I decided to fund the car early via a loan and I would give him my car and that he could pay me back whenever he got the money. I currently have very stable employment as an auditor (5 years, going on 6) and have never missed or defaulted on any credit/loan payments.

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,812.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What happens if your friend has trouble paying you back?	I'm only selling my existing car to him for $1000.00; I've already adjusted my finances for the next year as if I'd never see that money. The 9% APR (after LC closing costs) is negligible (an extra $495 per year in interest) considering my income to expense ratio per month.

Member Payment Dependent Notes Series 672042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672042	$11,000	$11,000	12.68%	1.00%	February 15, 2011	February 24, 2014	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672042. Member loan 672042 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Fedex Express	Debt-to-income ratio:	23.59%
Length of employment:	10+ years	Location:	GRAND BLANC, MI

Home town:
Current & past employers:	Fedex Express
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	21	Months Since Last Delinquency:	2
Revolving Credit Balance:	$25,795.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The current balance on the mortgage is 136000. the HELOC blanace is 20000. The market value of the home is 150000.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Short term: (Approximate NUMBER YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA	The job dexcription is Courier/delivery driver. Spouses income is not included. GIM is approx. 3000.00.
Me again. Received reply, thanks; but you omitted answering last question: (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Short term: (Approximate NUMBER YEARS): 2-3 yrs? 1-2 yrs? Less than 1-yr? Best wishes your loan fully funds. Lender: 505570. U.S.Marine.Corps.Retired. Va Beach, VA --Sent at: Feb 11 2011 02:59:31 PST	More than likely a full term 3 years.

Member Payment Dependent Notes Series 672086

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672086	$5,000	$5,000	12.68%	1.00%	February 15, 2011	February 24, 2016	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672086. Member loan 672086 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	NYC Veterinary Specialists	Debt-to-income ratio:	12.59%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	NYC Veterinary Specialists
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/13/11 > I am trying to acquire the funds to move home to Indiana to be closer to my family. Five years in New York has been an experience but I'm ready to move home. I have been offered a position with essentially the same income and I am very eager to accept but saving money while living in New York can be extremely difficult.

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,686.00	Public Records On File:	1
Revolving Line Utilization:	61.50%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What do you do at NTC Vet Spc? Please list the debts that you have. Thank you	I am a financial Coordinator which means that I enter and audit all of the charges for hospitalized animals. I then must present clients with estimates for the care of their pet and collect payments for all transactions. I have some credit cards with relatively small balances. My major debt is mainly student loans from college.
Thank you for answering my first question. Please LIST each debt that you have along with each payment that you make on each debt, e.g. Mastercard $3,000, $30/month, etc. Thanks	I have 8 credit cards with a balance of $6900 total. The payment for all of them each month is roughly $250 Mastercard $1594-- 55/month Mastercard $1590-- 55/month Visa $491-- 15/month Mastercard $505--16/month Visa $1331--50/month Visa $478-- 15/month Mastercard $460-- 15/month Visa $471-- 15/month Student Loans $31,000--278/month
what are the balances and interest rates on your credit cards and student loans? where are you moving to and how does that affect your commute to your current job since I assume you are staying there? how much is going to be used for the move?	I have 8 credit cards with a balance of $6900 total. The payment for all of them each month is roughly $250 although I usually try to make more than the minimum payment. Mastercard $1594-- 9% Mastercard $1590-- 11% Visa $491-- 11% Mastercard $505-- 9% Visa $1331-- 12% Visa $478-- 12% Mastercard $460-- 14% Visa $471-- 9% Student Loans $31,000-- 8% I'm actually trying to move home to Indian. I have been offered a position with relatively the same income and have been trying to move home to be closer to my family. A portion of the loan will be used to pay income taxes that I owe this year due to a part time job that didn't withold the appropriate amount of taxes. I am estimating a need of around $3000 for the move.
seems like you should pay down those that are ABOVE the rate that you are asking for and those that are below keep them and keep paying them down to $0 and then shut them off. That would be your best financial result, no?? thanks Joe	Financially yes, it would make sense to pay down higher interest credit cards. Unfortunately with the time constraints that have been placed on me currently, I would hate to pass up job opportunity that, in this economy, might not be available 6 months from now. I am eager to move home and paying off ALL of my debt will be much easier in an environment where the cost of living is greatly reduced.

Member Payment Dependent Notes Series 672327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672327	$12,000	$12,000	16.40%	1.00%	February 14, 2011	February 24, 2014	February 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672327. Member loan 672327 was requested on February 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,667 / month
Current employer:	LPSVCS	Debt-to-income ratio:	14.24%
Length of employment:	10+ years	Location:	Jacksonville, FL

Home town:
Current & past employers:	LPSVCS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,563.00	Public Records On File:	0
Revolving Line Utilization:	92.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what is your monthly budget/expenses and can you comfortably pay a $700 loan payment each month? What is LPSVCS and what do you do there? Also, it would be helpful if you could verify your income with Lending Club by providing them W2, etc. Thanks and good luck with completing your loan.	My monthly income is 6,367 net (after paying for benefits taxes etc) base average expenses are around 2700 (not including credit card payments). I'm currently paying the minimum payment on my credit cards roughly 1,100 a month with an extra 400 a month towards paying them down. This means I'll be paying roughly 800 less per month. The remainder of my income goes towards other goals (mostly retirement investments). Lender processing Services (LPSVCS) provides applications for servicing loans (largely mortgage loans). Based on my caclulations the amount of interest I'll pay at my current pay down rate (400) is slightly more than the cost of interest for the loan I'm requesting here. I discovered this site while exploring other investment opportunities - I've been considering increasing my pay down rate but after researching LendingClub liked the idea of paying less per month while achieving the same goal. I'll look into providing the Lending Club with additional information as you suggested.
Can you list the debts (amounts) you are carrying and not just the ones you would like to consolidate?	I'm planning on paying down my higher interest rate credit cards with this loan. I'll direct the majority of the reduction in my monthly payments to paying down my other credit cards. Credit Card $3,513 Credit Card $444 Credit Card $332 Credit Card $344 Credit Card $4,620 Credit Card $3,388 Credit Card $5,591 Credit Card $3,942 Line of Credit $954 Credit Card $155 Credit Card $552 Credit Card $3,164 Line of Credit $4,933
I asked the question and you answered truthfully. I appreciate that. What are your plans for the 11 credit cards and 2 lines of credit if this loan is funded?	I've already closed one line of credit (the largest). Most of the credit cards will be closed once my available credit to used credit percentage gets to a reasonable level. I'll be keeping my oldest credit card just for the sake of the age of my credit history. I'll also keep one or two low interest cards cards that have cash back rewards. I will be holding off on closing accounts until my utilized vs available credit ratio get's to a reasonable level. With this loan that should be in a couple of months since I'll be able to pay down cards not covered by this loan much more quickly.
Which of the credit cards are you paying a higher interest rate on? $12,000 won't pay for them all. Put simply, how are you distributing the 12,000 amongst the credit cards that you listed?	The following are my highest interest rate cards - each one is 31.99%. To accomplish the same goal (pay off in three years I'd have to pay the monthly payment listed (594) and would end up paying 21K). Credit Card $4,620 195 a month 7,008 Credit Card $3,388 148 a month 5,324 Credit Card $5,591 251 a month 9,054 The current outstanding balances for these cards exceed the amount of this loan so I'll be making up the difference from savings.

Member Payment Dependent Notes Series 672373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672373	$5,500	$5,500	10.74%	1.00%	February 15, 2011	February 25, 2014	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672373. Member loan 672373 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	At&t Mobility	Debt-to-income ratio:	7.94%
Length of employment:	4 years	Location:	ALBANY, OR

Home town:
Current & past employers:	At&t Mobility
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/11 > Hello and thank you for taking the time to look at my loan request. I am currently employed with At&t Mobility as a Retail Sales Consultant and Small Business Specialist. I have worked for At&t for over four years now and love helping people find solutions. I was a manager for over a year with At&t as well but found working with customers one on one is what I really enjoy doing. Thank you for taking the time to review my loan.

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	37
Revolving Credit Balance:	$350.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at At&t Mobility?	I am a retail sales consultant and small business specialist for At&t.

Member Payment Dependent Notes Series 672605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672605	$6,000	$6,000	10.00%	1.00%	February 15, 2011	February 25, 2014	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672605. Member loan 672605 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Wagon Wheel Baptist Church	Debt-to-income ratio:	2.50%
Length of employment:	< 1 year	Location:	Henderson, NV

Home town:
Current & past employers:	Wagon Wheel Baptist Church
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Wagon Wheel Baptist Church and where did you work prior to that?	I am the Youth Pastor at Wagon Wheel Baptist church and that is why me and my wife moved out here. Before that I was a waiver worker at a company called A.E.D.D in Arkansas as well as being a youth pastor.
You have great credit and no revolving debt, where is this debt that you wish to consolidate?	Me and my wife just moved to Nevada and are having to move again. We have some credit cards that need to be paid off so we can afford to move into a new house.

Member Payment Dependent Notes Series 672642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672642	$5,000	$5,000	10.74%	1.00%	February 15, 2011	February 25, 2016	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672642. Member loan 672642 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,029 / month
Current employer:	Memorial Sloan-Kettering Cancer Center	Debt-to-income ratio:	9.79%
Length of employment:	10+ years	Location:	stamford, CT

Home town:
Current & past employers:	Memorial Sloan-Kettering Cancer Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/11 > I've recently had a loan out with Lending Club for $7k and I closed that in two months. I'm using the funds from this loan to further pay down debt. Repayment of the loan in full should be less than a year.

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	25
Revolving Credit Balance:	$1,031.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 672739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672739	$12,000	$12,000	13.80%	1.00%	February 15, 2011	February 25, 2016	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672739. Member loan 672739 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Siemens IT	Debt-to-income ratio:	8.59%
Length of employment:	4 years	Location:	Staten Island, NY

Home town:
Current & past employers:	Siemens IT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/11 > Consolidating credit card debt to lower interest rates.

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,203.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Please provide some details about how the loan proceeds will be use? Thank you	Hi. I have credit card debt that I would like to consolidate because of high interest rates. This loan would help me tremendously as well as putting more money in my savings from my paycheck. For me bills are first and I am never late on payments (building credit matters to me).
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Home is not in my name. No mortgage. Market value is 600k.
Hi, can you tell us which debts you'll be consolidating(creditor & amount, eg. BoA CC & 2500), their APRs and their monthly payments? Your monthly payments should go down, right?	Citbank: ~$8000; $200/mo; 19.9% GEMoney: ~$2500; $200/mo; 22.9% Chase: ~$1500; $150/mo; 17.99% Yes monthly payments would be cut by ~65%.

Member Payment Dependent Notes Series 672974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
672974	$4,000	$4,000	5.42%	1.00%	February 15, 2011	February 25, 2014	February 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 672974. Member loan 672974 was requested on February 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,800 / month
Current employer:	Lower Township Board of Education	Debt-to-income ratio:	3.21%
Length of employment:	10+ years	Location:	Cape May, NJ

Home town:
Current & past employers:	Lower Township Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/11 > I am a good borrower and always take my contracts seriously. I am using these funds to consolidate two other credit cards which were much higher interest rate. Borrower added on 02/11/11 > I have worked the same teaching position for 24 years. Borrower added on 02/12/11 > I also have an excellent credit score!

A credit bureau reported the following information about this borrower member on February 11, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,619.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 673602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673602	$10,000	$10,000	13.43%	1.00%	February 15, 2011	February 26, 2014	February 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673602. Member loan 673602 was requested on February 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Fed Ex Express	Debt-to-income ratio:	19.47%
Length of employment:	10+ years	Location:	Ontario, CA

Home town:
Current & past employers:	Fed Ex Express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/11 > Loan consolidation only Borrower added on 02/12/11 > Checked zillow.com according to zillow value of home is 246000 i thought it was less. Thanks Borrower added on 02/12/11 > only have a first mortgage and it is for 156000 monthly is 957

A credit bureau reported the following information about this borrower member on February 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,911.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance is 156000, only have a first. With the market now worth about 210000.
Hi borrower. I'm interested to help finance your loan. My questions are: (1) What is your position (BRIEF job description) with employer? (2) Is spouse, or partner's, income included in your reported Gross Income Per Month? If not included, what is household's Gross $ Income Per Month? or Gross $ Income Per Year? (3) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid off: Full term 3-yrs? Or Short term: (Best guess NUMBER YEARS): 2-3 yrs? 1-2 yrs? < 1-yr? Best wishes your loan quickly funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	My position is line haul truck driver at fedex express. Income annually is 62000 average. Im the only one repaying and if funded i will try to get this done in 2 yrs or less my only expenses would be my mortgage and utilities. So it would not be a dramatic impact on me. And it would definitely reduce my monthly expenses. I will also add that i have been employed with fedex express for twenty years so im very stable.
Get your income verified and an "approved" on your loan review. This will enhance your chances of getting your loan fully funded. Stay on LC till they get it done. They tend to say "oh you don't need that" Tell them you want that. good luck	thanks for your input.
Please list all of your debts, including interest rates, balances, and monthly payments. For example: "Credit Card 1, $2000, 20%, $100/month etc." Please say which of these debts you'll be paying off with this loan. What is this debt from, and what will you do to avoid accruing more debt in the future? Thanks.	All these are credit cards, 1) Capital One 500.00, 29%, 30.00. 2) Capital One 900.00 29%, 50.00. 3) Fed Ex visa 3000.00, 12%, 200.00. 4) Gap 400.00 29% 20.00. 5) Good Year Auto Repair 500.00 29% 30.00. 6) Home Depot 1200.00 29% 45.00. 7) Hsbc 500.00 29% 20.00. 8) Sears 700.00 29% 30.00. 9) Orchard Bank Card 880.00 24% 40.00. 10) The Childrens Place Clothing 400.00 29% 25.00. 11) sears 650.00 29% 30.00 this sears was for tires. My goal is to pay this with loan, close the accounts. And with the money I save there wont be a need to take on debt. lesson learned. Thank You.

Member Payment Dependent Notes Series 673841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
673841	$3,050	$3,050	7.29%	1.00%	February 15, 2011	February 26, 2014	February 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 673841. Member loan 673841 was requested on February 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Templeton Steel	Debt-to-income ratio:	1.40%
Length of employment:	6 years	Location:	Santa Maria, CA

Home town:
Current & past employers:	Templeton Steel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 12, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	37
Revolving Credit Balance:	$2,758.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Templeton Steel?	Type your answer here. Well I do alot. I am what you might call a working shop forman. When we are very busy I do quolity control, fit check parts, expedite steel in and out of the shop, keep a log of items that have been built and by hume, track down shop blueprint problems and questions and make sure everyone is working and doing there job. When there is a push in a certain area of the shop I then will put on my welding helmet and work right along the guys to get whatever needs to be done a little faster. On my spare time I also teach welding at two local JC's, Allan Hancock College and Cuesta College. thanks I get excided about my career
Hi. Can you comment on the delinquency 37 months ago? Thank you.	Type your answer here. Yes I can comment. I am actually supprised to see this delinquency, because my child support was automatically taken out of my check by my employer. Now I need to find out how I can get this off my record, because I was not responsible for the delinquency. thanks

Prospectus Supplement (Sales Report) No. 6 dated February 15, 2011